UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TCF Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TCF FINANCIAL CORPORATION

200 Lake Street East, Mail Code EX0-03-A

Wayzata, MN 55391-1693

(952) 745-2760

March 8, 2012

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders which will be held at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 25, 2012, at 3:00 p.m. local time.

At the Annual Meeting you will be asked to elect 15 Directors.  You will also be asked to approve an increase in the number of authorized shares under the TCF Financial Incentive Stock Program, approve the amended and restated Directors Stock Grant Program, and to give advisory (non-binding) votes on executive compensation and on the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accountants for 2012.  The Board of Directors recommends that you vote “FOR” all of the proposals to be presented at the meeting.

Your vote is important, regardless of the number of shares you own.  I urge you to vote now, even if you plan to attend the Annual Meeting.  Today we are also mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the majority of stockholders who are eligible to vote at the Annual Meeting, instead of sending the traditional printed proxy materials.  The Notice instructs stockholders how to access TCF’s proxy materials online and how to vote their TCF shares. If you were sent this Notice but would prefer to receive the traditional printed proxy materials free of charge, please follow the instructions on the Notice to request the printed materials via U. S. mail. If you received the traditional printed proxy materials in lieu of the Notice, you may vote your TCF shares by Internet, telephone, or mail by following the instructions on the proxy card.  If you received more than one proxy card, please vote each card.

If you plan to attend the Annual Meeting, please bring a valid form of photo identification.

Sincerely,

William A. Cooper
Chairman and Chief Executive Officer

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST, MAIL CODE EX0-03-A

WAYZATA, MN 55391-1693

(952) 745-2760

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 25, 2012

____________________

The Annual Meeting of Stockholders of TCF Financial Corporation (“TCF”) is scheduled as shown below:

Date:	April 25, 2012
Time:	3:00 p.m. local time
Place:	Marriott Minneapolis West
9960 Wayzata Boulevard
St. Louis Park, MN 55426

Meeting Agenda

1.              Elect 15 Directors, each to serve a one-year term;

2.              Approve an increase in the number of authorized shares under the TCF Financial Incentive Stock Program;

3.              Approve the amended and restated Directors Stock Grant Program;

4.              Advisory (non-binding) vote on executive compensation as disclosed in the proxy statement;

5.              Advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2012; and

6.              Other business properly brought before the Annual Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF common stock at the close of business on February 27, 2012.  If you plan to attend the Annual Meeting, please bring a valid form of photo identification.

Whether or not you plan to attend the Annual Meeting, we urge you to vote now to make sure there will be a quorum for the Annual Meeting.  You may vote your shares by Internet, telephone or mail by following the instructions on your proxy card.  You may revoke your proxy by submitting another timely proxy, by notifying the Secretary of TCF in writing before your shares are voted at the Annual Meeting, or by voting your shares in person at the Annual Meeting.  If you hold shares through a broker or other nominee, please follow the voting instructions provided to you by that broker or other nominee.

TCF is making its Proxy Statement for the 2012 Annual Meeting of Stockholders and its 2011 Annual Report to Stockholders available via the Investor Relations section of TCF’s website at http://ir.tcfbank.com.  A free webcast of the Annual Meeting also will be available at http://ir.tcfbank.com on Wednesday, April 25, 2012, at 3:00 p.m. local time.

By Order of the Board of Directors

William A. Cooper
Chairman and Chief Executive Officer

Wayzata, Minnesota

March 8, 2012

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST, MAIL CODE EX0-03-A

WAYZATA, MN 55391-1693

(952) 745-2760

__________________

PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial,” “TCF,” or the “Company”) requests your proxy for the 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  The proxy is being solicited on behalf of the Board and TCF.  The Annual Meeting is scheduled as shown below:

Date:	April 25, 2012
Time:	3:00 p.m. local time
Place:	Marriott Minneapolis West
9960 Wayzata Boulevard
St. Louis Park, MN 55426

The Notice of Internet Availability of Proxy Materials (the “Notice”) or, in some cases, this proxy statement and the accompanying form of proxy, will first be mailed on or about March 8, 2012.

ABOUT THE ANNUAL MEETING

What Proposals Are on the Agenda for the Annual Meeting?  Assuming a quorum is present, the following proposals will be voted on at the Annual Meeting:

1.              Elect 15 Directors, each to serve a one-year term;

2.              Approve an increase in the number of authorized shares under the TCF Financial Incentive Stock Program (the “Incentive Stock Program”);

3.              Approve the amended and restated Directors Stock Grant Program;

4.              Advisory (non-binding) vote on executive compensation as disclosed herein (“Say on Pay”); and

5.              Advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2012.

Who is Permitted to Vote at the Annual Meeting?  You are entitled to vote at the Annual Meeting if you owned shares of TCF’s common stock (“TCF Stock”) at the close of business on February 27, 2012 (the “Record Date”).  There were 162,002,863 shares of TCF Stock outstanding on the Record Date.  Each share of TCF Stock you owned as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.

You may vote “FOR” or “WITHHOLD” on Proposal 1.  With respect to Proposal 2, Proposal 3, Proposal 4, and Proposal 5, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Stockholders of Record.  If your shares of TCF Stock are registered directly in your name, then you are considered the stockholder of record with respect to those shares and you may grant your proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting.

“Street Name” Holders.  If your shares are held in a stock brokerage account or by any other nominee, then you are considered the beneficial owner of those shares, which are said to be held in “street name.”  As the beneficial owner, you may direct your broker or other nominee how to vote your shares using the voting instructions provided to you by that broker or nominee.  You may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

How is a Quorum Determined?  A majority of the shares of TCF Stock outstanding as of the Record Date must be present in person or by proxy at the Annual Meeting in order to have a quorum.  Broker non-votes (described below) of your shares are counted toward the quorum requirement.  If you vote by proxy before the Annual Meeting but decide to withhold authority or abstain on one or more proposals, you are counted as being present at the Annual Meeting and your shares count toward the quorum requirement but will not be deemed to have been voted in favor of such proposal(s).

How Do I Vote?

Stockholders of Record.  In addition to voting your shares in person at the Annual Meeting, you can also vote your shares of TCF Stock in advance of the Annual Meeting by submitting a proxy to TCF using one of the following options:

(1)       online using the instructions for Internet voting shown on the Notice or proxy card(s);

(2)       by telephone using the instructions for telephone voting shown on the proxy card(s); or

(3)       by mail by marking the proxy card(s) with your instructions and then signing, dating and returning the proxy card(s) in the enclosed return addressed envelope.

The individuals designated as proxies on a proxy submitted to TCF will vote your shares based on your instructions.  If you submit your proxy card(s) to TCF, but do not give instructions as to any or all of the proposals, they will vote “FOR” the proposal(s) for which you do not provide instructions.  If any other business comes before the Annual Meeting, they will vote your proxy according to their own judgment.

“Street Name” Holders.  You must follow the voting instructions provided by your broker or other nominee.  Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold your shares in “street name” have the authority to vote shares for which they do not receive instructions on all routine matters submitted for approval at the Annual Meeting.  In the absence of your specific instructions as to how to vote, your broker will not have authority to vote on the matters considered non-routine, which include the election of Directors, approval of an increase in the number of authorized shares under the Incentive Stock Program, approval of the amended and restated Directors Stock Grant Program, and Say on Pay.  “Street name” holders are invited to attend the Annual Meeting.  However, you must obtain a legal proxy from the stockholder of record (your broker or other nominee) in order to vote your shares in person at the Annual Meeting.

You May Not Vote Via the Annual Meeting Webcast.  Only stockholders who attend in person may vote during the Annual Meeting.  Stockholders listening to the Annual Meeting via webcast are not able to vote during the Annual Meeting.  If you plan to listen to the Annual Meeting via webcast, please vote by proxy by following the instructions set forth on the Notice or proxy card(s).

You May Not Vote by Filling Out and Returning the Notice.  The Notice identifies the items to be voted on at the Annual Meeting and provides instructions on how to submit your vote, but you cannot vote by marking the Notice and returning it.

Once I Have Voted My Proxy, May I Revoke It and Vote at the Annual Meeting?  Yes, your proxy is revocable and is automatically revoked if you submit a new vote.  You can vote your shares at the Annual Meeting by written ballots available at the Annual Meeting, even if you voted them in advance by proxy.  However, if your shares are held in “street name” by a broker or other nominee, you must bring with you to the Annual Meeting a legal proxy from them in your name.  Stockholders who listen to the Annual Meeting via the webcast will not be able to revoke proxies or vote at the Annual Meeting via the webcast.

What is the Vote Required for Approval?  For Proposal 1, the election of Directors, the 15 candidates who receive the most votes (a plurality) will be elected.  Withholding authority to vote for a Director will have no effect on the election of the Director.  Proposal 2, approval of an increase in the number of authorized shares under the Incentive Stock Program, and Proposal 3, approval of the amended and restated Directors Stock Grant Program, each requires the affirmative vote of the holders of a majority of the shares cast on such proposal, provided the total votes cast on the proposal represent more than 50% of the outstanding shares of TCF Stock entitled to vote.  All other proposals must be approved by a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

What is a “Broker Non-Vote” and What is the Effect of Broker Non-Votes and Abstentions?  A “broker non-vote” occurs when your broker or other institution holding title to your shares as your nominee (in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you.  Generally, if a broker returns a “non-vote” proxy with respect to a proposal, then the shares covered by such a “non-vote” proxy will be counted as present for purposes of determining a quorum, but will not be counted in determining the outcome of the vote on that matter at the Annual Meeting.  In the absence of specific instructions from you, your broker or other institution holding title to your shares as nominee will not have discretion to vote on any matters at the Annual Meeting other than Proposal 5, the advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2012.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining a quorum, but will not be deemed to have voted in favor of such proposal.  Because shares voted “ABSTAIN”  are counted as entitled to vote on a proposal, abstentions will have the same effect as a vote against the proposal.

Who Pays for the Expenses Related to Proxy Solicitation?  TCF is paying all costs of solicitation.  Proxies may be solicited on TCF’s behalf by Directors, officers or employees in person or by telephone, electronic transmission, mail or facsimile.  Directors, officers and employees will not receive any additional compensation for such services.  TCF will, upon request, reimburse brokerage firms and other nominees for their reasonable expenses incurred for forwarding solicitation materials to beneficial owners of TCF Stock.  TCF has also retained Innisfree M&A Incorporated to assist in the solicitation of proxies for an estimated fee of $15,000, plus out-of-pocket expenses.

Who will Count the Votes?  A representative of Broadridge Financial Solutions, Inc., TCF’s tabulation agent, will tabulate the votes and act as independent inspector of election.

Are There any Requirements to Attend the Annual Meeting?  TCF stockholders will be permitted to attend the Annual Meeting upon presenting a valid form of photo identification.

May Stockholders Submit Proposals or Nominate Directors for This Annual Meeting?  The deadline for submitting proposals or nominations was February 24, 2012, sixty days before the Annual Meeting date.  No stockholder proposals or nominations were submitted by that date.

What is TCF’s Policy on Stockholder Nominations?  Please refer to “Corporate Governance – Director Nominations” below for a description of TCF’s policy on stockholder nominations.

PROPOSAL 1:  ELECTION OF DIRECTORS

Each Director listed below is being nominated for election to a one-year term.  Unless instructed otherwise by the person submitting the proxy, all proxies received will be voted in favor of the Nominees listed in the following table.  All Nominees agree they will serve if elected.  However, if any Nominee is unable to serve or for good cause will not serve, a proxy submitted to TCF may be voted for a replacement nominee by the persons named on the proxies as recommended by the Nominating Committee of the Compensation/Nominating/ Corporate Governance Committee.

Name	Position(s) with TCF Financial:	Age	Director Since *

Raymond L. Barton	Director	63	2011
Peter Bell	Director	60	2009
William F. Bieber	Director	69	1997
Theodore J. Bigos	Director	59	2008
William A. Cooper	Director, Chairman and Chief Executive Officer	68	1987
Thomas A. Cusick	Director	67	1988
Craig R. Dahl	Director, Vice Chairman and Executive Vice President, Lending	57	2012
Karen L. Grandstrand	Director	57	2010
Thomas F. Jasper	Director, Vice Chairman and Executive Vice President, Funding, Operations and Finance	43	2012
George G. Johnson	Director	69	1998
Vance K. Opperman	Director	69	2009
James M. Ramstad	Director	65	2011
Gerald A. Schwalbach	Director	67	1999
Barry N. Winslow	Director and Vice Chairman	64	2008
Richard A. Zona	Director	67	2011

*  Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Each Nominee’s qualifications and contributions made to the Board were considered before each individual was nominated for election at the Annual Meeting.  In nominating the individuals for election at the Annual Meeting, the Board specifically considered the significant number of withhold votes received by each of Messrs. Bieber, Bigos, Opperman, and Schwalbach at the 2011 Annual Meeting.  The Board believes that it is appropriate, despite the 2011 vote, to nominate Messrs. Bieber, Bigos, Opperman, and Schwalbach for election at the Annual Meeting given the experience, knowledge, and management skills possessed by each of these individuals, which is described in their individual biographies below.  Additionally, each of these Directors has gained an understanding of the competitive environment in which TCF operates over their years of service.

Recommendation of the Board.  The Board unanimously recommends that stockholders vote “FOR” all of the Nominees listed above.

Background of the Nominees

The following describes at least the last five years of business experience of each Nominee proposed for election as a Director as well as the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a Director of TCF.  The descriptions also include any other directorships at public companies held during the past five years by the Nominees.  There is no family relationship between any of the Nominees or executive officers of TCF Financial.

RAYMOND L. BARTON has been a Director of TCF Financial since 2011 and is currently a member of the Bank Secrecy Act (“BSA”) Compliance, Compensation/Nominating/Corporate Governance, Executive, and Finance Committees.  He has been the Chairman of the Board of Great Clips, Inc., an operator and franchiser of hair salons, since 1998 and also served as its Chief Executive Officer from 1998 to January 2011.  Mr. Barton was President of Great Clips, Inc. from 1983 to 1998.  Previously, he served as a vice president at Questex Energy from 1982 to 1983 and Treasurer at Century 21 Real Estate North Central States from 1978 to 1982.  He was a member of the accounting firm Alexander Grant & Co. (now Grant Thornton) from 1972 to 1978.  He was Chairman of the Board of Directors of Children’s Hospitals and Clinics of Minnesota through February 2011.  Mr.  Barton’s insight into retail services businesses and demonstrated success as an entrepreneur make him a valuable contributor to the Board.

PETER BELL has been a Director of TCF Financial since 2009 and is currently a member of the BSA Compliance and Finance Committees.  Since December 2010, Mr. Bell has served as Senior Advisor to the Center of the American Experiment.  From 2003 until December 2010, he was the chair of the Metropolitan Council, a regional agency serving the Minneapolis/St. Paul metropolitan area, that operates the bus, wastewater, and parks systems, and administers funds for affordable housing opportunities, and he was responsible for strategic long-range growth planning for the Minneapolis/St. Paul metropolitan area.  Formerly, he was executive vice president at Hazelden Publishing and Educational Services from 1999 to 2002 and Executive Vice President of Corporate Community Relations at TCF National Bank, a wholly-owned national bank subsidiary of TCF Financial (“TCF Bank”) from 1994 to 1999.  He was the co-founder and executive director of the Institute on Black Chemical Abuse and has written numerous books on chemical dependence.  He is a former member of the Board of Regents of the University of Minnesota, serves as the chair of both the Northside Achievement Zone and the American Refugee Committee, and serves on the board of directors of the Friends of Education, the United Way, and many other local and national social and civic organizations.  In addition to unique management experience in the public and private sectors, Mr. Bell contributes his extensive experience in government affairs to the Board.  As a bank holding company regulated by several federal agencies, TCF has numerous dealings with regulatory bodies, and Mr. Bell’s expertise in dealing with a wide variety of state and federal regulators is very helpful in Board deliberations that involve TCF’s regulatory relationships.

WILLIAM F. BIEBER has been a Director of TCF Financial since 1997 and is currently a member of the BSA Compliance, Compensation/Nominating/Corporate Governance, and Finance Committees.  He is currently Chairman of the Board of ATEK Companies, Inc., a Minnesota-based organization supplying various products to the commercial, medical, and industrial marketplace, a position he has held since 1984.  As the Chief Executive Officer and owner of Acrometal Products, a position he first held in 1973, Mr. Bieber acquired numerous manufacturing and production entities, expanding the business that would become the ATEK family of companies.  He previously served as President of the Board of Hammer Residences Inc.  and as a cabinet member to the Minneapolis United Way.  In these roles, Mr. Bieber obtained years of management experience and financial expertise.  The Board especially values his extensive experience in starting, acquiring and growing businesses.  TCF attempts to run its business lines with an entrepreneurial spirit, and Mr. Bieber’s knowledge of how to turn a product concept into a profitable business venture benefits Board discussions regarding products and strategic initiatives.

THEODORE J. BIGOS has been a Director of TCF Financial since 2008 and is currently a member of the BSA Compliance, Compensation/Nominating/Corporate Governance, and Finance Committees.  He is the owner of Bigos Management, Inc., an apartment ownership and management firm located in Minnesota, and he has been involved in the ownership or operation of apartment complexes for the past 38 years.  As TCF’s primary businesses include both residential and commercial lending, Mr. Bigos’ unique experience in long-term management of an apartment conglomerate and corresponding knowledge of the real estate markets make him a valuable contributor to the Board.

WILLIAM A. COOPER has been a Director and the Chairman of the Board of TCF Financial since its formation in 1987.  He has served as the Chief Executive Officer (“CEO”) of TCF Financial since July 2008 and also served as CEO from 1987 until his retirement on December 31, 2005.  Mr. Cooper continued to serve as non-executive Chairman of TCF Financial during his brief retirement.  He was also the Chief Executive Officer of TCF Bank from 1985 to 1993.

He is a director and controlling shareholder of Cooper State Bank, a state bank organized under the laws of the State of Ohio.   Mr. Cooper’s key attributes are his leadership skills and the experience gained through his long career in the banking industry and 26-year tenure at TCF.   Mr. Cooper’s demonstrated ability to lead Company management in deliberations on a wide variety of topics in various economic cycles is critical to the successful functioning of the Board.

THOMAS A. CUSICK has been a Director of TCF Financial since 1988 and is currently a member of the Audit, BSA Compliance, Finance, and Risk Committees.  He was Chief Operating Officer of TCF Financial from 1997 to 2002 and Vice Chairman from 1993 to 2002.  Mr. Cusick served as President of TCF Financial from its formation in 1987 until 1993.  He also served as Chief Executive Officer of TCF Bank from 1993 to 1996.  Mr. Cusick retired as an executive of TCF Financial in 2002.   Mr. Cusick contributes unique knowledge to the Board obtained during his 40-year career in banking with a special focus on retail banking and technology.  Mr. Cusick’s retail and information technology (“IT”) experience is invaluable when the Board takes up issues involving TCF Bank’s extensive IT service requirements.  In the current environment of rapidly-changing IT, Mr. Cusick’s experience with the Company and familiarity with addressing challenges in retail banking areas is important to Board deliberations.

CRAIG R. DAHL has been a Director of TCF Financial since January 2012 and has been Vice Chairman and Executive Vice President, Lending of the Company since January 1, 2012.  From 2010 to 2011, he was Executive Vice President, Wholesale Banking of TCF Financial.  Mr. Dahl has also been the Chairman of TCF Inventory Finance, Inc. since 2008, Chairman and Chief Executive Officer of Winthrop Resources Corporation since 2003, and Chairman and Chief Executive Officer of TCF Equipment Finance, Inc. since 2008 and 2005, respectively, all of which are wholly-owned subsidiaries of TCF Bank.  Since 1999, he has been an Executive Vice President of TCF Financial.  Mr. Dahl’s expertise in lending and the specialty finance industry enables him to make meaningful contributions during Board discussions.

KAREN L. GRANDSTRAND has been a Director of TCF Financial since 2010 and is currently a member of the Audit, BSA Compliance, Finance, and Risk Committees.  She is a shareholder in the Minneapolis law firm of Fredrikson & Byron, P.A. and chair of the firm’s Bank and Finance Group.   Prior to joining the firm in 1999, Ms. Grandstrand was Senior Vice President of the Banking Supervision and Risk Management Departments at the Federal Reserve Bank of Minneapolis, where she worked from 1985 to 1999.  She served as a director of Thrivent Financial Bank from 2006 to 2010 and has also served as a director for various Minnesota civic and educational entities.  Ms. Grandstrand’s unique contribution as a Director is her insight into the regulatory environment in which TCF operates and expertise in regulatory compliance.  As the banking industry is highly regulated, her knowledge and skills contribute to the Board’s decision making.

THOMAS F. JASPER has been a Director of TCF Financial since January 2012 and has served as Vice Chairman and Executive Vice President, Funding, Operations and Finance of TCF Financial since January 1, 2012.  Prior to that, Mr. Jasper was Executive Vice President and Chief Financial Officer of TCF Financial from 2007 to 2011.  From 2001 to January 2007, Mr. Jasper was Executive Vice President and Chief Financial Officer of TCF Equipment Finance, Inc. and Executive Vice President of Winthrop Resources Corporation.  Prior to joining TCF Equipment Finance, Inc. in 2001, he held various positions at KPMG LLP, last serving as a Senior Manager.  With his extensive financial, operational and risk management background and expertise, Mr. Jasper provides an additional level of insight to the Board and its review of the Company’s financial statements.

GEORGE G. JOHNSON has been a Director of TCF Financial since 1998 and is currently a member of the Audit, BSA Compliance, Finance, and Risk Committees.   Mr. Johnson is a certified public accountant and Managing Director of George Johnson & Company, a certified public accounting firm which he founded in 1971, and George Johnson Consultants, a consulting firm which he founded in 1995.  He serves as a director for various civic and educational organizations in the Detroit, Michigan area.  In addition to management and entrepreneurial experience, Mr. Johnson contributes accounting expertise to the Board grounded in his 40-year career as a certified public accountant.  The Board is focused on the integrity of TCF’s financial statements, as a public financial services company, and Mr. Johnson’s financial acumen is invaluable in the Board’s reviews.

VANCE K. OPPERMAN has been a Director of TCF Financial since 2009 and is currently the Chair of the Compensation/Nominating/Corporate Governance Committee and a member of the Audit, BSA Compliance, Executive, Finance, and Risk Committees.  He is President and Chief Executive Officer of Key Investment, a private investment company involved in publishing and other activities, a position he has held since 1996.  From 1993 to 1996, he was President of West Publishing Company, a provider of legal and business information research now owned by

Thomson Reuters.  He has served on the Board of Directors for Thomson Reuters since 1996 and is currently the chair of the audit committee for that board.  He also serves on the Board of Directors of Blue Cross Blue Shield of Minnesota and currently serves as chair of the Board and chair of the business development committee, and served as the chair of the CEO selection committee.  Mr. Opperman’s background in executive management and expertise in finance make him a valuable member of the Board.  The legal skills he acquired as an attorney and as the president of a large public company in the legal publishing business are useful in the Board’s discussions of legal risk and regulatory issues.  As president of West Publishing, Mr. Opperman acquired managerial and analytical skills which enable him to provide valuable insight to Board discussions.  In addition, Mr. Opperman’s experience in the healthcare industry is unique to the Board, and it allows him to provide special insights with respect to TCF’s healthcare and medical benefits issues.

JAMES M. RAMSTAD has been a Director of TCF Financial since October 2011 and is currently a member of the BSA Compliance and Finance Committees.  He served nine terms as Minnesota Congressman in the U.S. House of Representatives from 1991 to 2009, during which time he was a member of the House Ways and Means Committee, Health and Trade Subcommittees, and Chairman of the IRS Oversight Committee.  Mr. Ramstad is currently a Senior Policy Advisor to the Hazelden Foundation and the National Association of Drug Court Professionals, as well as a Senior Advisor to Alliantgroup, LLC.  Mr. Ramstad’s service as a United States Congressman brings a wealth of knowledge and experience in political, legislative, and governmental affairs to the Board.

GERALD A. SCHWALBACH has been a Director of TCF Financial since 1999 and was appointed the Lead Director in February 2012.  He is currently the Chair of both the Audit and Risk Committees and a member of the BSA Compliance, Compensation/Nominating/Corporate Governance, Executive, and Finance Committees.  Mr. Schwalbach is the Chairman of the Board of Spensa Development Group, LLC, a position he has held since the company’s formation in 2003, and manages related companies that are engaged in the real estate business.   From 1997 to 2009, he was a director of C.H. Robinson Worldwide, Inc., a logistics and transportation company.  In these positions and others, Mr. Schwalbach developed extensive experience in finance and tax matters relating to real estate.  Mr. Schwalbach’s special contribution to the Board comes from his financial acumen acquired in his career as a financial advisor and entrepreneur, and also his experience as an audit committee chair acquired outside and inside TCF.   Mr. Schwalbach’s insights and leadership skills are valuable in achieving the strong control environment that is critical to TCF’s success.  In addition, Mr. Schwalbach’s experience in tax matters enables him to provide significant guidance to the Board in this area.

BARRY N. WINSLOW has been a Director and Vice Chairman of TCF Financial since 2008.  He served as the Chief Risk Officer of TCF Financial from 2010 through 2011.  From 2009 to 2010, he was responsible for TCF’s Wholesale Banking business.  From January 2008 to July 2008, Mr. Winslow was a financial consultant for several banks, including TCF.  In this role, his primary focus was advice, analysis, and strategic plan input related to mergers and acquisitions, as well as strategies for non-performing asset dispositions.  He previously held the positions of Chief Operating Officer of TCF Financial from 2006 to 2007, Chief Executive Officer of TCF Bank from 2001 to 2005, and President of TCF Bank from 1998 to 2005.  He held additional positions with TCF affiliates including President of TCF Bank – Michigan from 1995 to 1998 and President and Chief Executive Officer of TCF Bank – Illinois from 1993 to 1995.  Prior to joining TCF, Mr. Winslow was a senior vice president with Huntington National Bank.  He has served as a director of Cooper State Bank since 2005 and Sit Mutual Funds since 2010.  Additionally, Mr. Winslow has served as an adjunct professor of finance at several universities, including Ohio State, Cincinnati, Xavier, and North Texas.  Mr. Winslow has extensive knowledge of the banking industry, with an emphasis in commercial lending, which he obtained through his 35-year career.  This knowledge and his experience as an advisor and employee of TCF make him a valuable member of the Board.

RICHARD A. ZONA has been a Director of TCF Financial since 2011 and is currently the Chair of the Finance Committee and a member of the Audit, BSA Compliance, Executive, and Risk Committees.  Mr. Zona held the position of Vice Chairman of Wholesale Banking and Wealth Management for U.S. Bancorp from 1996 until his retirement in 2000.  He joined U.S. Bancorp in 1989 as Executive Vice President and Chief Financial Officer, and from 1991 to 1996 served as Vice Chairman and Chief Financial Officer of U.S. Bancorp.  Mr. Zona practiced as a certified public accountant with Ernst & Young from 1970 to 1989 and was admitted to partnership in 1979.  While at Ernst & Young, Mr. Zona served as National Director of the firm’s financial institutions practice.  He has served on the boards of ING Direct Bank fsb (USA), New Century Financial Corporation from 2000 to 2007, Piper Jaffray Companies from 2004 to 2005, Polaris Industries Inc. from 2000 to 2007, and ShopKo Stores Inc. from 2003 to 2006.  Mr. Zona contributes extensive management, finance, and accounting experience from his lengthy career in the financial services industry.  In addition, his knowledge of the regulatory and economic challenges facing financial institutions is particularly useful to the Board given the current economic and regulatory climate.

CORPORATE GOVERNANCE

TCF has established and operates within a comprehensive plan for Board of Directors membership/director independence, committee membership, and ethical conduct.  TCF’s Corporate Governance Guidelines may be accessed through the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”).  Included in the Corporate Governance Guidelines are the criteria used to determine whether a Director is independent.

TCF’s corporate governance policies recognize the importance of sound governance practices in the financial services industry.  The Board currently consists of 17 members.   Upon the retirement of Directors Luella G. Goldberg and Ralph Strangis, the Board will be reduced to 15 members immediately prior to the Annual Meeting.  The number of Directors is determined by the Board from time to time and may range in size from 7 to 25 members.  The Board of Directors typically meets at least quarterly in January, April, July, and October.

TCF’s Board has six committees:  Audit, BSA Compliance, Compensation/Nominating/Corporate Governance, Executive, Finance (formed as a result of the merger of the Asset Liability Management Committee and the Shareholder Relations/Capital and Expansion Committee in January 2012), and Risk.  Directors are elected by a plurality vote of the stockholders.

Director Nominations

The Nominating Committee of the Compensation/Nominating/Corporate Governance Committee is responsible for Director nominations.  The Nominating Committee consists entirely of independent Directors as determined by the Board under applicable rules, all of whom are also members of the full Compensation/Nominating/Corporate Governance Committee.  The Nominating Committee operates under the Compensation/Nominating/Corporate Governance Committee Charter which may be accessed through TCF’s website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance” and then click on “Corporate Governance Guidelines”).

The Board and management regularly make recommendations to the Nominating Committee of potential Director candidates they have identified through business and professional contacts.  The Nominating Committee will consider nominees for new Directors as vacancies become available using the following criteria:  a majority of the Directors must be independent, as determined by the Board under applicable rules; nominees shall possess expertise in general business matters and in such other areas as are relevant to the committees on which they are expected to serve (such as financial expertise for Directors expected to serve on the Audit Committee); and nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to the success of the Company and its operations.

Mr. Ramstad was nominated by the Nominating Committee, which is comprised of independent (non-management) Directors.

The Board does not have a formal policy of considering diversity in identifying potential Director nominees, but believes that its membership should broadly reflect the banking community served by the Company and therefore has an informal practice of considering a nominee’s age, race, ethnicity, national origin, gender, and geographic location in addition to such nominee’s other qualifications for Board service.

Stockholders may submit nominations to the Nominating Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth below under “Additional Information – How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Annual Meeting?”  Any such nomination should include the information specified in Article II, Section 13 of TCF’s Bylaws, a copy of which may be obtained from the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693.  Nominations should be mailed to the attention of the Compensation/Nominating/Corporate Governance Committee, c/o TCF’s Corporate Secretary at the TCF address provided above.  The Nominating Committee will evaluate all recommended nominees, including those submitted by stockholders, based on the criteria set forth above, with particular emphasis on whether they will meaningfully contribute to the success of the Company and its operations.  TCF has not, to date, paid any fees to any firm in connection with locating or evaluating any Director candidates.

Board Leadership Structure and the Board’s Role in Risk Oversight

In February 2012, TCF created the position of independent lead Director (the “Lead Director”) to serve as the liaison between the Chairman and the independent Directors.  The Lead Director works with management to determine the information and materials provided to Board members.  Additionally, the Lead Director consults with the Chairman on such other matters as are pertinent to the Board and the Company and is available for direct communication and consultation with regulators upon request.  TCF’s Lead Director chairs the Board meetings when the Chairman is not present, which includes the executive sessions of the Board for only the independent Directors, and has the authority to call meetings of the independent Directors.  The Lead Director is elected annually by the independent members of the Board.  Gerald A. Schwalbach, who has been a Director since 1999, currently serves as TCF’s Lead Director.

The same person serves as both the CEO of the Company and Chairman of the Board.  TCF believes that having a combined Chairman and CEO and an independent Lead Director currently provides the best board leadership structure for TCF.  This structure, together with TCF’s other good corporate governance practices, provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company.  Specifically, Mr. Cooper proposes strategic priorities to the Board, and with input from the Lead Director, communicates the Board’s guidance to management and is ultimately responsible for implementing the Company’s key strategic initiatives.

The Board believes that this leadership structure is appropriate given TCF’s characteristics and present circumstances.  Having both a combined Chairman and CEO and a Lead Director facilitates the retention of a strong Chairman and CEO under whose leadership the Company has achieved extraordinary success.  This leadership structure provides the Board with a leader with great substantive knowledge of the Company and the industry in which it operates, as well as a Lead Director to act as a single voice for the independent Directors and to lead the Board when the Chairman and CEO is unavailable.  The Board believes all of these considerations provide value for the Company’s stockholders.

Furthermore, TCF has had a combined Chairman and CEO in place most of the time since the Company’s inception.  While there exists the possibility that the Board would separate the roles of Chairman and CEO in the future under appropriate circumstances (e.g., in connection with a management succession), the Board believes that separating the roles at this time would be detrimental to Company performance.

The Board believes that the current arrangement also provides for adequate independent oversight of the Company.  The Company places a significant emphasis on Board independence.  Currently, 13 of the Board’s 17 members (76%) meet the independence requirements under NYSE rules and the Company’s own independence requirements and, upon the retirement of Directors Goldberg and Strangis immediately prior to the Annual Meeting, the Board will have 11 of 15 members (73%) who meet the independence requirements.  These independent Directors regularly meet in executive session without management present.  The members of the Board’s Audit Committee, Compensation/Nominating/Corporate Governance Committee, and Risk Committee are all independent and, in addition to the Chairman and Lead Director, serve in oversight roles.  Through these committees, the Board is actively involved in oversight of risk, compliance, possible conflicts of interest and related party transactions, and business results.  The Compensation/Nominating/Corporate Governance Committee is also specifically responsible for an annual review of the CEO’s performance and compensation.  Board members have complete access to management and outside advisors; thus, the Chairman and Lead Director are not the only sources of information for the Board.

Communications with Directors

The Board of Directors provides a process for stockholders and other interested parties to communicate directly with any Director, the Lead Director, the Board of Directors, or with non-management or independent Directors as a group.  The process for doing so is disclosed on TCF’s website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance” and then click on “Communications with Directors”).

Regular Separate Non-Management Director Meetings

The non-management Directors, all of whom are independent under NYSE rules as of the date of this proxy statement, meet independently in executive sessions following the regularly scheduled meetings of the Board.  The Lead Director presides over each executive session.

Code of Ethics

TCF has adopted a code of ethics applicable to the Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”), and Principal Accounting Officer (“PAO”) (the “Senior Financial Management Code of Ethics”) as well as a code of ethics generally applicable to all officers (including the PEO, PFO, and PAO), Directors, and employees of TCF (the “Code of Ethics”).  The Code of Ethics and Senior Financial Management Code of Ethics are both available for review on TCF’s website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance” and then click on “Code of Ethics Policy” or “Code of Ethics for Senior Financial Management,” respectively).  Any changes to either code will be posted on the website, and any waivers of either granted to the

PEO, PFO, PAO, or any Director will be posted on the website.  To date, there have not been any waivers of either code granted to the PEO, PFO, PAO, or any Director.

Director Attendance

The business, property, and affairs of TCF are managed by or under the direction of the Board.  The Board met six times in 2011.  All Board members are expected to attend all committee meetings of which they are a member; but also are invited to attend meetings of committees of which they are not members.  During 2011, all Directors attended at least 75% of the meetings of the Board and of the committees on which they served.  TCF requests Directors to attend the Annual Meeting if their schedules permit.  Ten Directors attended the 2011 Annual Meeting.

In 2011, Directors were expected to attend additional quarterly functional management meetings.  Three Directors were assigned to attend quarterly meetings for each functional area, including retail banking, wholesale banking, and treasury and support services.

Board Committees, Committee Memberships, and Meetings in 2011

The following table identifies the principal responsibilities,  number of meetings held in 2011, and the members for each of the standing Board committees (those which meet regularly) including those with audit, compensation, and nominating responsibilities.  Messrs. Cooper, Dahl, Jasper, and Winslow are executive officers of TCF and do not serve on any of the standing Board Committees.   In addition to the committees reflected below, there is a duly-elected Executive Committee of the Board consisting of Mr. Cooper, Ms. Goldberg, and Messrs. Opperman, Schwalbach, and Strangis.   Messrs. Barton and Zona were elected to serve on this committee in January 2012 in expectation of the retirement of Ms. Goldberg and Mr. Strangis effective immediately prior to the Annual Meeting. The Executive Committee did not meet during 2011.

Committee	Principal Responsibilities	Outside Director Members (* Denotes Committee Chair)
Audit 13 meetings in 2011

•        Relations with internal and external auditors

•        Review enterprise risk management functions and controls

•        Review financial reporting

•        Review asset quality and underwriting standards

•        Oversee compliance

Thomas A. Cusick (1)(2) Luella G. Goldberg Karen L. Grandstrand George G. Johnson (2) Vance K. Opperman (2) Gerald A. Schwalbach* (2) Richard A. Zona (2)(3)
BSA Compliance 4 meetings in 2011

•        Monitor adherence to the provisions of the BSA Consent Order dated July 20, 2010 between TCF and the Office of the Comptroller of the Currency (the “OCC”)

•        Ensure that TCF is in compliance with the BSA and the rules and regulations of the Office of Foreign Assets Control (“OFAC”)

•        Review reports on BSA issues, trends, policies, processes, identification of risks, or any other matter brought to the Committee’s attention

Raymond L. Barton

Peter Bell

William F. Bieber

Theodore J. Bigos

Thomas A. Cusick

Luella G. Goldberg*

Karen L. Grandstrand

George G. Johnson

Vance K. Opperman

James M. Ramstad (4)

Gerald A. Schwalbach

Ralph Strangis

Richard A. Zona

Compensation/ Nominating/ Corporate Governance 5 meetings in 2011	• Recommend and approve personnel-related items • Award stock options and stock grants • Executive compensation • Director nominations • Corporate Governance supervision	Raymond L. Barton (5) William F. Bieber Theodore J. Bigos Luella G. Goldberg Vance K. Opperman* Gerald A. Schwalbach

Committee	Principal Responsibilities	Outside Director Members (* Denotes Committee Chair)
Finance (6) (established January 2012)

•        Review trends in the economy in general and interest rates in particular

•        Review interest rate risk and the impact of various interest rate scenarios upon the Company’s earnings and value of equity

•        Monitor management’s action to adjust corporate interest rate sensitivity and its effectiveness

•        Monitor management’s action related to the relative level of asset/liability sensitivity of the Company’s balance sheet

•        Review capital planning

•        Review dividend recommendations

•        Review liquidity levels and funding

•        Review stock buyback program

•        Review merger and acquisition activity

•        Review corporate strategies

•        Review debt issuance and retirements

Raymond L. Barton

Peter Bell

William F. Bieber

Theodore J. Bigos

Thomas A. Cusick

Luella G. Goldberg

Karen L. Grandstrand

George G. Johnson

Vance K. Opperman

James M. Ramstad (4)

Gerald A. Schwalbach

Ralph Strangis

Richard A. Zona*

Risk (established July 2011) 4 meetings in 2011

•        Oversee, assess, and advise TCF’s Enterprise Risk Management Program

•        Oversee, assess, and advise the Company’s risk tolerance

•        Oversee, assess, and provide advice concerning the preparation of stress tests and the reporting of results to the Federal Reserve Board

•        Evaluate the performance of the Chief Risk Officer

Thomas A. Cusick (1) Luella G. Goldberg Karen L. Grandstrand George G. Johnson Vance K. Opperman Gerald A. Schwalbach* Richard A. Zona (3)

(1)   Mr. Cusick was appointed to the Audit Committee in July 2011 and to the Risk Committee in October 2011.

(2)   Messrs. Cusick, Johnson, Opperman, Schwalbach, and Zona have been designated by the Board as Audit Committee Financial Experts.

(3)   Mr. Zona was appointed to the Audit Committee and the Risk Committee in July 2011.

(4)   Mr. Ramstad was appointed to the Asset Liability Management Committee, the BSA Compliance Committee, and the Shareholder Relations/Capital and Expansion Committee upon his election to the Board in October 2011.  See footnote 6.

(5)   Mr. Barton was appointed to the Compensation/Nominating/Corporate Governance Committee in January 2012 following Mr. Bell’s resignation from this Committee.

(6)   In January 2012, the Asset Liability Management Committee and the Shareholder Relations/Capital and Expansion Committee were merged to form the Finance Committee.  During 2011, the Asset Liability Management Committee met 4 times and the Shareholder Relations/Capital and Expansion Committee met 5 times.

Compensation/Nominating/Corporate Governance Committee

All members of the Compensation/Nominating/ Corporate Governance Committee are listed above and are independent under the standards outlined below under “Director Independence and Related Party Transactions – How Does the Board Determine Which Directors Are Independent?” In addition, each member of the Committee currently meets the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Committee operates under a formal charter that may be accessed through the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance” and then click on “Compensation/Nominating/Corporate Governance Charter”).

Scope of Authority of Compensation Committee.  The Compensation Committee is one of the three component committees of the Compensation/Nominating/Corporate Governance Committee.  All of the members of the Compensation Committee are also members of the full Compensation/Nominating/Corporate Governance Committee.  Full authority is delegated from the Board to the Compensation Committee to act on the following matters without Board approval:

•                  Review of the Compensation Discussion and Analysis section of the proxy statement and the recommendation of its approval by the Board.

•                  Review of the overall adequacy, effectiveness and compliance of benefit programs.

•                  Review of pay plans to ensure that they are consistent with the Company’s stated compensation philosophy:

▪	Review of the performance of executive officers;
▪	Approval of long- and short-term incentive plans and goals for executive officers of TCF;
▪	Approval of incentive awards and salary for executive officers of TCF;
▪

Approval of severance agreements and employment contracts (including change in control provisions) for executive officers of TCF, except for any employment contract or severance agreement for the CEO; and

▪	Approval of an annual summary of CEO perquisites and review of an annual summary of other executive perquisites.

•      Oversight of all TCF benefit plans, including:

▪	Approval of amendments as needed (except where the plan requires full Board approval);
▪	Selection of the trustees, funding agents, investment managers and other similar asset managers for the trust funds;
▪	Serve as the Advisory Committee for the TCF Employees Stock Purchase Plan (the “ESPP”), directing the vote of shares for which participants in the plan do not provide direction;
▪	Issuance of awards;
▪	Exercise of all other administrative and interpretive authority under the plans; and
▪	Exercise of all other responsibilities as provided in the plans.

Authority is delegated to the Compensation Committee to review the following matters and to recommend proposals for action by the full Board:

•                  Election of officers for TCF.

•                  Compensation and employment contracts for the CEO, including change in control arrangements.

•                  Management succession planning for TCF.

Delegation of Authority by Compensation Committee.  The Compensation Committee may establish subcommittees from time to time, including an independent sub-committee consisting of some or all of the Compensation Committee members who are “outside directors” under Section 162(m) of the Code and are “non-employee directors” under Rule 16b-3 of the Exchange Act (an “Independent Subcommittee”).  The Compensation Committee has the power to delegate such duties and authority to the subcommittees as it approves.

Compensation Committee Use of Consultants.  The Compensation Committee has authority to retain consulting firms for the purpose of evaluating Director, CEO, executive compensation and other compensation-related matters.  The Compensation Committee has retained Towers Watson, principally to provide advice and peer group information, which the Compensation Committee considers when developing the terms of restricted stock and stock option awards, incentive compensation plans, and overall compensation amounts for the executive officers named in the Summary Compensation Table (the “Named Executives”).  For a discussion of services performed by Towers Watson for the Compensation Committee in 2011, see “Analysis of Tools the Committee Uses” in the Compensation Discussion and Analysis.  Additionally in 2011, Towers Watson provided advice and peer information concerning Board compensation.  During 2011, the Compensation Committee paid Towers Watson approximately $78,610 for these services.  Also, Towers Watson and its affiliates were paid $161,368 for providing additional services to the Company (and its affiliates) in 2011 in connection with broad-based health and welfare plans and the production of total compensation statements for all employees.  The decision to engage Towers Watson for the additional services was made by management.  The services were not approved by the Board as they were services of the type routinely performed by Towers Watson in the past.

Compensation Committee’s Process For Determining Executive and Director Compensation.  The Compensation Committee meets quarterly in January, April, July, and October, and additional special meetings are held as needed.  Each year in either December or January, the Compensation Committee considers whether any executive salaries should be adjusted and the terms of any executive bonus programs for the year.  The Compensation Committee also considers at that time whether any restricted stock or stock options should be awarded.  After the year is completed, the Compensation Committee certifies the performance achieved and any compensation earned for performance-based compensation awards, if applicable.  The CEO makes recommendations to the Compensation Committee concerning compensation and discretionary bonuses for other (non-CEO) executives.  The Compensation Committee also makes recommendations regarding the CEO to the Board, which determines the amount of the CEO’s compensation and bonus, if any.  Director compensation is reviewed from time to time on an informal basis by the CEO and Chair of the Compensation Committee.  Their recommendations concerning any change in Director compensation are referred to the Compensation Committee and the Board.

Compensation Committee Interlocks and Insider Participation.  Directors Bell, Bieber, Bigos, Goldberg, Opperman, and Schwalbach served on the Compensation Committee in 2011.  None of these Directors has ever served as an officer or employee of TCF or any of its subsidiaries, with the exception of Mr. Bell, who was an officer of TCF Bank from 1994 to 1999.  The Board has determined that all members of the Compensation Committee were independent for 2011 under standards outlined below.  Certain transactions between TCF and Directors Bell, Bieber, Bigos, Goldberg, and Schwalbach are disclosed below under “Director Independence and Related Party Transactions – What Transactions Were Considered Non-Material?”

Audit Committee

All members of the Audit Committee are listed above and are independent under the standards outlined below.  The Board has determined that there is at least one Audit Committee Financial Expert, as defined in Item 407(d)(5) of Regulation S-K, serving on the Audit Committee.  Members determined to be Audit Committee Financial Experts are listed above under “Corporate Governance – Board Committees, Committee Memberships, and Meetings in 2011.”  The Audit Committee operates under a formal charter that may be accessed through the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance” and then click on “Audit Committee Charter”).

Director Independence and Related Party Transactions

How Does the Board Determine Which Directors are Independent?  Pursuant to NYSE listing standards, at least a majority of TCF Directors must be independent.  For a Director to be considered independent, the Board must make an affirmative determination that the Director has “no material relationship” with TCF.  The NYSE independence standards, as incorporated into the regulations of the SEC, identify certain transactions or relationships which automatically disqualify a Director from being considered independent.  In the case of transactions or relationships with a Director’s business, annual payments of more than the greater of $1.0 million or 2.0% of the gross revenues of the Director’s business are automatically disqualifying.

In addition, the Board of Directors has adopted the categorical standards listed below to assist it in determinations of independence.  The additional categorical independence standards are included in TCF’s Corporate Governance Guidelines, which may be accessed through the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance” and then click on “Corporate Governance Guidelines”).  The Board deems transactions or relationships falling within a categorical standard listed below to automatically be non-material.

•

Commercial Loans from TCF Bank Subject to Approval Under Federal Reserve Board Regulation O (“Regulation O”) (or Below Threshold Amounts) to a Director’s Business. Loans, leases, and other extensions of credit from TCF Bank or a subsidiary to a Director’s company are not material if they are not automatically disqualifying under the NYSE independence standards, are subject to approval under Regulation O (or are for an amount less than that requiring approval under Regulation O), and TCF has not classified them as being in default.

•

Transactions or Relationships Which Are Beneath Certain Thresholds and Are Not Automatically Disqualifying. Transactions or relationships between TCF and a Director, the Director’s related business, or any immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards, and the transaction (including employment) amounts are not in excess of $120,000 in a calendar year.

•

Retail Banking Relationships: Home Mortgages, Consumer Loans, and Retail Deposit Accounts. Home mortgages, consumer loans and retail deposit accounts at TCF for a Director or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards and are on ordinary retail consumer terms and conditions.

•

Stockholder Ownership under 10%; Limited Partnerships; Service as Executive Officer. A Director’s ownership of less than a 10% equity interest in a company, or a limited partnership interest in a company, is not sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF. However, a Director’s service as an executive officer of a company is sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF, even if the Director has ownership of less than a 10% equity interest in such a company.

What Transactions Were Considered Non-Material?  During 2009 through 2011, TCF was a party to the following relationships with certain Directors, their related companies, or immediate family members, each of which was determined by the Board to be not material for purposes of Director independence:

Commercial Loans, Consumer Loans, and Retail Banking Accounts.  Each of the following transactions and relationships was reviewed by the Board and was determined to not constitute a material relationship for purposes of Director independence, based on the categorical standards described above.  All commercial loans and leases, and all home mortgages and consumer loans, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to TCF and do not contain more than the normal risk of collectability, nor do they present other unfavorable features.  All such loans and leases have been approved by the Board of Directors when required by Regulation O.

•	Messrs. Bieber and Bigos or their related companies have, or had during 2009 through 2011, commercial loans or leases with TCF.
•	Messrs. Barton, Bigos, and Strangis or their related companies have, or had during 2009 through 2011, commercial deposit accounts with TCF.
•

The following Directors have, or had during 2009 through 2011, retail deposit accounts or consumer loans with TCF, all of which are on ordinary retail consumer terms and conditions: Ms. Goldberg, and Messrs. Bell, Bigos, Cooper, Cusick, Johnson, Strangis, Winslow, and Gregory J. Pulles, former Vice Chairman of TCF Financial, who was a Director of TCF until his retirement in July 2011.

Related Party Transactions Involving Independent Directors.  Each of the following related party transactions with independent Directors was reviewed and was determined by the Board to not be material for purposes of Director independence:

•

During 2009 through 2011, the law firm of Kaplan, Strangis and Kaplan, P.A. (“KSK”) provided legal services to TCF. Mr. Strangis is a member of KSK. Total fees paid by TCF to KSK in 2009, 2010, and 2011 were approximately $845,887, $703,565, and $480,775, respectively. During 2009 through 2011, CTS Corporate Travel Solutions (“CTS”) provided certain travel-related services to TCF. Mr. Strangis was a director and his spouse was an officer and minority stockholder of CTS until November 2011 when they sold their interest in CTS. Total payments by TCF to CTS in 2009, 2010, and 2011 through the sale were approximately $125,000, $161,900, and $150,119 respectively. The Board of Directors has reviewed these relationships and affirmatively determined (with Mr. Strangis abstaining) that they do not constitute a material relationship between Mr. Strangis and the Company for purposes of Director independence because: the extent to which Mr. Strangis is expected to benefit from the payments is not so significant as to compromise his exercise of independent judgment as a Director, especially in light of his background as an experienced lawyer and corporate director, exemplary performance as a Director of TCF and his overall financial condition; the payments were consistent with the range of payments in previous years; the payments and the transactions for which they were made were negotiated on an arm’s length basis and the payments are reasonable for the services provided; the payments are not material to TCF, KSK, or CTS; in the case of CTS, the Director’s interest was indirect and insignificant; and in the case of KSK, TCF deals with many law firms in addition to KSK. Therefore, the Board determined that the relationships did not affect Mr. Strangis’ status as an independent Director. The Board of Directors periodically reviews those longstanding and ongoing relationships and considers the amounts and terms of the arrangements to be reasonable and appropriate for the services provided.

Other Business Relationships Involving Independent Directors.  Each of the following additional transactions and business relationships was reviewed and was determined by the Board to be not material, either individually or in the aggregate, for purposes of Director independence:

•

During 2009 through 2010, the law firm of Fredrikson and Byron, P.A. (“Fredrikson and Byron”) had a business relationship with TCF. Ms. Grandstrand is a shareholder in the firm of Fredrikson and Byron. Total fees paid by TCF to Fredrikson and Byron in 2009 and 2010 were approximately $16,889 and $23,381. However, TCF did no business with Fredrikson and Byron during 2011 and Ms. Grandstrand was appointed to the Audit Committee in January 2011. The Board has reviewed this relationship and affirmatively determined (with Ms. Grandstrand abstaining) that it does not constitute a material relationship between Ms. Grandstrand and TCF for purposes of Director independence because the fees paid during any twelve-month period within the last three years are significantly below $120,000, the payments and transactions were negotiated on an arm’s length basis and the payments were reasonable for the services provided, and TCF deals with many law firms in addition to Fredrikson and Byron.

•

Several Directors are investors in Cooper State Bank, a state bank organized under the laws of Ohio, of which Mr.  Cooper is controlling shareholder and Mr. Strangis was an organizer. In addition to Mr. Cooper, Messrs. Bigos, Pulles, Schwalbach, Strangis, Winslow, Ms. Goldberg, and certain members of TCF management are shareholders in the bank. Three current members of TCF management are also directors of Cooper State Bank. The Board of Directors has reviewed these relationships and affirmatively determined (with each affected Director abstaining from his or her own determination) that they do not constitute material relationships between Messrs. Bigos, Schwalbach, Strangis, or Ms. Goldberg, and TCF for purposes of Director independence because: these relationships are not so significant as to compromise their exercise of independent judgment as Directors; the relationships are not with TCF or TCF management; there are no material transactions between TCF and Cooper State Bank; Cooper State Bank is not a competitor of TCF (its geographic market area does not overlap TCF’s); and the investments are not otherwise so significant as to compromise the Director’s exercise of independent judgment as a Director.

•

Ms. Goldberg’s son is employed by TCF in a non-executive capacity. The Board has reviewed this relationship and affirmatively determined (with Ms. Goldberg abstaining) that it does not constitute a material relationship between Ms. Goldberg and TCF for purposes of Director independence because he is employed in a non-executive position and has not received during any twelve-month period within the last three years more than $120,000 in direct compensation from TCF. Ms. Goldberg and her son do not reside at the same residence.

•

During 2011, Mr. Bell received payments and distributions from the TCF Financial Corporation Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) of $276,925 and distributions from the TCF Cash Balance Pension Plan (the “Pension Plan”) of $46,432 as a result of his prior service as an officer of TCF Bank from 1994 to 1999. The Board has reviewed this relationship and affirmatively determined (with Mr. Bell abstaining) that it does not constitute a material relationship between Mr. Bell and TCF because such payments and distributions are for his prior service as an officer of TCF Bank and such payments and distributions are not contingent in any way on continued service.

•

The Board has also reviewed Director ownership of shares of TCF common stock and/or trust preferred capital and affirmatively determined (with affected Directors abstaining) that such ownership does not constitute a material relationship between any of those Directors and TCF for purposes of Director independence because no such Director owns 10% or more of any voting class of outstanding TCF securities.

Which Directors are Independent?  The evaluation of director independence under NYSE listing standards is based on a three-year look-back period.  On the basis of the foregoing categorical standards and review of the transactions and relationships between Directors and TCF during 2009 through 2011, the Compensation/Nominating/Corporate Governance Committee and the Board of Directors affirmatively determined in January 2012 that the following Directors have no material relationship with TCF and are considered to be independent:  Mmes. Goldberg and Grandstrand, and Messrs. Barton, Bell, Bieber, Bigos, Cusick, Johnson, Opperman, Ramstad, Schwalbach, Strangis, and Zona.  The Board of Directors determined that the following Directors are not independent:  Mr. Cooper (TCF CEO), Mr. Dahl (TCF Vice Chairman and Executive Vice President, Lending), Mr. Jasper (TCF Vice Chairman and Executive Vice President, Funding, Operations and Finance), and Mr. Winslow (TCF Vice Chairman), because current executives, and former executives receiving compensation for prior services (other than pension or other forms of deferred compensation) within the three-year look-back period, are deemed to be non-independent under the NYSE standards.  Additionally, Mr. Pulles, who was a Director of TCF until his retirement in July 2011, was previously deemed non-independent by the Board under the NYSE standards.

Related Party Transaction Approval Process.  By written policy and regulation, loans to Directors, executive officers or their immediate family members are submitted for review to the Board of Directors of TCF Bank as and to the extent required by Regulation O.  Transactions with Directors, executive officers or their immediate family members that present a possible conflict of interest under the Code of Ethics are reviewed by the General Counsel and submitted to the Board where appropriate or required under the Code of Ethics.  In practice, all other transactions between TCF and Directors, Director nominees, executive officers and their immediate family members or related companies that are reportable in the proxy statement are reported to the Audit Committee and, for transactions involving independent Directors, the Compensation/Nominating/Corporate Governance Committee and the Board.  All such reports are in writing and maintained with the records of the applicable committee or Board meetings.  The Board and the respective committees are responsible for reviewing and evaluating any transactions submitted to them and, where appropriate or otherwise required under applicable regulations, for approving, denying, ratifying, or terminating such transactions.  The Board, or a committee of the Board, evaluates these transactions and specifically determines whether or not they serve the best interest of TCF and its stockholders, whether they present a conflict of interest for the affected person, and whether the relationship should be continued or eliminated.  Any such action is reflected in the minutes of the Board or the respective committees.

Related Party Transactions Not Involving Independent Directors.  During 2011, CTS provided certain travel-related services to TCF, and TCF contemplates it will continue to use CTS in 2012.  An immediate family member of Earl Stratton, an executive officer of TCF, was an officer of and had an ownership interest in CTS until November 2011.  Total payments by TCF to CTS in 2011 until the date of sale were approximately $150,119.  Except as otherwise described above, there were no other transactions during 2011 and 2012 to date, nor are there currently any proposed transactions with TCF for which the amount involved exceeds or is expected to exceed $120,000 and in which any “related person” had or will have a direct or indirect material interest.

COMPENSATION OF DIRECTORS

TCF’s compensation of outside Directors in 2011, including cash and other non-cash compensation, is shown in the following table. Messrs. Cooper, Pulles (until his retirement in July 2011), and Winslow are executive officers of TCF and do not receive any compensation for their service as Directors. Messrs. Dahl and Jasper, elected to the Board in January 2012, are also executive officers of TCF and will not receive any compensation for their service as Directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
Raymond L. Barton (4)	$37,750	$44,993	-	-	$ 82,743
Peter Bell	$41,750	-	-	$ 3,500	$ 45,250
William F. Bieber	$36,750	-	$4,801	$ 3,865	$ 45,416
Theodore J. Bigos	$41,750	-	-	$10,000	$ 51,750
Thomas A. Cusick	$45,750	-	$6,160	$ 6,000	$ 57,910
Luella G. Goldberg	$81,250	-	$2,267	$10,000	$ 93,517
Karen L. Grandstrand	$51,750	-	-	-	$ 51,750
George G. Johnson	$54,250	-	$5,198	$10,000	$ 69,448
Vance K. Opperman	$80,250	-	-	-	$ 80,250
James M. Ramstad (4)	$10,250	$29,997	-	-	$ 40,247
Gerald A. Schwalbach	$75,750	-	$5,738	$10,000	$ 91,488
Ralph Strangis	$63,750	-	$3,187	$10,000	$ 76,937
Richard A. Zona (4)	$59,750	$44,993	-	$ 7,500	$112,243

(1)        Consists of pro-rata restricted stock awards made to Messrs. Barton, Ramstad, and Zona upon their election to the Board. The grant date fair value of the awards to Messrs. Barton and Zona is $15.91 per share and Mr. Ramstad is $10.21 per share. The grant date fair value for all awards is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718, “Stock Compensation.” TCF’s accounting policy for stock-based compensation is described in Notes 1 and 16 to TCF’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2011. Dividends are paid on the shares at the regular rate paid to stockholders generally.

(2)        Consists of retirement benefits earned during 2011. The Directors’ Retirement Plan was frozen and terminated on July 18, 2011. All eligible Directors will receive a discounted retirement benefit payment in August 2012 for all earned benefits as of July 2011. Ms. Grandstrand and Messrs. Barton, Bell, Bigos, Opperman, and Zona were not eligible to receive a retirement benefit at the time the plan was frozen. Mr. Ramstad was elected to the Board after the plan was frozen. All retirement benefits reflect the discount rate applied to arrive at the present value. Mr. Cusick’s annual benefit reflects the number of years of Board service as a non-management Director and vesting of 80%.

(3)        With the exception of $3,865 for Mr. Bieber related to the personal use of TCF’s aircraft, this column consists of matching charitable gift contributions by TCF Foundation on behalf of Directors. The material terms regarding the matching charitable gift program are described below under “Material Information Regarding Directors’ Compensation.”

(4)        Messrs. Barton and Zona were elected to the Board in January 2011, and Mr. Ramstad was elected to the Board in October 2011.

(5)        The following table shows the outstanding equity awards of outside Directors at December 31, 2011:

Name	# of Shares Unvested Restricted Stock (a)	Market Value of Unvested Shares ($) (b)
Raymond L. Barton	2,828	$29,185
Peter Bell	2,482	$25,614
William F. Bieber	2,482	$25,614
Theodore J. Bigos	2,482	$25,614
Thomas A. Cusick	2,482	$25,614
Luella G. Goldberg	2,482	$25,614
Karen L. Grandstrand	2,169	$22,384
George G. Johnson	2,482	$25,614
Vance K. Opperman	2,482	$25,614
James M. Ramstad	2,938	$30,320
Gerald A. Schwalbach	2,482	$25,614
Ralph Strangis	2,482	$25,614
Richard A. Zona	2,828	$29,185

(a)              Consists of the unvested portion of the April 17, 2010 restricted stock awards made to Ms. Goldberg and Messrs. Bell, Bieber, Bigos, Cusick, Johnson, Opperman, Schwalbach, and Strangis. Also consists of the unvested portion of the pro-rata awards made to the following Directors on the dates they were elected to the Board: Ms. Grandstrand on October 18, 2010; Messrs. Barton and Zona on January 18, 2011; and Mr. Ramstad on October 17, 2011. Dividends are paid on the shares at the regular rate paid to stockholders generally. One-half of the unvested shares will vest as soon as possible after the results are known following the year in which TCF achieves a Return on Average Equity (“ROE”) that exceeds the median of its peer group or, if not sooner, the award will vest in full ten years after the award date.

(b)             Consists of the number of unvested shares shown in the previous column, multiplied by the year-end closing stock price of $10.32 per share.

Material Information Regarding Directors’ Compensation

•                  Cash compensation for outside Directors (which may be deferred and invested in TCF Stock):

▪	Annual Retainer – $25,000; Committee Chairs receive an additional $20,000 annual fee; and
▪	Board and Committee Meetings – $1,000 per meeting.

•                  Inside Directors (Messrs. Cooper, Dahl, Jasper, and Winslow) are not compensated for service as Directors.

•                  Directors Stock Grant Program (Current):

▪

Periodically, but not more often than every three years, outside Directors receive TCF Stock grants equal to three times their annual base retainer (excluding any supplementary retainer for Committee chairs). For Directors elected after a stock grant has been awarded, a pro-rata stock grant is awarded;

▪	The number of shares granted is determined by dividing the value of the award by the average high and low sales price of TCF Stock reported by the NYSE on the grant date;
▪	The stock grant vests over a minimum of three years. Pro-rata grants may vest in a shorter period;
▪

One-third of the shares will vest in each year that TCF’s ROE exceeds the median for TCF’s peer group. See “Compensation Discussion and Analysis – Analysis of Tools the Committee Uses – Peer Group Comparative Analysis” for a discussion of the peer group. If the annual goal is not achieved, the award will vest in full ten years after the grant date;

▪	Dividends are paid on unvested shares at the same rate as regular dividends to TCF stockholders generally;
▪	Once all shares vest or expire, new grants are made; and
▪	Unvested shares will vest if a change in control occurs.

•                  Directors Stock Grant Program (Proposed):

▪	Annually, outside Directors receive TCF Stock grants equal to $45,000. For Directors elected after a stock grant has been awarded, a pro-rata stock grant is awarded;
▪	The number of shares granted is determined by dividing $45,000 by the price of TCF Stock on the grant date;
▪	The stock grant vests annually, when the next grant is made;
▪	Dividends are paid on unvested shares at the same rate as regular dividends to TCF stockholders generally; and
▪	Unvested shares will vest if a change in control occurs.

•                  TCF Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”) (for outside Directors):

▪	Fees and stock grants may be deferred until service on the Board ends;
▪	All deferred fees are invested in TCF Stock;
▪	Dividends (market rate) are accumulated and invested in TCF Stock; and
▪	Distributions for pre-2005 accounts are in installments or lump sum, as elected by the Director. For accounts accumulated in 2005 and after, all distributions are in a lump sum.

•                  Directors Retirement Plan:

▪	The plan was frozen in 2011 and all participants will receive a lump sum payout in 2012; and
▪

Prior to being frozen, Directors with five or more years of service as an outside Director received a retirement benefit based on the number of years of service and the annual Board retainer in effect at retirement.

•                  Stock Ownership Guidelines:

▪	Non-management Directors are required to own shares of TCF Stock worth an amount equal to five times their annual base retainer (excluding any supplementary retainer for Committee chairs).
▪

All shares of TCF Stock owned directly or indirectly by a Director will be considered in determining whether the Stock Ownership Guidelines have been met. Stock options will not be counted toward the Stock Ownership Guidelines; and

▪	The Directors have until the later of (i) January 16, 2017 or (ii) the fifth anniversary of their appointment to the Board to reach the applicable target ownership level.

•                 TCF Matching Gift Program:

▪	TCF offers a matching gift program to supplement donations made by employees and Directors to charitable organizations of their choice up to a maximum of $10,000 annually.

•                  Indemnification rights are provided to Directors under TCF’s Certificate of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

•                  TCF pays for travel and other expenses of TCF Directors to attend Board meetings as a business expense.

•                  TCF typically holds an annual Board retreat at a remote location and pays Directors’ travel and lodging expenses incurred in connection with the meeting, as well as those of the Directors’ spouses.

TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

The following table shows ownership as of January 31, 2012 (except as indicated in footnotes (5) and (6)) of TCF Stock by those indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)(3)	% of TCF Stock Outstanding (4)
Directors who are not Named Executives:
Raymond L. Barton	15,222	(6)	*
Peter Bell	83,726		*
William F. Bieber	940,906	(6)	*
Theodore J. Bigos	22,714	(6)	*
Thomas A. Cusick	235,768		*
Luella G. Goldberg	272,371	(6)	*
Karen L. Grandstrand	12,465		*
George G. Johnson	91,790		*
Vance K. Opperman	40,869	(6)	*
James M. Ramstad	6,963		*
Gerald A. Schwalbach	167,659	(6)(7)	*
Ralph Strangis	151,511		*
Richard A. Zona	12,465		*
Named Executives:
William A. Cooper	3,480,744	(2)(7)	2.2%
Thomas F. Jasper	558,487	(2)	*
Barry N. Winslow	752,921	(2)(7)	*
Neil W. Brown	698,750	(2)	*
Craig R. Dahl	688,523	(2)(7)	*

All Directors and Executive Officers combined
(32 persons, including those named above)	9,800,368	(2)(6)(7)	6.0%

5% or more beneficial owners:
T. Rowe Price Associates, Inc.	14,717,520	(5)	9.1%
100 E. Pratt Street
Baltimore MD 21202

Janus Capital Management LLC	13,645,607	(5)	8.4%
151 Detroit Street
Denver, CO 80206

FMR LLC	9,267,899	(5)	5.7%
82 Devonshire Street
Boston, MA 02109

Advisory Committee of
TCF Employees Stock Purchase Plan	8,137,583	(6)	5.0%
c/o General Counsel
TCF Financial Corporation
200 Lake Street East, Mail Code EX0-03-A
Wayzata, MN 55391-1693

* Represents 1.0% or less of the outstanding TCF Stock.

(1)             All shares are directly owned and the person indicated has sole voting and dispositive power, except as indicated in this footnote and footnote (3) below. Includes shares beneficially owned by family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bell, 8,295 shares; Mr. Bieber, 20,920 shares; Mr. Brown, 14,000 shares; Ms. Goldberg, 18,000 shares; and all Directors and executive officers combined, 98,361 shares.

(2)             Includes shares which could be purchased by the indicated person upon the exercise of vested options within 60 days after January 31, 2012: Mr. Brown, 282,000 shares; Mr. Cooper, 800,000 shares; Mr. Dahl, 225,000 shares; Mr. Jasper, 141,000 shares; Mr. Winslow, 200,000 shares; and all executive officers combined, 1,861,000 shares.

(3)             Includes whole shares of TCF Stock allocated to accounts in the ESPP for which the Named Executives and certain Directors have shared voting power as follows: Mr. Bell, 6,935 shares; Mr. Brown, 8,767 shares; Mr. Cooper, 8,263 shares; Mr. Dahl, 7,951 shares; Mr. Jasper, 8,505 shares; Mr. Winslow, 59,611 shares; and all Directors and executive officers combined, 365,707 shares. Also includes whole shares of TCF Stock in the trust for the ESPP-Supplemental Plan for which the Named Executives and certain Directors do not have voting power, as follows: Mr. Brown, 34,095 shares; Mr. Cooper, 21,669 shares; Mr. Dahl, 24,566 shares; Mr. Jasper, 5,207 shares; Mr. Winslow, 13,171 shares; and all Directors and executive officers combined, 218,257 shares. Also includes whole shares of TCF Stock (unvested) in the trust for the TCF Employees Deferred Stock Compensation Plan for which the Named Executives do not have voting power, as follows: Mr. Brown, 250,000 shares; Mr. Cooper, 1,000,000 shares; Mr. Dahl, 300,000 shares; Mr. Jasper, 350,000 shares; Mr. Winslow, 50,000 shares; and all Named Executives and other executive officers combined, 2,010,000 shares. Also includes whole shares of TCF Stock (vested and unvested) in the trust for the Executive Deferred Compensation Plan or the Directors Deferred Compensation Plan for which the Directors or Named Executives do not have voting power, as follows: Mr. Barton, 10,222 shares; Mr. Bell, 37,965 shares; Mr. Bieber, 77,586 shares; Mr. Bigos, 18,017 shares; Mr. Cooper, 8,931 shares; Mr. Cusick, 21,534 shares; Ms. Goldberg, 183,707 shares; Ms. Grandstrand, 12,465 shares; Mr. Johnson, 75,624 shares; Mr. Opperman, 20,780 shares; Mr. Schwalbach, 21,788 shares; Mr. Strangis, 83,511 shares; Mr. Zona, 12,465 shares; and all Directors combined, 584,595 shares.

(4)             Each percentage has been calculated by treating as outstanding the shares which could be purchased upon the exercise of existing options within 60 days after January 31, 2012. As of January 31, 2012, there were outstanding options with respect to 1,861,000 shares that were exercisable within 60 days for all executive officers combined. There were no outstanding options for non-employee Directors.

(5)             Beneficial ownership of shares by T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund are in the following manner: sole voting power 3,017,920 and 8,250,000 shares, respectively; shared voting power 0 and 0 shares, respectively; sole dispositive power 14,717,520 and 0 shares, respectively; shared dispositive power 0 and 0 shares, respectively. The foregoing information is based upon the Schedule 13G filed with the SEC on behalf of T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund on February 10, 2012. Information is as of December 31, 2011. Beneficial ownership of shares by Janus Capital Management LLC is in the following manner: sole voting power 0 shares; shared voting power 13,645,607 shares; sole dispositive power 0 shares; shared dispositive power 13,645,607 shares. The foregoing information is based upon the Schedule 13G filed with the SEC on behalf of Janus Capital Management LLC on February 14, 2012. Information is as of December 31, 2011. Beneficial ownership of shares by FMR LLC and Edward C. Johnson 3d are in the following manner: sole voting power 4,599 and 0 shares, respectively; shared voting power 0 and 0 shares, respectively; sole dispositive power 9,267,899 and 9,267,899 shares, respectively; shared dispositive power 0 and 0 shares, respectively. The foregoing information is based upon the Schedule 13G filed with the SEC on behalf of FMR LLC and Edward C. Johnson 3d on February 14, 2012. Information is as of December 31, 2011.

(6)             The Advisory Committee for the ESPP has shared voting power with participants of all allocated shares in such plan. Advisory Committee members disclaim ownership of these shares. Beneficial ownership of shares by the Advisory Committee for the ESPP is in the following manner: sole voting power, 0 shares; shared voting power, 8,137,583 shares; sole dispositive power, 0 shares; and shared dispositive power, 0 shares. The foregoing information is based upon the Schedule 13G filed with the SEC by TCF Financial Corporation on February 9, 2012. Information is as of December 31, 2011. Information in the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Barton, Bieber, Bigos, Opperman, and Schwalbach, the members of such committee, does not include any shares beneficially owned by the Advisory Committee.

(7)             Includes shares pledged as collateral for loans undertaken by Directors or Named Executives as follows: Mr. Cooper, 1,640,000 shares; Mr. Dahl, 89,579 shares; Mr. Schwalbach, 139,364 shares; Mr. Winslow, 12,000 shares; and all Directors and executive officers combined, 2,023,332 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires TCF’s Directors, executive officers, and persons who beneficially own more than ten percent of the outstanding shares of TCF Stock to file certain stock ownership reports with the SEC. Based upon representations signed by officers and Directors, TCF believes that all reports required by officers and Directors were filed on a timely basis during 2011, except for one late Form 4 filed to report five transactions by Mr. Bieber.

BACKGROUND OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following describes at least the last five years of business experience of executive officers of TCF Financial, or its principal wholly-owned subsidiary TCF Bank, who are not Directors of TCF Financial. The descriptions include any other directorships at public companies held during the past five years. In these descriptions, TCF Bank – Lakeshore, TCF Bank – Michigan, TCF Bank – Minnesota, and TCF Bank – Colorado are the Illinois-Wisconsin, Michigan, Minnesota, and Colorado divisions, respectively, of TCF Bank. TCF Bank Wisconsin, TCF Bank Michigan, TCF Bank Minnesota, and TCF Bank Colorado are former subsidiary banks that were merged into TCF Bank.

PAUL B. BRAWNER (age 63) has been Managing Director of Enterprise Risk Management since December 2011 and was elected Executive Vice President of TCF Bank in 2001. He was Senior Credit Officer of TCF Bank from 2005 through December 2011. Prior to being elected Executive Vice President in 2001, he was a Senior Vice President of TCF Bank from 1998 to 2000. Mr. Brawner previously served as Chairman of TCF Bank’s Credit Committees. Mr. Brawner has additional responsibilities for TCF Bank’s credit policies and procedures and consumer and commercial loan review departments.

JAMES S. BROUCEK (age 48) was elected Treasurer of TCF Financial and TCF Bank in 2005 and Senior Vice President of TCF Financial in 2002. He has also held the positions of Chief Investment Officer since 2001 and Executive Vice President since 2007 for TCF Bank. From 1995 to 2001, he was Senior Vice President and Controller of TCF Bank – Michigan.

NEIL W. BROWN (age 53) became Chief Risk Officer of TCF Financial on January 1, 2012. He has responsibilities for Enterprise Risk Management, Credit Administration, Risk Control Services, BSA, Compliance, Employee Benefits, Human Resources, Legal, and coordination with regulators and auditors. From 2006 through 2011, Mr. Brown was President of TCF Financial and following the 2009 reorganization through 2011, he was responsible for TCF’s Retail Banking business. He was Chief Operating Officer from 2007 through 2011 and was Chief Financial Officer of TCF Financial from 1998 through December 2006. Mr. Brown was an Executive Vice President and Treasurer of TCF Financial from 1998 to 2005.

GREGG R. GOUDY (age 49) has been Chief Technology Officer of TCF Bank since 2007. He was elected Executive Vice President in 2004 and was Director of Information Technology from 2004 to 2007. Prior to that, he was a Senior Vice President and Director of Infrastructure and Computer Operations from 2001 to 2004.

JOSEPH T. GREEN (age 57) was elected Secretary of TCF Financial in 2011 and has been General Counsel of TCF Financial since 2009, and a Senior Vice President of TCF Financial since 2008. Since 2001, Mr. Green has also served as General Counsel and Secretary of TCF Bank, and has been an Executive Vice President of TCF Bank since 2010.

WILLIAM S. HENAK (age 53) has been President of TCF Equipment Finance, Inc. since July 2011 and has also been its Chief Operating Officer since 2003. From 2000 to 2003, Mr. Henak was Executive Vice President of TCF Equipment Finance, Inc. He joined TCF in 2000 when TCF acquired First Commercial Capital Corp., a general equipment leasing company founded by Mr. Henak in 1995. He served as Executive Vice President of Computer Leasing, Inc. for 11 years prior to founding First Commercial Capital Corp.

MARK L. JETER (age 55) has been Managing Director of Branch Banking since 2009. He was President of TCF Bank – Minnesota from 2000 through 2009. Prior to that, he held various positions with TCF affiliates: President of TCF Bank – Michigan from 1998 to 2000, Executive Vice President of Retail Banking of TCF Bank – Minnesota from 1996 to 1998, and Senior Vice President of Retail Banking of TCF Bank – Minnesota from 1994 to 1996. Mr. Jeter maintains responsibility for all TCF branches and electronic banking channels.

MICHAEL S. JONES (age 42) became Executive Vice President and Chief Financial Officer of TCF Financial on January 1, 2012. Mr. Jones has also been Executive Vice President and Chief Financial Officer of TCF Equipment Finance, Inc. since 2008 and Executive Vice President and Treasurer of Winthrop Resources Corporation since 2008 and 2011, respectively, each a wholly-owned subsidiary of TCF Bank. From April 2008 to December 2008, prior to joining TCF, Mr. Jones was Operations Controller in charge of the finance function for PACCAR Financial Services, the finance arm of PACCAR, Inc., a manufacturer of premium commercial vehicles. From October 2002 to April 2008, Mr. Jones worked at various subsidiaries of General Electric Company, a large diversified technology and financial services company, serving as the Chief Financial Officer of GE Real Estate Business Property from August 2005 to April 2008, and Global Controller of Fleet Service from October 2002 to August 2005.

JAMES C. LAPLANTE (age 54) has been Executive Vice President – Corporate Operations since 2004 for TCF Bank. Prior to that, he was Senior Vice President and Director of Corporate Operations for TCF Bank – Lakeshore and TCF Bank – Michigan.

MARK D. NYQUIST (age 55) became Executive Vice President and Chief Credit Officer of TCF Bank on January 1, 2012. Since 2000, he has been Executive Vice President and Chief Credit Officer of TCF Equipment Finance, Inc. and Senior Vice President of Winthrop Resources Corporation. In addition, he has had portfolio management responsibilities for TCF Equipment Finance, Inc.

MARK W. ROHDE (age 50) has been Managing Director of Retail Lending since 2009. He was President of TCF Bank – Lakeshore from 2006 through 2009. Prior to that, he was Executive Vice President of Consumer Lending of TCF Bank – Lakeshore from 1997 to 2006. Mr. Rohde currently manages TCF’s Retail Lending Division, which includes loan origination, loan servicing and collections.

BARBARA E. SHAW (age 56) has been Senior Vice President – Director of Corporate Human Resources of TCF Financial since December 1999 and Executive Vice President of Corporate Human Resources for TCF Bank. From 1998 to her election in 1999, she was Vice President – Human Resources of TCF Financial. As Director of Corporate Human Resources, Ms. Shaw oversees all human resources disciplines including recruiting, employee relations, payroll, benefits, compensation, and employee development. Ms. Shaw assumed oversight of the TCF Foundation in 2012.

DAVID M. STAUTZ (age 55) (Principal Accounting Officer) has been a Senior Vice President and Controller of TCF Financial since 1999. In August 2011, he was elected Managing Director of Corporate Development for both TCF Financial and TCF Bank. Mr. Stautz was elected Executive Vice President of TCF Bank in 2007. He has been Controller of TCF Bank since 2000. Mr. Stautz was Assistant Treasurer of TCF Financial and TCF Bank from 1999 to August 2011. Mr. Stautz is a member of the American Institute of Certified Public Accountants. Mr. Stautz is responsible for accounting, financial reporting, forecasting, planning, income taxes, and corporate development at TCF.

EARL D. STRATTON (age 64) became Chief Operations Officer of TCF Financial on January 1, 2012. He was elected an Executive Vice President of TCF Financial in 1995 and was Chief Information Officer of TCF Financial from 1995 through 2011. He has been an Executive Vice President and Chief Information Officer of TCF Bank since 2001. Prior to that, he was a Senior Vice President of TCF Financial from 1985 to 1995 and a Senior Vice President of TCF Bank from 1985 to 2001. Mr. Stratton is a member of the boards of directors of Cooper State Bank and Medica, a non-profit health care holding company operating in Minnesota, Wisconsin, North Dakota, and South Dakota. In his current position, Mr. Stratton is responsible for branch banking, information technology, bank operations, facilities, ATMs, and card services.

JAMES J. URBANEK (age 56) joined TCF in 2010 as Managing Director of Commercial Banking. Previously he held positions with Wells Fargo as Senior Director of Banking/Wealth Management Group for the Great Lakes Region in 2009, and as Wealth Management Group Regional Manager for Iowa from 1999 to 2009. In his positions with Wells Fargo, Mr. Urbanek provided oversight for all aspects of private banking, including financial planning and investment portfolio management. He currently is responsible for TCF’s Commercial Banking business which includes loan origination, loan servicing, commercial cash management, and private banking.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Since 2008, the financial services industry has been challenged by continued declines in real estate values, a high rate of unemployment, government debt crises, and enactment of additional regulations.

In this ever-changing and highly regulated business environment, the role of TCF’s executive team continues to grow increasingly more complex and challenging as TCF strives to meet and exceed stockholder expectations. TCF’s experienced executive team has led the Company in its efforts to remain profitable and grow during these difficult times. Despite these challenges, TCF has remained profitable.

In its evaluation of the Named Executives and their performance, the Compensation/Nominating/Corporate Governance Committee (the “Committee”) has carefully considered the enormous and continued challenges faced by TCF over the past few years and the importance of rewarding and retaining talented, experienced managers to continue to guide the Company through these difficult times.

2011 Compensation Decisions. TCF’s financial performance, including its performance relative to peers, along with the individual performance of executive officers, served as key factors in determining compensation for 2011, including as follows:

•                  TCF’s Return on Average Common Equity (“ROCE”), the performance metric for the Named Executives’ annual cash incentives, exceeded the mean ROCE of its 2011 Peer Group (defined below under “Analysis of the Tools the Committee Uses – Peer Group Comparative Analysis – 2011 Peer Group”) for 2011, resulting in the payment of annual cash incentive awards to each of the Named Executives of between 89% and 100% of base salary.

•                  Long-term incentive compensation comprised of equity awards continued to make up the majority of the compensation for each of the Named Executives in 2011, further aligning the interests of the Named Executives with the Company’s long term success. The awards granted to the Named Executives in February 2011 that vest on January 1, 2014 will be deferred until January 1, 2017, or the occurrence of a permissible distribution event, which are limited to a change in control, death or disability. Additionally, if the Named Executive remains employed by TCF on January 1, 2017, then the award will be deferred until six months following the Named Executive’s separation from service (as defined in the TCF Employees Deferred Stock Compensation Plan (the “Deferred Stock Plan”)).

•      Thomas F. Jasper, Barry N. Winslow, and Craig R. Dahl each received increases to their base salary in connection with their assumption of new duties on January 1, 2011. The increases in base salary provide for better internal pay equity among the four Named Executives who report directly to the CEO. The base salaries of William A. Cooper and Neil W. Brown remained unchanged in 2011.

2011 Say on Pay Vote Response. All key decisions regarding executive compensation for 2011, including executive salary increases and grants of restricted stock, were made prior to the advisory (non-binding) vote on executive compensation at TCF’s 2011 Annual Meeting (the “2011 Say on Pay Vote”). Although TCF received majority support from stockholders for the 2011 Say on Pay Vote, TCF believes that the level of stockholder support warranted additional action by the Company.

Accordingly, following the 2011 Annual Meeting, TCF engaged its stockholders to determine what issues were most important to them. Through these efforts, TCF learned that stockholders felt that the level and terms of performance-based compensation, the excise tax gross-up provision in Mr. Cooper’s employment agreement and the lack of stock ownership requirements for executives and Directors were key areas of stockholder concern. Although TCF believes that its compensation programs significantly focus executives on the long-term success of the Company, TCF made the following changes during 2011 and early 2012 to further align the interests of the Named Executives with its stockholders’ interests:

•                  Performance-Based Vesting. For 2012, the Committee considered ways to strengthen the pay-for-performance culture at TCF, including the decision to award a significant portion of long-term incentive compensation in the form of performance-based restricted stock, including the awards granted to Messrs. Cooper, Jasper, Brown and Dahl in January 2012 discussed below under “Key Decisions Made by the Committee in 2011 and Early 2012 – 2012 Long-Term Incentives.” Of the long-term incentive compensation awards granted to the Named Executives in January 2012, 98% of the shares awarded were performance-based. TCF’s performance will need to significantly improve in order to achieve the target performance measure required for these awards to vest. In addition to making the vesting of the awards subject to the performance criteria, one-half of the shares of performance-based restricted stock that vest will be deferred under the Deferred Stock Plan for an additional two years absent the occurrence of a permissible distribution event, which is limited to a change in control, death or disability. Deferral of the vested awards is intended to further strengthen the alignment between the interests of the Named Executives and TCF’s stockholders.

•                  Amended Employment Agreement for CEO. Mr. Cooper and TCF entered into an amended and restated employment agreement in January 2012 that, among other things, eliminated the automatic renewal and excise tax gross-up provisions, which were disfavored by stockholders. Mr. Cooper’s employment agreement is described further under “Other Forms of Compensation – Payments in the Event of Termination.”

•                  Adoption of Stock Ownership Guidelines. Stock Ownership Guidelines were implemented by the Board that require Mr. Cooper to maintain stock ownership of at least five times his base salary and each other Named Executive to maintain stock ownership of at least three times their annual base salary. The Stock Ownership Guidelines are described further under “Analysis of Tools the Committee Uses – Stock Ownership Data.”

Compensation and Governance Features. The changes that were made in 2011 and early 2012 build upon the Company’s compensation governance framework and its overall pay-for-performance philosophy, which are demonstrated by:

•                  TCF’s policy prohibiting Company personnel, including the Named Executives, from engaging in short sales, buying or selling put or call options, and trading in short-term options.

•                  Implementing Stock Ownership Guidelines applicable to the Named Executives, Directors, and certain other executives.

•                  Making a substantial portion of long-term incentive compensation granted to the Named Executives during 2011 and 2012 subject to additional holding periods following vesting of such awards under the Deferred Stock Plan, except for limited permissible distribution events.

•                  The long-term nature of the awards further enhances TCF’s risk management as it keeps the Named Executives focused on TCF’s long-term stock performance, as opposed to short-term goals which could negatively affect TCF’s stock performance long term.

TCF encourages you to read this Compensation Discussion and Analysis in its entirety for a detailed discussion and analysis of its executive compensation program, including information about the compensation of the Named Executives for 2011.

As used in this Compensation Discussion and Analysis, the term “Committee” refers to the Compensation/ Nominating/Corporate Governance Committee of the Board or, as appropriate, a subcommittee thereof consisting of members who meet the independence requirements of Section 162(m) of the Code and Rule 16b-3 of the Exchange Act.

Objectives of TCF’s Executive Compensation Program

TCF’s executive compensation program is designed to:

1.	Attract and retain experienced, highly qualified executives who are critical to the Company’s long-term success and to enhancement of stockholder value.
2.	Link pay to individual and Company performance, while not encouraging unnecessary or excessive risk to the Company.
3.	Provide for the majority of total compensation in the form of annual cash incentives and long-term incentives.
4.	Align executives’ interests with those of stockholders through long-term ownership of TCF Stock.

Key Decisions Made by the Committee in 2011 and Early 2012

The Committee is responsible for all aspects of executive compensation, including evaluating management and its performance and for oversight of the Company’s compensation plans. This section details key decisions made by the Committee in 2011 and early 2012 concerning compensation for the Named Executives. A discussion regarding the compensation program objectives achieved with each of the following elements of compensation and how amounts are actually determined follows under “Elements of Executive Compensation.”

Base Salary.  The annual salary of Mr. Jasper was increased from $350,000 to $450,000 effective January 1, 2011, to reflect his assumption of executive responsibility of the Legal Department.  Mr. Winslow received a salary increase effective January 1, 2011 from $400,000 to $450,000 to reflect his assumption of responsibility as Chief Risk Officer.  Mr. Dahl, who reported to Mr. Winslow until January 1, 2011, had his salary increased from $400,000 to $450,000 effective January 1, 2011, to reflect his new role as the head of Wholesale Banking, Mr. Winslow’s former role.  The increases in base salary also provide for more internal pay equity among the four Named Executives who report directly to the CEO.  The base salary levels for Mr. Cooper and Mr. Brown were unchanged in 2011.

In October 2011, TCF strategically realigned its management structure to better manage its key functional areas.

Effective January 1, 2012:

•

Mr. Jasper, formerly Executive Vice President and Chief Financial Officer, relinquished his role as Chief Financial Officer and assumed the role of Vice Chairman and Executive Vice President, Funding, Operations and Finance, with responsibility over Branch Banking, which formerly reported to Mr. Brown;

•	Mr. Winslow, Vice Chairman and Chief Risk Officer, relinquished his role as Chief Risk Officer and assumed executive management responsibilities in Corporate Development;
•

Mr. Brown, formerly President and Chief Operating Officer, relinquished these roles and assumed the role of Chief Risk Officer, with responsibility for the Legal Department, which formerly reported to Mr. Jasper; and

•

Mr. Dahl, formerly Executive Vice President, Wholesale Division, relinquished that position and assumed the position of Vice Chairman and Executive Vice President, Lending, with responsibility over Retail Lending, which formerly reported to Mr. Brown.

Also effective January 1, 2012, the annual salary of Mr.  Cooper was increased from $950,000 to $1.5 million and the annual salaries of Messrs.  Jasper, Brown, and Dahl were each increased to $500,000.  The annual salary of Mr.  Winslow was unchanged at $450,000.

The decisions to increase the base salaries of Messrs. Jasper, Winslow, Brown, and Dahl in 2011 and 2012, as applicable, were as a result of the assumption of new duties for each.  In addition, in increasing the base salaries of Messrs. Jasper, Brown, and Dahl for 2012, the Committee considered the annual compensation analysis conducted by Towers Watson in July 2011 which showed that the base salaries of the Named Executives as a group ranked in the bottom half of the peer group and the base salary of each Named Executive ranked well below the average for the peer group.  The compensation analysis performed by Towers Watson is discussed below under “Analysis of Tools the Committee Uses – Towers Watson Analysis.”  The Committee decided to increase the base salary of Mr. Cooper as of January 1, 2012 because the Committee determined that such an increase was appropriate given the value proposition of Mr. Cooper’s executive leadership skills in such a particularly difficult economic and regulatory environment in which TCF has operated, and continues to operate, since his return.

2011 and 2012 Performance Goals and Peer Groups.  The Committee approved the 2011 Management Incentive Plan (“MIP”) on January 18, 2011, effective for services beginning on January 1, 2011.  The 2011 MIP goal was based on TCF exceeding the mean ROCE of its 2011 Peer Group (defined below under “Analysis of Tools the Committee Uses – Peer Group Comparative Analysis – 2011 Peer Group”).  The ROCE performance metric is defined in the TCF Performance-Based Compensation Policy for Covered Executives (the “Performance-Based Compensation Policy”).  On January 17, 2012, the Committee approved the 2012 MIP, effective for services beginning on January 1, 2012.  The goal for the 2012 MIP is based on TCF exceeding the mean ROCE of its 2012 Peer Group (defined below under “Analysis of Tools the Committee Uses – Peer Group Comparative Analysis – 2012 Peer Group”).

The Committee selected the ROCE performance metric for 2011 and 2012 because it believes that it is important to measure management’s efficiency in utilizing the Company’s equity base and management’s ability to earn a market return on stockholder capital.  Additionally, ROCE is publicly available and gives stockholders easy access to information that is used by the Committee to evaluate Named Executives. Relative ROCE (that is, ROCE compared to similar financial institutions) provides an assessment of management’s ability to earn a return on stockholder capital as compared with its peers which are operating under the same regulatory constraints and economic environment.

The Committee also approved a change to the methodology for selecting the peer group for 2011.  Formerly, the MIP peer group consisted of 30 publicly-traded banking and thrift institutions, 15 of which were immediately larger and 15 of which were immediately smaller than TCF in total assets.  For 2011, the peer group used for the MIP included all publicly-traded banking and thrift institutions ranging in asset size from $10 billion to $100 billion as of December 31, 2010 that report at least one quarter of fiscal 2011 earnings results by January 31, 2012.  The Committee selected this peer group to align TCF with financial institutions that are similarly situated based on regulatory and legislative changes.  For 2012, the Committee elected to include all publicly-traded banks and thrift institutions ranging in assets from $10 billion to $50 billion as of December 31, 2011 that report at least one quarter of fiscal 2012 earnings results by January 31, 2013.  The change from the 2011 Peer Group reflects the fact that in the Committee’s judgment, banks of between $10 billion and $50 billion are even more comparable in terms of corporate resources and regulatory burden, especially in light of the regulations enacted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

2011 Annual Cash Incentive.  Named Executives were eligible to receive an annual cash incentive award under the 2011 MIP of up to 100% of base salary if TCF exceeded the mean ROCE of its 2011 Peer Group, subject to downward adjustment at the discretion of the Committee.

In February 2012, the Committee determined that TCF exceeded the mean ROCE of its 2011 Peer Group and paid awards under the 2011 MIP to Named Executives ranging from 89% to 100% of base salary.  The following reflects the annual cash incentive payments awarded to each of the Named Executives under the 2011 MIP:

Named Executive	2011 MIP
William A. Cooper	$950,000
Thomas F. Jasper	$450,000
Barry N. Winslow	$400,000
Neil W. Brown	$450,000
Craig R. Dahl	$450,000

The Committee can award discretionary bonuses to Named Executives outside of the MIP.  The Committee did not award any such bonuses to the Named Executives for 2011 performance.

2012 Annual Cash Incentive.  On January 17, 2012, the Committee approved the 2012 MIP for the Named Executives.  Under the 2012 MIP, the Named Executives are eligible to receive a cash incentive equal to 100% of base salary if TCF exceeds the mean ROCE of its 2012 Peer Group.  The Committee has the ability to reduce or eliminate the annual cash incentive for each executive in its discretion, which may include its subjective evaluation of TCF’s performance relative to its 2012 Peer Group, as well as individual performance.  If TCF does not achieve the target performance, no annual cash incentives will be paid under the 2012 MIP.

2011 Long-Term Incentives.  In February 2011, the Committee approved the Deferred Stock Plan and awarded shares of deferred restricted stock to each of the Named Executives.  Each restricted stock award will fully vest on January 1, 2014 if the Named Executive continues in an executive role (or as CEO for Mr. Cooper).  All unvested shares will also vest upon a change in control.  In addition, a pro-rata portion will vest if the Named Executive dies or becomes “disabled” (as defined under Section 409A of the Code).  The shares of restricted stock are not entitled to dividends until they vest.  The vested shares will be held in the Deferred Stock Plan until January 1, 2017 or the occurrence of a permissible distribution event, which are limited to a change in control, death or disability.  Additionally, if the Named Executive remains employed by TCF on January 1, 2017, then the award will be deferred until six months following the Named Executive’s separation from service (as defined in the Deferred Stock Plan).  The Committee believes that the Deferred Stock Plan will reinforce the alignment of the executives’ interests with the long-term interests of the Company and its stockholders by ensuring that each executive will have significant value tied to the long-term performance of TCF’s stock and will act as an additional disincentive for executives to engage in unnecessary or excessive risk taking.  The Committee made the following awards of deferred restricted stock in February 2011:

Named Executive	Shares Awarded
William A. Cooper	500,000
Thomas F. Jasper	100,000
Barry N. Winslow	50,000
Neil W. Brown	50,000
Craig R. Dahl	50,000

The Committee awarded Mr. Cooper 500,000 shares of deferred restricted stock to retain his services as CEO and to focus him on the Company’s long-term interests.  The Committee considered several factors in determining the size of the award, including the fact that Mr. Cooper held only 150,000 shares of unvested restricted stock at the time of grant.  The 500,000 shares of deferred restricted stock awarded to Mr. Cooper was the first long-term incentive award granted to Mr. Cooper since his return to TCF as CEO in July 2008 following retirement in 2005, other than that awarded at the time of his return.

The amount of restricted stock awarded to each Named Executive was based on several factors, including base salary, length of service, cumulative ownership of TCF Stock and quantity, amount, and vesting schedule of previous stock grants.  The Committee believes that executives should own enough TCF Stock to create a strong focus on long-term stockholder value and to discourage unnecessary risk taking or excessive focus on short-term goals.

2012 Long-Term Incentives.  On January 17, 2012, the Committee awarded shares of performance-based restricted stock to Messrs. Cooper, Jasper, Brown, and Dahl.  One-half of the shares will vest following the first consecutive four quarter period commencing after December 31, 2011 in which Return on Average Assets as defined in the Incentive Stock Program (“ROA”) averages 1.0% (the “First Performance Goal”).  The remaining shares will vest following the first consecutive four quarter period commencing after the achievement of the First Performance Goal in which ROA averages 1.2% (the “Second Performance Goal”).  TCF’s ROA for 2011 was 0.61%.  Thus, a significant improvement in performance will be necessary for any vesting of these grants.

In the event of a “change in control” (as defined in the respective award agreements) prior to December 31, 2017, the maximum number of unvested shares that could still be earned based upon the amount of time available to achieve the performance goals will vest.  Any shares which remain unvested following a change in control or the determination of results for TCF’s fiscal quarter ended December 31, 2017 will be forfeited.

The shares of performance-based restricted stock are not entitled to dividends until they vest.  If the recipient dies or becomes “disabled” (as defined under Section 409A of the Code) all unvested shares will immediately be forfeited.  All unvested shares will be forfeited if prior to vesting the recipient ceases to be employed in an executive role, except in the case of Mr. Cooper, who will forfeit his shares only if at any time prior to the expiration of his employment agreement, as then in effect, he serves as neither CEO of TCF nor as a member of the Board.

Upon any vesting of the performance-based restricted stock awards based upon achievement of the First Performance Goal or Second Performance Goal, 50% of the shares then vesting will be immediately distributed from the Deferred Stock Plan to the recipient, while the remaining 50% of the shares then vesting will remain in the Deferred Stock Plan until two years from the date of vesting or the occurrence of a permissible distribution event, which are limited to a change in control, death or disability.

The Committee believes that granting of the performance-based restricted stock subject to achievement of the ROA performance metric and the additional deferral will help align the interests of Messrs. Cooper, Jasper, Brown, and Dahl with the interests of TCF’s stockholders, because the value of the award depends upon the price of TCF Stock at vesting and during the subsequent deferral period.

The Board internally measures TCF’s performance and engages in goal setting based on ROA.  The Board also uses ROA to measure TCF’s performance relative to other financial institutions.  Accordingly, the Committee selected ROA in order to give Messrs. Cooper, Jasper, Brown, and Dahl an incentive to generate a strong return on assets, which the Committee believes will further align the recipients’ interests with those of the stockholders.  Additionally, ROA is publicly available and gives stockholders easy access to information that is used by the Committee to evaluate the recipients.

The Committee made the following awards of performance-based restricted stock in January 2012:

Named Executive	Shares Awarded
William A. Cooper	500,000
Thomas F. Jasper	250,000
Neil W. Brown	200,000
Craig R. Dahl	250,000

Additionally, on January 17, 2012, the Committee awarded 25,000 shares of restricted stock to Mr. Winslow.  The shares will vest pro-rata on the first three anniversaries of the date of grant.  All unvested shares will also vest upon a “change in control” (as defined in his award agreement).  In addition, a pro-rata portion will vest if Mr. Winslow dies, retires, or becomes “disabled” (as defined under Section 409A of the Code).  All unvested shares will be forfeited upon Mr. Winslow’s termination of employment for any other reason.  The shares of restricted stock are not entitled to dividends until they vest.

The amount of restricted stock awarded to each Named Executive was based on several factors, including base salary, length of service, cumulative ownership of TCF Stock and quantity, amount, and vesting schedule of previous stock grants.  The Committee believes that executives should own enough unearned or unvested TCF Stock to create a strong focus on long-term stockholder value and to discourage unnecessary risk taking or excessive focus on short-term goals.

The following shows the number of shares of unvested restricted stock outstanding for each of the Named Executives prior to the 2011 and 2012 restricted stock awards:

Named Executive	Outstanding Unvested Restricted Shares Prior to February 2011 Award	Outstanding Unvested Restricted Shares Prior to January 2012 Award
William A. Cooper	150,000	500,000
Thomas F. Jasper	43,769	117,624
Barry N. Winslow	30,102	67,624
Neil W. Brown	29,882	62,589
Craig R. Dahl	41,322	72,659

Amended Employment Agreement for CEO.  Mr. Cooper and TCF entered into an amended and restated employment agreement on January 25, 2012 that superseded his prior agreement with TCF.  As part of the amendment and restatement, TCF eliminated the excise tax gross-up provision and replaced it with a “valley provision” that provides that if payments to be made to Mr. Cooper would subject him to an excise tax, then such payments will be reduced to a level that will put him in the best net after-tax position.  In addition, the automatic renewal feature was eliminated, the term was extended for one year to December 31, 2015 and, as described above, his base salary was increased to $1.5 million per year effective January 1, 2012.

Adoption of Stock Ownership Guidelines.  Stock Ownership Guidelines were implemented by the Board that require each Named Executive to maintain stock ownership at specified levels, as described in more detail below under “Analysis of Tools the Committee Uses – Stock Ownership Data.”

Elements of Executive Compensation

Overview

The Committee uses a variety of compensation elements to achieve its overall compensation goals, including base salary, annual cash incentives and long-term incentives (restricted stock and stock options).  This balanced use of the various elements not only rewards executives for performance, but discourages unnecessary or excessive risk-taking within the organization.  The Committee believes that above average Company financial performance should be rewarded through the use of variable elements of compensation such as annual cash incentives, restricted stock and stock option awards.  While the amount and percentage of long-term incentives are not formally tied to base salary, it is expected that increases in base salary for a Named Executive would generally result in an increase in the Named Executive’s long-term incentive potential.

Annually, at its July meeting, the Committee reviews executive compensation in light of the Committee’s compensation objectives.  The Committee compares TCF’s levels of base salary, total direct compensation (defined as base salary plus annual cash incentive), long-term incentive and aggregate total compensation with that of TCF’s peer group.  A discussion of the tools that aid the Committee in making compensation decisions, including tally sheets, peer group comparative analysis and the annual compensation analysis by Towers Watson is found below under “Analysis of Tools the Committee Uses.”  The peer groups used by the Committee are identified below under “Analysis of Tools the Committee Uses – Peer Group Comparative Analysis.”

Objective and Determination of Each Element of Compensation

Base Salary

Objective of Base Salary.  Base salary is a fixed component that is intended to provide a level of compensation necessary to attract and retain highly qualified executives.

Determination of Base Salary.  The Committee reviews base salary market practices annually each July through the use of a peer group comparative analysis and an analysis prepared by its compensation consultant, Towers Watson.  Although the Committee does not seek to use peer group data to benchmark executive compensation, the Committee generally attempts to set base salaries at levels which it believes are appropriate to attract and retain highly qualified executives.  The Committee reviews the base salaries of the Named Executives both in the aggregate, as compared to the aggregate amounts paid to named executive officers at each peer group company, and individually, as compared to the named executive officer at each peer group company of the same rank in terms of relative pay (i.e., highest paid Named Executive for TCF, Mr. Cooper, as compared to the highest paid named executive officer for each company in the 2011 Peer Group, etc.).  The Committee infrequently adjusts base salaries, generally only doing so when it subjectively determines that adjustments are appropriate in light of market practices, to foster internal pay equity or in conjunction with the assumption of increased duties.

Annual Cash Incentive

Objective of Annual Cash Incentives.  The annual cash incentive award program is designed to reward Named Executives for achieving short-term financial objectives that can potentially have a long-term financial impact on stockholder value.  Performance-based cash incentives awarded under the Performance-Based Compensation Policy and accompanying MIP are designed to meet the requirements for tax deductibility as “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

Determination of Annual Cash Incentives.  Annual cash incentive awards under the Performance-Based Compensation Policy and accompanying MIP are contingent upon the Company achieving a predetermined performance goal.  Awards under the 2011 MIP and 2012 MIP were based on the Company exceeding the mean ROCE of the 2011 Peer Group and 2012 Peer Group, respectively.  If the performance goal is achieved, each Named Executive is eligible to receive an award equal to 100% of base salary, subject to reduction in the Committee’s discretion, including its subjective evaluation of Company and individual performance.  In accordance with the terms of the Performance-Based Compensation Policy, the Committee may eliminate the effect of certain extraordinary items in determining the level of performance achieved under the policy.  These permissible adjustments are set forth in the Performance-Based Compensation Policy.  For 2011, the Committee made an adjustment to the Company’s financial results for a significant transaction, which did not affect the achievement of the goal.

Discretionary Bonuses.  The Committee may award discretionary bonuses to the Named Executives when it determines that such awards are appropriate based on factors that it deems relevant at the time of such an award.  The Committee has not awarded a discretionary bonus to any of the Named Executives since 2009.

Long-Term Incentives

Objectives of Long-Term Incentives.  Long-term incentives are designed to align the interests of executives with those of the Company’s stockholders, and to retain and motivate talented executives in this continued challenging regulatory and economic environment.  The Committee believes that having in place unearned or unvested awards better aligns management’s interests with stockholder value and discourages executives from sacrificing long-term objectives for short-term compensation.  The long-term incentives are equity-based and are provided under the

Incentive Stock Program, a stockholder-approved plan.  The Incentive Stock Program permits TCF to grant a variety of equity-based awards, including restricted stock and stock options.  Performance-based stock awards are intended to meet the requirements for tax deductibility as “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

Timing of Long-Term Incentives.  The timing of these awards is based in part on the status of existing unvested awards.  The Committee will consider granting a new award when a previously unvested award is about to vest or be forfeited or if the Committee determines, in its subjective judgment, that further opportunity for stock ownership is appropriate.

Determination of Long-Term Incentives.  The Committee approves periodic discretionary awards upon recommendation of the CEO, except in the case of the CEO’s own awards, which are determined by the Committee and approved by the Board.  The size and form of these awards is determined by the Committee based on a number of factors, including its evaluation of market practice (through use of the peer group comparative analysis and the Towers Watson analysis), base salary, length of service, cumulative ownership of TCF Stock and quantity, amount, and vesting schedule of previous stock grants.  The Committee believes that executives should own enough unvested and unearned TCF Stock to create a strong focus on long-term stockholder value and to discourage unnecessary risk taking or excessive focus on short-term goals.

Other Forms of Compensation

Retirement and Other Benefits.  The Committee believes that benefits are an important aspect of TCF’s ability to attract and retain quality employees and, therefore the Committee designs its benefits programs to be consistent with what it believes are market practices (based on its review of peer group comparative analysis and the Towers Watson analysis).  Benefits, such as the service-weighted match formula of the ESPP, a combined 401(k) and stock purchase plan, are designed to serve as a retention tool for the Company.  Each Named Executive generally has the same benefits as those provided to all full-time employees.  The amount of benefits awarded to a Named Executive has no impact on the amount of other elements of compensation awarded to the Named Executive.

ESPP and ESPP-Supplemental Plan.  TCF’s ESPP offers matching contributions made by the Company on the first 6% of pay contributed after the employee’s first year of service.  The match is 50%, 75%, or 100% of each dollar contributed, depending on an employee’s length of service with TCF.  The plan qualifies as an employee stock ownership plan and qualified tax or deferred compensation plan (“401(k) Plan”) under the Code.  In combination with the ESPP-Supplemental Plan, each Named Executive may contribute the same percentage of pay as any employee generally and receives the same match percentage based on length of service with TCF or its subsidiaries.  A Named Executive’s length of service for this purpose includes only actual time of service with TCF or its subsidiaries and is calculated in the same way as for employees generally.  Covered pay does not include income from restricted stock vesting, stock option exercise or taxable perquisites.

The Internal Revenue Service (“IRS”) limits the amount of contributions and Company matching contributions under the ESPP for certain individuals, including each Named Executive.  As a result, the Company created the ESPP-Supplemental Plan, a nonqualified supplemental plan, which was approved by stockholders in 2006.  For the approximately 229 participants, all amounts contributed over the statutory limit are credited to the ESPP-Supplemental Plan, the operation of which generally mirrors the ESPP.  The Committee approves and maintains the ESPP-Supplemental Plan as a matter of fairness for highly compensated employees so they may contribute the same percentage of pay as other employees and receive the corresponding employer matching contributions.

Pension Benefits.  TCF discontinued pay credits to its pension plan in 2006 in connection with enhancements to the ESPP discussed above.  Pension benefits are disclosed below in the “Pension Benefits in 2011” table and described in the narrative following the table.

Insurance Benefits.  Named Executives are eligible for the same group medical, dental, life insurance and other similar benefits that are available to TCF full-time employees generally.

Payments in the Event of Termination.  In December 2009 and January 2010, employment and change in control agreements previously entered into with certain executives (excluding Mr. Cooper) were terminated.  Mr. Cooper’s employment agreement, as amended as of January 25, 2012, continues to provide for payment of his base salary for the term of the agreement if Mr. Cooper is terminated by TCF without “cause” or he terminates his employment for

“good reason” as defined below under “Potential Payments upon Termination or Change in Control – Non-Change in Control Termination-Related Payments.”  A quantification and description of the benefits payable to Mr. Cooper and each other Named Executive under various change in control and termination scenarios begins below under “Potential Payments Upon Termination or Change in Control.”  Additionally, restricted stock and stock options granted to Named Executives vest immediately in the event of a change in control and pro-rata upon death or disability.  The Committee believes that the immediate vesting of restricted stock and stock options granted to Named Executives in the event of a change in control is appropriate because it allows the Named Executives to realize the value of such a transaction.

Perquisites.  Each Named Executive receives perquisites in the form of use of Company-owned automobiles, club memberships, executive physicals, life insurance, incentive trips, and tax return preparation.  Mr. Cooper and Mr. Brown also receive personal use of the Company airplane, limited in the case of Mr. Brown to 50 hours per year.  Mr. Cooper may approve personal use of the Company airplane by other Named Executives on a case-by-case basis.  The purpose of these perquisites is to provide additional benefits, reduce security risks and enhance scheduling and efficient use of the Named Executives’ time.  The Committee will continue to review its perquisites program periodically.

Roles and Responsibilities of the Committee and Management

in Establishing Executive Compensation

The Committee is responsible for discharging the Board’s responsibilities with respect to compensation of each Named Executive.  Any compensation decision for the CEO must be approved by the full Board.  Following the end of the calendar year, the Committee reviews the Company’s financial results for the previous year to determine if performance targets have been achieved for purposes of performance-based compensation for each Named Executive and to make other compensation decisions.

The CEO makes recommendations to the Committee concerning all elements of compensation for each Named Executive other than himself.  The CEO reviews the performance of each other Named Executive, future management changes and other matters relating to compensation with the Chair of the Committee regularly on an informal basis.  The other Named Executives generally do not make recommendations to the Committee concerning their own compensation, although they may provide the CEO with information used to support a recommendation to the Committee, such as an individual’s proposed goals and information concerning the structure of their compensation.

Compensation decisions by the Committee are subjective and are based upon evaluation of an individual’s overall performance and are not based on a statistical or formulaic analysis of particular results or criteria.  Rather, the Committee considers overall performance in areas of responsibility, management and communication skills, leadership qualities, innovation and creative abilities, risk controls and difficulties encountered in achieving results in light of industry conditions.  Taking the CEO’s recommendations into consideration, the Committee then establishes the compensation levels, bonus amounts and stock awards for each other Named Executive.  A similar process is followed by the Board in determining the compensation for the CEO.

Analysis of Tools the Committee Uses

The Committee uses (1) tally sheets, (2) an annual peer group comparative analysis prepared by SNL Financial, (3) an annual compensation analysis prepared by Towers Watson, (4) a perquisite report and (5) total TCF Stock ownership data to determine whether the objectives of the Company’s executive compensation policies are being met.  The Committee used the following tools in making the compensation decisions described above under “Key Decisions Made by the Committee in 2011 and Early 2012.”

Tally Sheets.  The tally sheets show total compensation payable to each Named Executive in the event of various termination and change in control scenarios.  The tally sheets, together with the total compensation data from the peer group comparative analysis, provide a complete picture of all principal elements of executive compensation.  The Committee considers the tally sheet information, together with the peer group comparative analysis and Towers Watson analysis described below, to subjectively determine the amount and form of compensation and benefits to be awarded to each Named Executive.

Peer Group Comparative Analysis.  The peer group comparative analysis contemplates the relationship between the compensation for each Named Executive and TCF’s financial performance.  The peer group companies are ranked by financial performance, including ROCE, for the relevant year.  The annual cash incentive of each Named Executive under the 2011 MIP and 2012 MIP depends on TCF’s ROCE performance relative to TCF’s peer group.  The Committee considers the peer group comparative analysis when making subjective determinations regarding the amount and form of compensation and benefits paid to each Named Executive.  The Committee does not benchmark compensation against the peer group, nor does it tie such compensation to a specific percentile of the peer group.  However, the Committee believes that there should be a relationship between the compensation paid to each Named Executive and TCF’s relative financial performance.  The Committee reviews the peer group comparative analysis to ensure that the compensation of each Named Executive sufficiently depends on TCF’s relative financial performance, and makes adjustments to compensation as it deems appropriate.

2011 Peer Group.  The peer group for 2011 consisted of all publicly-traded banks and thrift institutions ranging in assets from $10 billion to $100 billion as of December 31, 2010 that reported at least one quarter of fiscal 2011 earnings results by January 31, 2012 (the “2011 Peer Group”), including:  KeyCorp; Northern Trust Corporation; M&T Bank Corporation; Hudson City Bancorp, Inc.; Huntington Bancshares Incorporated; Comerica Incorporated; Zions Bancorporation; Marshall & Ilsley Corporation; New York Community Bancorp, Inc.; Popular, Inc.; Synovus Financial Corp.; People’s United Financial, Inc.; First Horizon National Corporation; BOK Financial Corporation; First Republic Bank; Associated Banc-Corp; City National Corporation; First Niagara Financial Group, Inc.; First Citizens BancShares, Inc.; East West Bancorp, Inc.; Commerce Bancshares, Inc.; Astoria Financial Corporation; Webster Financial Corporation; Cullen/Frost Bankers, Inc.; SVB Financial Group; Fulton Financial Corporation; First BanCorp; Valley National Bancorp; FirstMerit Corporation; Wintrust Financial Corporation; Susquehanna Bancshares, Inc.; Flagstar Bancorp, Inc.; BancorpSouth, Inc.; Washington Federal, Inc.; Bank of Hawaii Corporation; PrivateBancorp, Inc.; UMB Financial Corporation; International Bancshares Corporation; Whitney Holding Corporation; Signature Bank; Umpqua Holdings Corporation; TFS Financial Corporation (MHC); Wilmington Trust Corporation; Cathay General Bancorp; MB Financial, Inc.; and IBERIABANK Corporation.

2012 Peer Group.  The peer group for 2012 will consist of all publicly-traded banks and thrift institutions ranging in assets from $10 billion to $50 billion as of December 31, 2011 that report at least one quarter of fiscal 2012 earnings results by January 31, 2013 (the “2012 Peer Group”), including:  Hudson City Bancorp, Inc.; New York Community Bancorp, Inc.; Popular, Inc.; First Niagara Financial Group, Inc.; First Republic Bank; People’s United Financial, Inc.; Synovus Financial Corp.; BOK Financial Corporation; First Horizon National Corporation; City National Corporation; East West Bancorp, Inc.; Associated Banc-Corp; First Citizens BancShares, Inc.; Commerce Bancshares, Inc.; Cullen/Frost Bankers, Inc.; SVB Financial Group; Hancock Holding Company; Webster Financial Corporation; Astoria Financial Corporation; Fulton Financial Corporation; Wintrust Financial Corporation; Susquehanna Bancshares, Inc.; Signature Bank; FirstMerit Corporation; Valley National Bancorp; Bank of Hawaii Corporation; Washington Federal, Inc.; Flagstar Bancorp, Inc.; UMB Financial Corporation; First BanCorp; BancorpSouth, Inc.; PrivateBancorp, Inc.; IBERIABANK Corporation; International Bancshares Corporation; Umpqua Holdings Corporation; BankUnited, Inc.; TFS Financial Corporation (MHC); Investors Bancorp, Inc. (MHC); and Cathay General Bancorp.

Towers Watson Analysis.  Towers Watson has been engaged annually by the Committee since 1991 to review TCF’s financial performance, including ROE and ROCE, and compensation data as compared with the selected peer group to determine: (1) whether and to what extent the overall level of total compensation for each Named Executive was aligned with financial performance and (2) whether, in its view, TCF’s compensation levels were appropriately aligned with financial performance based on the peer group data provided by SNL Financial.  The analysis measures fixed compensation (which includes base salary and other compensation such as matching contributions to a 401(k) plan, the cost of life insurance and certain perquisites), annual cash incentives, discretionary bonuses and long-term incentives for the five highest-paid executives for each peer group institution, and for TCF, based on information obtained from proxy statements.  The peer group institutions are then ranked by aggregate total compensation, defined as the sum of base salary, annual cash incentives and long-term incentives (restricted stock and stock options).

July 2011 Review of Compensation for Named Executives as a Group.  The July 2011 review was based on executive compensation data for calendar year 2010 for both TCF and the 2011 Peer Group.  Four of the 46 companies from the 2011 Peer Group were excluded from this review: International Bancshares, which only disclosed three executives, and three companies (First Bancorp, First Republic Bank, and Marshall & Ilsley Corporation) that had not disclosed fiscal 2010 compensation at the time the report was prepared.

TCF’s relative performance for 2010 ranked in the top quartile of the 2011 Peer Group for ROCE (defined above under “Key Decisions Made by the Committee in 2011 and Early 2012 – 2011 and 2012 Performance Goals and Peer Groups”) and Return on Average Equity (“ROE”).  Based on 2010 performance, TCF ranked 6th of 42 in the 2011 Peer Group in ROCE, the performance metric for the 2011 MIP, and 7th out of 42 in ROE, the performance metric for the performance-based restricted stock awards granted in December 2009.

The 2010 base salaries for the Named Executives as a group ranked 22nd of 42 in the 2011 Peer Group.  The total direct compensation (base salary plus annual cash incentive) for the Named Executives as a group ranked 16th of 42 in the 2011 Peer Group.  The aggregate total compensation for the Named Executives as a group ranked 19th of 42 in the 2011 Peer Group.

July 2011 Review for Each Named Executive.  The Committee also compared TCF’s compensation of the Named Executives, including both base salary and aggregate total compensation, with the named executive officer at each peer group company of the same rank in terms of relative pay (i.e., highest paid Named Executive for TCF compared to highest paid named executive officer for each company in the 2011 Peer Group, etc.).  The comparative rankings of each Named Executive for both base salary and aggregate total compensation were:

Name	Base Salary	Aggregate Total Compensation
William A. Cooper	21st	14th
Thomas F. Jasper	28th	13th
Barry N. Winslow	24th	15th
Neil W. Brown	28th	21st
Craig R. Dahl	26th	17th

On an individual basis,  the base salary for each Named Executive ranked in the bottom half of the peer group, while the aggregate total compensation for each Named Executive ranked near the middle of the peer group.

Review of Internal Pay Equity.  In July 2011, the Committee reviewed the relationship of pay between Named Executives based on 2010 compensation data.  The Committee found the relationship between base salaries among the Named Executives to be reasonable compared to the relationship between the named executive officers at the 2011 Peer Group companies.  For 2010, the peer group data on base salary was:

•                  Average Highest Paid as a percentage of Average Second-Highest Paid:  185%

•                  Average Highest Paid as a percentage of Average Second-through-Fifth-Highest Paid:  227%

•                  Average Second-Highest Paid as a percentage of Average Third-through-Fifth-Highest Paid:  133%

TCF’s 2010 base salary data was:

•                  Average Highest Paid as a percentage of Average Second-Highest Paid:  207%

•                  Average Highest Paid as a percentage of Average Second-through-Fifth-Highest Paid:  236%

•                  Average Second-Highest Paid as a percentage of Average Third-through-Fifth-Highest Paid:  120%

Although the average highest paid as a percentage of the average second-highest paid is somewhat elevated for TCF compared with the 2011 Peer Group, the Committee believes that the salary level of Mr. Cooper is warranted in view of his value to the Company, leadership skills and long tenure with the Company.  At that time, the Committee believed that TCF’s pay scale was reasonable in light of the market data.

Annual Perquisite Report.  The Committee annually reviews a report of executive perquisites prepared by TCF’s Director of Corporate Human Resources.  The Committee uses the report to determine, in its own judgment, whether perquisites for TCF’s executives are reasonable.  The Committee will reduce or eliminate any perquisite if it is determined that the perquisite, or total perquisites, are excessive based on its judgment of industry norms.

Stock Ownership Data.  On January 17, 2012, the Board adopted Stock Ownership Guidelines for the Directors, the CEO, the other Named Executives and certain other executives of TCF Financial.  The Stock Ownership Guidelines provide that the CEO is expected to own shares of TCF Stock worth an amount equal to five times his base salary and each other Named Executive is expected to own shares of TCF Stock equal to three times his base salary.

All shares of TCF Stock owned directly or indirectly by a Named Executive will be considered in determining whether the Stock Ownership Guidelines have been met, including restricted stock (vested and unvested) and shares held in the ESPP and ESPP-Supplemental Plan.  Stock options will not count towards the Stock Ownership Guidelines.  The shares of TCF Stock will be valued at the higher of fair market value or the executive’s cost basis.

The Named Executives have until the later of (i) January 16, 2017, or (ii) the fifth anniversary of his or her appointment to an executive officer position to reach the applicable target ownership level.  The Committee is responsible for monitoring the application of the Stock Ownership Guidelines and shall prepare and deliver a report to the Board annually.  Failure to meet, or in unique circumstances, to show sustained progress toward meeting the Stock Ownership Guidelines as determined by the Committee, may result in an individual being required to retain all shares obtained through restricted stock vesting or the exercise of stock options.   As of January 31, 2012, each Named Executive owns a sufficient number of shares of TCF Stock to be in compliance with the Stock Ownership Guidelines.

The Committee adopted the Stock Ownership Guidelines because it believes that it is in the best interest of TCF and its stockholders to further align the long-term financial interests of executive management with those of TCF’s stockholders by encouraging stock ownership among executives of TCF.  The Board believes that executive stock ownership demonstrates a long-term commitment to the growth and profitability of TCF.

TCF’s Insider Trading Policy prohibits Directors and employees, including executive officers, from hedging the economic risk of ownership of any shares of common stock they own.

Tax Considerations

Section 162(m) of the Code limits the deductibility of compensation paid to the Named Executives to $1 million annually. Compensation that is “qualified performance-based compensation” generally is not subject to the $1 million deduction limit.  Thus, amounts paid under TCF’s annual cash incentives, grants of stock options, and grants of performance-based restricted stock will generally be fully deductible for tax purposes.  Salary and service-based restricted stock awards are subject to the $1 million deduction limit of Section 162(m) of the Code.  As a result, $500,000 of Mr. Cooper’s annual salary for 2012 will not be deductible.  TCF considers the tax deductibility of any element of executive compensation as a factor in its overall compensation program.  It is TCF’s intent to qualify most compensation paid to the Named Executives for deductibility under the limits under Section 162(m) of the Code in order to maximize its income tax deductions.  However, the Committee may, as they have in the case of Mr. Cooper, approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in the best interest of TCF Stockholders for such compensation to be paid.

Recovery (“Clawback”) of Performance-Based Compensation

The Public Company Accounting Reform and Investor Protection Act (“Sarbanes-Oxley”) requires recovery of certain compensation from the Principal Executive Officer and the Principal Financial Officer in the event of a restatement of financial results due to misconduct.  The Audit Committee is responsible for determining if bonus or stock compensation paid to the Principal Executive Officer or the Principal Financial Officer should be recovered in the event of a restatement.  Mr. Cooper’s January 2012 Amended and Restated Employment Agreement sets forth his obligation to comply with these provisions of Sarbanes-Oxley.

The Dodd-Frank Wall Street Reform and Consumer Protection Act created further obligations on companies to adopt mandatory clawback policies. The SEC will direct the national securities exchanges and national securities associations to amend their listing standards to require that every listed company adopt a compensation recovery policy which requires adoption of a clawback policy to recover any incentive-based compensation paid out based on erroneous financial information reported. Following an accounting restatement due to material noncompliance with any financial reporting requirements, companies must seek repayment from any current or former executive officer of any incentive-based compensation (including stock options) paid during the three-year period preceding the date that the company is required to prepare the accounting restatement. There are a number of areas that require clarification and TCF expects to adopt a compensation recovery policy once the NYSE has amended its listing standards.

Compensation Policies and Practices as They Relate to Risk Management

Annually, the Committee performs a comprehensive review of TCF’s compensation policies and practices for its senior executive officers and other individuals and job groups (in particular, those subject to the same or similar incentive compensation arrangements that, in the aggregate, may have the potential to expose the Company to material levels of risk). The Committee bases this review in part on an analysis of such compensation arrangements prepared by TCF’s incentive compensation risk officer. The analysis and the Committee’s review consider the balance between short-term and long-term components of compensation, the factors used to determine eligibility for an award (in the case of the cash bonus), the factors used to determine vesting of an award (in the case of an equity award), and how these elements relate to TCF’s most significant risks. The Committee also places significance on its ability to reduce or withhold an award if it determines that the executive engaged in excessive risk. Based on these reviews, the Committee determined that the risks arising from TCF’s incentive compensation arrangements, and its compensation policies and practices generally are not reasonably likely to have a material adverse effect on TCF.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on that review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in TCF’s proxy statement.

BY THE COMMITTEE:

Vance K. Opperman, Chair
Raymond L. Barton	William F. Bieber	Theodore J. Bigos
Luella G. Goldberg	Gerald A. Schwalbach

SUMMARY COMPENSATION TABLE

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation awarded to or earned by the Named Executives in 2011, 2010, and 2009.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($) (f)	Non- Equity Incentive Plan Compen- sation ($)(2) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)(3) (h)	All Other Compen- sation ($)(5) (i)	Total ($) (j)
William A. Cooper Director, Chairman and CEO (Principal Executive Officer)	2011 2010 2009	$950,000 $950,000 $401,923	- - $975,000	$6,660,000 - -	- - -	$950,000 $950,000 -	$31,278 $37,077 $31,546	$313,901 $236,999 $258,229	$8,905,179 $2,174,076 $1,666,698
Thomas F. Jasper Director, Vice Chairman and Executive Vice President, Funding, Operations and Finance (Former Principal Financial Officer)	2011 2010 2009	$450,000 $350,007 $259,615	- - $150,000	$ 968,000 - $ 510,440	- - -	$450,000 $350,000 -	$ 0 $ 4,220 $ 2,954	$ 53,371 $ 36,654 $ 22,927	$1,921,371 $ 740,881 $ 945,936
Barry N. Winslow (4) Director and Vice Chairman	2011 2010	$450,000 $400,006	- -	$ 666,000 -	- -	$400,000 $400,000	$ 8,320 $ 9,224	$ 41,185 $ 53,170	$1,565,505 $ 862,400
Neil W. Brown Chief Risk Officer	2011 2010 2009	$460,000 $460,010 $477,711	- - $150,000	$ 484,000 - $ 512,593	- - -	$450,000 $400,000 -	$ 0 $ 8,718 $ 5,733	$ 64,053 $128,613 $ 93,769	$1,458,053 $ 997,341 $1,239,806
Craig R. Dahl Director, Vice Chairman and Executive Vice President, Lending	2011 2010 2009	$450,000 $400,006 $359,628	- - $250,000	$ 484,000 - $ 610,441	- - -	$450,000 $400,000 -	$ 469 $ 6,358 $ 4,859	$ 68,572 $ 51,194 $ 40,739	$1,453,041 $ 857,558 $1,265,667

(1)   The amount shown is the aggregate grant date fair value and does not reflect compensation actually received by the Named Executive.  The amount consists of restricted stock awards at grant date fair value computed in accordance with ASC Topic 718, as further discussed in the narrative below.  The 2011 restricted stock awards were deferred into the Deferred Stock Plan and are not entitled to dividends until the awards vest.  Additionally, the stock awards made in January 2009,  as well as the awards made in consideration for the termination of employment and change in control agreements in December 2009, are not entitled to dividends until the awards vest. TCF’s accounting policy and assumptions for stock-based compensation are described in Notes 1 and 16 to TCF’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2011.

(2)  Non-equity incentive plan compensation represents any awards in recognition of achievement of performance goals under the MIP for the applicable year. For 2011, the Named Executives earned awards ranging from 89% to 100% of base compensation as further described in the Compensation Discussion and Analysis under “Key Decisions Made by the Committee in 2011 and Early 2012 – 2011 Annual Cash Incentive.”

(3)  Amounts shown reflect only the change in pension value.  Although the amounts shown for Messrs. Jasper and Brown are zero, the actual changes in pension value for Messrs. Jasper and Brown were $(669) and $(289), respectively. Pay credits to the pension plan were discontinued effective April 1, 2006.  However, interest credits continue to be credited. In April 2009, the account balances in the pension supplemental program were distributed. Messrs. Brown and Dahl received payments.  There were no above-market or preferential earnings on TCF’s nonqualified deferred compensation plans.

(4)  Mr. Winslow was not a Named Executive in 2009.

(5)   Amounts shown in the “All Other Compensation” column for 2011 consist of the following:

Detail of “All Other Compensation” Column

		Employer Matching Contributions
Name	Perquisites(a)	ESPP Plan(b)	ESPP- Supplemental Plan(b)	Total
William A. Cooper	$199,901	$14,700	$99,300	$313,901
Thomas F. Jasper	$ 15,813	$11,025	$26,533	$ 53,371
Barry N. Winslow	$ 14,185	$14,700	$12,300	$ 41,185
Neil W. Brown	$ 12,453	$14,700	$36,900	$ 64,053
Craig R. Dahl	$ 17,572	$14,700	$36,300	$ 68,572

(a)   All of the Named Executives were eligible to receive the following perquisites, none of which individually exceeded $25,000 in 2011: imputed life insurance, executive tax service, personal use of club memberships, incentive trips, personal use of company car, and executive physical.  In addition, Mr. Cooper received personal use of company aircraft in the amount of $155,980 (calculated on a pre-tax basis).  This amount is the aggregate incremental cost of non-business travel use, as determined based on the average weighted cost of fuel and maintenance, crew travel expense, on-board catering expense, landing fees, trip-related hangar/parking costs, and smaller variable costs.  In the event that a family member or guest accompanied him on a flight, the above amount also includes any incremental costs, such as on-board catering costs that may be associated with such travel.

(b)    Employer matching contributions to the ESPP were limited in 2011 to 100% of 6% of covered compensation up to the limit of $245,000 for employees eligible to participate in the ESPP-Supplemental Plan.  The balance of the employer matching contributions in 2011 was made to the ESPP-Supplemental Plan.

Employment Agreements

Provisions of the Employment Agreement of Mr. Cooper are described below under “Potential Payments Upon Termination or Change in Control – Provisions of the Principal Executive Officer’s Agreement.”  None of the other Named Executives has an employment agreement with TCF.

Amount of Salary and Bonus in Proportion to Total Compensation

The relationship of salary to the Named Executives’ total compensation will vary from year to year primarily depending on the amount of non-equity incentive compensation (annual cash incentive) and grant date fair value of stock awards, as discussed in the Compensation Discussion and Analysis.

GRANTS OF PLAN-BASED AWARDS IN 2011

The following table shows awards to the Named Executives that were made or became effective in 2011:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
William A. Cooper	1/18/2011	$950,000	-	-	-
	2/16/2011	-	-	500,000	$6,660,000
Thomas F. Jasper	1/18/2011	$450,000	-	-	-
	2/16/2011	-	-	100,000	$ 968,000
Barry N. Winslow	1/18/2011	$450,000	-	-	-
	2/16/2011	-	-	50,000	$ 666,000
Neil W. Brown	1/18/2011	$460,000	-	-	-
	2/16/2011	-	-	50,000	$ 484,000
Craig R. Dahl	1/18/2011	$450,000	-	-	-
	2/16/2011	-	-	50,000	$ 484,000

(1)    Amounts represent possible payments under the MIP as described in the Compensation Discussion and Analysis under “Key Decisions Made by the Committee in 2011 and Early 2012 – 2011 Annual Cash Incentive” and “Elements of Executive Compensation – Objective and Determination of Each Element of Compensation – Annual Cash Incentive” which were effective January 1, 2011.  The target amounts are based on TCF exceeding the mean ROCE of its 2011 Peer Group for 2011.  The amount of the award earned for 2011 is presented in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)    Awards represent the grants of restricted stock made under the Incentive Stock Program. The material terms of the awards are described in the Compensation Discussion and Analysis under the heading “Key Decisions Made by the Committee in 2011 and Early 2012 – 2011 Long-Term Incentives.”  The awards vest on January 1, 2014 but receipt by the Named Executive will be deferred under the Deferred Stock Plan until January 1, 2017 or an earlier permissible distribution event.  Additionally, if the Named Executive remains employed by TCF on January 1, 2017, then the award will be deferred until six months following the Named Executive’s separation from service (as defined in the Deferred Stock Plan).  The shares of restricted stock are not entitled to dividends until the awards vest.

(3)    The grant date fair value for the awards to Messrs. Cooper and Winslow is $13.32 per share and is $9.68 per share for all other awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The following table shows all equity awards that were outstanding at December 31, 2011 for each Named Executive:

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)(1)		Option		Number of Shares or Units of Stock That Have	Market Value of Shares or Units of Stock	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights
Name	Year of Award	Exercis- able	Unexer- cisable	Exercise Price ($)	Option Expiration Date	Not Vested (#)(2)	That Have Not Vested ($)(3)	That Have Not Vested (#)(4)	That Have Not Vested ($)(3)
William A. Cooper	2008	-	-	-	-	150,000	$1,548,000	-	-
	2008	400,000	400,000	$12.85	8/1/2018	-	-	-	-
	2011	-	-	-	-	500,000	$5,160,000	-	-
Thomas F. Jasper	2007	-	-	-	-	10,000	$ 103,200	-	-
	2008	70,500	70,500	$15.75	1/22/2018	-	-	-	-
	2009	-	-	-	-	7,334	$ 75,687	-	-
	2009	-	-	-	-	-	-	10,071	$103,933
	2009	-	-	-	-	-	-	7,553	$ 77,947
	2011	-	-	-	-	100,000	$1,032,000	-	-
Barry N. Winslow	2008	100,000	100,000	$12.85	8/1/2018	-	-	-	-
	2009	-	-	-	-	3,667	$ 37,843	-	-
	2009	-	-	-	-	-	-	10,071	$103,933
	2009	-	-	-	-	-	-	7,553	$ 77,947
	2011	-	-	-	-	50,000	$ 516,000	-	-
Neil W. Brown	2008	141,000	141,000	$15.75	1/22/2018	-	-	-	-
	2009	-	-	-	-	11,000	$ 113,520	-	-
	2009	-	-	-	-	-	-	5,036	$ 51,972
	2009	-	-	-	-	-	-	7,553	$ 77,947
	2011	-	-	-	-	50,000	$ 516,000	-	-
Craig R. Dahl	2008	112,500	112,500	$15.75	1/22/2018	-	-	-	-
	2009	-	-	-	-	7,334	$ 75,687	-	-
	2009	-	-	-	-	-	-	10,071	$103,933
	2009	-	-	-	-	-	-	12,588	$129,908
	2011	-	-	-	-	50,000	$ 516,000	-	-

(1)   The stock options vest in two installments as follows: 50% vested on January 1, 2011 and the remaining 50% vest on January 1, 2012.

(2)   Awards represent restricted stock awards that vest as follows:  awards granted in 2007, 2008, and 2009 vest on January 1, 2012; and awards granted in 2011 vest on January 1, 2014.  The 2011 awards are not distributable until the later of January 1, 2017 or upon the occurrence of a permissible distribution event, which include a change in control, death, disability, or separation from service.  Additionally, if the Named Executive remains employed by TCF on January 1, 2017, then the 2011 awards will be deferred until six months following the Named Executive’s separation from service (as defined in the Deferred Stock Plan).

(3)   Market or payout value was determined using the year-end closing stock price of $10.32.

(4)  The 2009 performance-based restricted stock awards will vest in two equal installments on April 1 of each of the years 2012 and 2013, provided TCF’s ROE exceeds the mean of its peer group for the prior fiscal year.  However, if the goal is not achieved for the applicable year, those shares will be forfeited.

OPTION EXERCISES AND STOCK VESTED IN 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William A. Cooper	-	-	150,000	$2,233,500
Thomas F. Jasper	-	-	23,144	$ 352,831
Barry N. Winslow	-	-	12,478	$ 193,859
Neil W. Brown	-	-	21,143	$ 321,174
Craig R. Dahl	-	-	21,462	$ 330,369

(1)    Amounts reflect the market value of TCF Stock on the day the stock vested, determined by multiplying the number of shares acquired on vesting by the average of the high and low sales prices on the NYSE for TCF Stock on the vesting date.

PENSION BENEFITS IN 2011

The following table shows information on the defined benefit pension plan benefits of the Named Executives:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
William A. Cooper (3)	Pre-1990 Plan Benefit	5.67	$276,405	$24,153
Thomas F. Jasper	Pension Plan	3.25	$ 22,726	-
Neil W. Brown	Pension Plan	6.50	$ 73,802	-
Barry N. Winslow (4)	Pre-1990 Plan Benefit	3.58	$ 75,922	-
Craig R. Dahl	Pension Plan	5.75	$ 71,146	-

(1)    The number of years of credited service may be less than actual years of service with TCF or its subsidiaries because either the plan was not in effect or was frozen sometime during the Named Executive’s tenure with TCF or its subsidiaries.  None of the Named Executives was given credited service other than for their actual years of service with TCF or its subsidiaries.

(2)    All values shown are determined using interest rate and mortality assumptions consistent with those used in the Company’s Consolidated Financial Statements; however, the Pre-1990 Plan Benefit (defined below) is provided under a nonparticipating group annuity contract which is not included in the Consolidated Financial Statements.  See “Material Information Regarding Pension Benefits” which follows.

(3)    Mr. Cooper commenced his benefit following his retirement in 2005 and prior to returning to TCF as CEO in 2008.  Mr. Cooper received his entire benefit from the Pension Plan in 2006.

(4)    Mr. Winslow retired from TCF in 2007 and received his entire benefit from the Pension Plan in 2008 prior to his re-employment.

Material Information Regarding Pension Benefits

TCF maintains a pension plan for employees hired prior to July 1, 2004, including the Named Executives.  Pay credits to such plan were discontinued as of April 1, 2006.  At the time pay credits were discontinued, all active employees were deemed 100% vested in their benefits.  Benefits accrued under two distinct formulas:  a traditional final average pay formula in effect prior to September 1, 1990 (the “Pre-1990 Plan Benefit”) and a cash balance formula in effect since September 1, 1990 under the Pension Plan.  Both plans are described below.

Pension Plan:  Cash Balance Formula – Post September 1, 1990 Benefit Accruals.  Benefits have been provided under a cash balance formula since September 1, 1990.  Monthly pay credits equal to the Applicable Percentage (based on the sum of age and years of service) multiplied by Certified Earnings (as defined below) were credited to the retirement accounts each month.  Pay credits were discontinued effective April 1, 2006.

The following table reflects the pay credits that were in effect for the periods indicated above each column:

Sum of the Participant’s age	Applicable Percentage
plus years of service on the last day of the month	Sept. 1, 1990 prior to Jan. 1, 2002	Jan. 1, 2002 prior to Jan. 1, 2004	Jan. 1, 2004 prior to Jan. 1, 2005	Jan. 1, 2005 prior to Jan. 1, 2006	Jan. 1, 2006 prior to April 1, 2006	Beginning on or after April 1, 2006
Under 30	2.5%	2.5%	2.5%	2.5%	-	-
Under 34	2.5%	2.5%	-	-	-	-
Under 36	2.5%	2.5%	-	-	2.5%	0.0%
Under 38	2.5%	2.5%	-	-	-	-
Under 40	2.5%	-	-	-	-	-
30 but less than 32	-	-	2.6%	2.5%	-	-
32 but less than 34	-	-	2.7%	2.5%	-	-
34 but less than 36	-	-	2.8%	2.6%	-	-
36 but less than 38	-	-	2.9%	2.7%	2.6%	0.0%
38 but less than 40	-	2.6%	3.0%	2.8%	2.7%	0.0%
40 but less than 50	3.5%	3.5%	3.5%	3.5%	3.5%	0.0%
50 but less than 60	4.5%	4.5%	4.5%	4.5%	4.5%	0.0%
60 but less than 70	5.5%	5.5%	5.5%	5.5%	5.5%	0.0%
70 but less than 80	6.5%	6.5%	6.5%	6.5%	6.5%	0.0%
80 or more	7.5%	7.5%	7.5%	7.5%	7.5%	0.0%

Interest credits are credited to the retirement accounts using the average 5-year U.S. Government bond rate from the preceding calendar year plus 0.25%.  Interest credits continue after April 1, 2006.

Certified Earnings generally include earned income, wages, salaries, and fees (or other amounts) for services rendered in the course of employment.  Also included are annual cash incentives, commissions paid to salespersons, compensation for services on the basis of profits, commissions on insurance premiums, tips and bonuses (but not including payments for referrals), and any pre-tax contributions to the ESPP.  Restricted stock awards are not included in Certified Earnings.

Prior to the April 1, 2006 freeze, cash balance benefits became vested after five years of vesting service, being 0% vested beforehand.

The normal retirement date is age 65.  A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service.  A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service.  In either case, distribution of the cash balance account balance can occur immediately upon termination.  The amount of the distribution depends upon the payment form elected and is actuarially equivalent to the account balance earned as of the date of distribution.

Mr. Dahl is currently eligible for early retirement under the Pension Plan.  Mr. Dahl’s Pension Plan account balance at December 31, 2011 was $73,735.

The normal payment form is the life only annuity.  A variety of other payment forms are available (including the lump sum option), all equivalent in value if paid over an average lifetime.

The present value of the accumulated benefit displayed in the Pension Benefits table is the discounted value of the projected account balance at age 65 (projected with interest credits only).  The value of the accumulated benefit was determined using assumptions consistent with those used for 2011 financial reporting purposes under ASC Topic 715, “Retirement Benefits Compensation,” unless otherwise directed by Regulation S-K.  TCF’s accounting policy and assumptions for employee benefit plans are described in Note 17 to TCF’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2011.  Some of those assumptions are as follows:

•                  Benefits were assumed to commence at age 65.

•                  The assumed form of payment at distribution was the lump sum option.

•                  All benefits and present values are determined as of December 31, 2011, the plan’s ASC Topic 715 measurement date.

•                  The discount rate used to determine present values is 4.00% at December 31, 2011.

•                  The rate of future interest credits used is 3.5% at December 31, 2011.

•                  No pre-retirement mortality, termination, retirement, or disability was assumed.

Pre-1990 Plan Benefit: Final Average Earnings Formula – Pre September 1, 1990 Benefit Accruals.  The benefits accrued prior to September 1, 1990 were determined under a formula based on years of service and final average earnings, which is defined in the plan and is calculated based on a participant’s salary during the relevant period.  As of August 31, 1990, all benefit accruals under the pre-September 1, 1990 formula were frozen and benefits for all active employees were 100% vested.  A non-participating group annuity contract was purchased for all pre-September 1, 1990 benefits from Nationwide Life Insurance Company.  Nationwide is responsible for benefit payments for benefits earned under this formula.

The normal retirement date is age 65.  A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service.  A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service.  In either case, the participant may commence benefits as early as age 55.  The age 65 accrued benefit is reduced 4% for each year that benefits commence prior to age 65.

Mr. Winslow is currently eligible for early retirement under the pre-September 1, 1990 formula.  The monthly life only benefit at age 65 would be $511.  Mr. Cooper is currently receiving payments from this plan.  The monthly life benefit for Mr. Cooper is $2,013.

The normal payment form is the life only annuity.  A variety of other payment forms are available, all equivalent in value if paid over an average lifetime.

Since a non-participating group annuity contract was purchased to provide these benefits, TCF is no longer required to, and does not, include the value of these benefits in its annual financial disclosure under ASC Topic 715.  The present value of the accumulated benefit displayed in the Pension Benefits table is the discounted value of the life only benefit to commence at age 65.  The present value of the accumulated benefit was determined using assumptions consistent with those otherwise used for cash balance plan financial reporting purposes under ASC Topic 715 unless otherwise directed by Regulation S-K.  TCF’s accounting policy and assumptions for employee benefit plans are described in Note 17 to TCF’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2011.  The material assumptions are as follows:

•                  Benefits were assumed to commence at age 65.

•                  Participants are assumed to take the life only annuity payment option at benefit commencement.

•                  All benefits and present values are determined as of December 31, 2011, the measurement date used for ASC Topic 715 reporting purposes.

•                  The discount rate used to determine present values is 4.00% at December 31, 2011.

•                  No pre-retirement mortality, termination, retirement or disability was assumed.

•                  Post-retirement mortality is assumed to follow the RP-2000 mortality table with a fixed 17-year projection based on combined rates for active employees and retirees with no collar adjustments.

NONQUALIFIED DEFERRED COMPENSATION IN 2011

The following table shows certain information for TCF’s nonqualified account-type plans for the Named Executives.  The ESPP-Supplemental Plan shown below is a nonqualified supplemental program for the ESPP, a plan which is a qualified tax or deferred plan under Section 401(k) of the Code.  The TCF contributions shown in the table for the ESPP-Supplemental Plan are matching contributions which are made at the same rate as under the ESPP.  For further information about this plan refer to the Compensation Discussion and Analysis under “Other Forms of Compensation – ESPP and ESPP-Supplemental Plan.”  The Deferred Stock Plan provides the Named Executives with supplemental retirement benefits by deferring certain transfers of TCF Stock awarded to them under the terms of the Incentive Stock Program.

Name	Plan	Executive Contri- butions in Last Fiscal Year ($)(1)	Registrant Contri- butions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at December 31, 2011 ($)(4)
William A. Cooper(5)	ESPP-Supplemental Plan	$ 99,300	$99,300	$ (82,906)		$(2,912)	$ 223,634
	Deferred Stock Plan	$6,660,000	$0	$(1,500,000	) (2)	$0	$5,160,000
Thomas F. Jasper	ESPP-Supplemental Plan	$ 33,300	$26,533	$ (22,527)		$ (791)	$ 166,962
	Deferred Stock Plan	$ 968,000	$0	$ 64,000	(2)	$0	$1,032,000
Barry N. Winslow	ESPP-Supplemental Plan	$ 30,265	$12,300	$ (42,656)		$(2,048)	$ 135,933
	Deferred Stock Plan	$ 666,000	$0	$ (150,000	) (2)	$0	$ 516,000
Neil W. Brown	ESPP-Supplemental Plan	$ 36,900	$36,900	$ (138,650)		$(6,197)	$ 351,869
	Deferred Stock Plan	$ 484,000	$0	$ 32,000	(2)	$0	$ 516,000
Craig R. Dahl	ESPP-Supplemental Plan	$ 52,300	$36,300	$ (99,263)		$(4,224)	$ 251,868
	Deferred Stock Plan	$ 484,000	$0	$ 32,000	(2)	$0	$ 516,000

(1)        The amounts shown in this column were previously reported as compensation in the Summary Compensation Table.

(2)        Consists of dividend equivalents and unrealized appreciation or depreciation on the deemed account investments, including TCF Stock.  There were no above-market or preferential earnings or appreciation in 2011 or previous years.  The grant date fair value for the deferred restricted stock awards for Messrs. Cooper and Winslow was $13.32, and the grant date fair value for the restricted stock awards to Messrs. Jasper, Brown, and Dahl was $9.68.  These awards represent the executive’s contribution to the Deferred Stock Plan.  Since the grant date fair value of $13.32 for Messrs. Cooper and Winslow is higher than the year-end closing price of $10.32, those awards experienced a depreciation in value while the other awards did not.

(3)        Consists of dividend equivalents on deemed investments in TCF Stock.  The dividend equivalents are also included in the Aggregate Earnings in Last Fiscal Year column of this table.

(4)        Includes the following salary and matching contributions to the ESPP-Supplemental Plan previously reported as compensation in the Summary Compensation Table for fiscal years 2010 and 2009:  Mr. Cooper, $114,000 and $0, respectively; Mr. Jasper, $31,059 and $5,812, respectively; Mr. Winslow, $101,491 and $0, respectively; Mr. Brown, $48,696 and $32,814, respectively; and Mr. Dahl, $64,501 and $32,638, respectively.  Mr. Winslow was not a Named Executive in 2009.

(5)        Mr. Cooper had 8,931 shares in the Directors Deferred Compensation Plan as of December 31, 2011.

Material Information Regarding the ESPP-Supplemental Plan

•                  The Named Executives’ covered compensation and contributions under the ESPP are subject to certain limits imposed by the IRS.  The ESPP-Supplemental Plan allows Named Executives to make pre-tax contributions from their salary and annual cash incentives at the same rate as under the ESPP and up to a total of 50% of covered pay and to receive an employer matching contribution at the same rate as under the ESPP on their contributions up to 6% of pay.

•                  Employee contributions to the ESPP-Supplemental Plan made on or after April 1, 2006 may be invested, at the employee’s election, in the same investment choices that are available in the ESPP.  Prior to April 1, 2006 all employee contributions were invested in TCF Stock.  Employer matching contributions to the ESPP-Supplemental Plan are invested 100% in TCF Stock.

•                  The amounts allocated to the accounts of each of the Named Executives primarily consist of deemed TCF Stock.  Earnings on deemed TCF Stock investments in the plan during 2011 consisted of $0.20 per share in dividend equivalents and depreciation of $4.49 per share.  Dividend-equivalent distributions are made from the ESPP-Supplemental Plan at the same time and at the same rate as to TCF stockholders generally.

•                  Distributions from the ESPP-Supplemental Plan generally occur in a lump sum at termination of employment, or six months thereafter as required by Section 409A of the Code for accounts accumulated after 2004.  Deemed investments in TCF Stock selected by the Named Executives generally cannot be changed during employment (except in certain change in control situations) and such investments are distributed in-kind upon termination of employment or six months thereafter, as applicable.

Material Information Regarding the Deferred Stock Plan

•                  The only contributions to the Deferred Stock Plan in 2011 were deferred restricted stock awards.

•                  TCF did not make any contributions to the Deferred Stock Plan, other than the payment of administrative expenses.

•                  The accounts of the Named Executives are deemed to be invested in shares of TCF Stock.  Distributions are made in-kind in the form of TCF Stock.

•                  Distributions are made the later of three years after the vesting date or six months after separation from service.

•                  TCF’s cost of the Deferred Stock Plan in 2011 was $26,824 for record keeper and trustee expenses.

•                  The shares of restricted stock contributed to the Deferred Stock Plan are not entitled to dividends until they vest.

•                  TCF has established a trust fund to accumulate assets for the payment of benefits as they come due.

•                  At December 31, 2011, the total deemed investment in TCF Stock under the Deferred Stock Plan was 810,000 shares valued at $8,359,200.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Non-Change in Control Termination-Related Payments

All of the Named Executives, excluding Mr. Cooper, terminated their employment and change in control agreements effective December 14, 2009.  The following table reflects the general estimated distributions that would have been made to Mr. Cooper in the event of a termination of employment not involving a change in control of the Company on December 31, 2011.

Payments Due in Event of Termination of Employment of CEO

Type of Termination	Salary Payout	Restricted Stock	Stock Options	Total (1)
By Company Without Cause	$2,850,000 (2)	- (3)	- (3)	$2,850,000
By Executive for Good Reason	$2,850,000 (2)	- (3)	- (3)	$2,850,000
By Executive – Voluntary including Retirement	-	- (4)	- (4)	-
By Company With Cause	-	- (4)	- (4)	-
Death or Disability	- (5)	$3,169,714 (6)	- (6)	$3,169,714

(1)             In addition to the payments indicated, upon termination of his employment Mr. Cooper would have been entitled to receive accumulated and vested benefits under the ESPP, ESPP-Supplemental Plan, the Pension Plan, and continuation benefits available to employees generally, as reported elsewhere in this proxy statement.  There is no enhancement or acceleration of these benefits upon a change in control.

(2)             Payable in a lump sum.  Represents the amount of his salary determined from the date of termination through December 31, 2014, the end of his employment agreement in effect at December 31, 2011.

(3)             Restricted stock and options continue to be subject to vesting schedules provided in the underlying award agreements.

(4)             Unvested restricted stock and stock options would have been forfeited.

(5)             Represents amount of salary earned but unpaid at date of employment termination.  For the purpose of this table, Mr. Cooper was assumed to have died or become disabled on December 31, 2011.  Mr. Cooper did not have any earned but unpaid salary on that date.

(6)             Restricted stock and option awards vest pro-rata based on the date of termination of employment.  For the purposes of this table, Mr. Cooper was assumed to have died or become disabled on December 31, 2011.  Restricted stock was valued at $10.32 per share, the year-end closing stock price.  No value was given to stock options since the exercise price exceeded the year-end closing price.

“Good reason” is generally defined as:  (i) any material diminution in the scope of the executive’s authority and responsibility; (ii) a material diminution in the executive’s base compensation; (iii) a material diminution in authority, duties or responsibilities of the supervisor to whom the executive is to report; (iv) a material diminution in the budget over which the executive retains authority; (v) a material change in geographic location at which the executive performs the services; or (vi) any other action or inaction that constitutes a material breach by TCF of the executive’s agreement.

“Cause” is generally defined as: (i) engaging in willful and recurring misconduct in not following the legitimate directions of the executive’s supervisor (or Board of Directors) after fair warning; (ii) conviction of a felony and all appeals from such conviction have been exhausted; (iii) engaging in habitual drunkenness; (iv) excessive absence from work, which absence is not related to disability, illness, sick leave, or vacations; or (v) engaging in continuous conflicts of interest between his personal interests and the interests of TCF after fair warning.

The Named Executives, except Mr. Cooper, would forfeit all outstanding unvested restricted stock awards and stock options upon a termination absent a change in control, except in the case of retirement, death or disability, but would be entitled to receive all accumulated and vested benefits disclosed elsewhere in this proxy statement under the ESPP, ESPP-Supplemental Plan, and the Pension Plan.  The Named Executives would not be entitled to ongoing perquisites after termination of employment, but would be entitled to continuation benefits coverage available to TCF employees generally.  The estimated value of the restricted stock and option awards that would have vested upon the death or disability of each Named Executive, other than Mr. Cooper, at December 31, 2011 are shown in the tables below:

Payments Due Upon Death or Disability for Other Named Executives

Name	Salary Payout (1)	Restricted Stock (2)	Stock Options (3)	Total
Thomas F. Jasper	-	$594,159	-	$594,159
Barry N. Winslow	-	$290,944	-	$290,944
Neil W. Brown	-	$340,635	-	$340,635
Craig R. Dahl	-	$354,774	-	$354,774

(1)             Represents amount of salary earned but unpaid at the date of death or disability, which is assumed to have occurred on December 31, 2011.  No Named Executive had any earned but unpaid salary on that date.

(2)             Restricted stock was valued at $10.32 per share, the year-end closing stock price.

(3)             No value was given to the stock options since the exercise price exceeded the year-end closing stock price of $10.32.

Payments Due Upon Retirement for Other Named Executives

Name	Salary Payout (1)	Restricted Stock (2)	Stock Options (3)	Total
Thomas F. Jasper	-	$269,816	-	$269,816
Barry N. Winslow	-	$128,773	-	$128,773
Neil W. Brown	-	$178,464	-	$178,464
Craig R. Dahl	-	$192,602	-	$192,602

(1)             Represents amount of salary earned but unpaid at the date of retirement, which is assumed to have occurred on December 31, 2011.  No Named Executive had any earned but unpaid salary on that date.

(2)             Restricted stock was valued at $10.32 per share, the year-end closing stock price.

(3)             No value was given to the stock options since the exercise price exceeded the year-end closing stock price of $10.32.

Change in Control-Related Payments

The following table shows estimated lump sum payments in the event of a change in control, irrespective of whether the Named Executive was also terminated, effective as of December 31, 2011.  Upon a change in control, all of the stock awards and stock options for the Named Executives vest immediately as shown below.  Payout amounts represent estimates assuming the change in control occurred on December 31, 2011.  Actual amounts can only be determined at the actual date of the change in control.

	Estimated Payout Amounts in the Event of a Change in Control
Name	Salary	Vesting of Stock Awards (1)	Vesting of Stock Options (3)	Excise Tax & Gross-Up	Total (4)
William A. Cooper	(2)	$6,708,000	-	-	$6,708,000	(2)
Thomas F. Jasper	-	$1,392,767	-	-	$1,392,767
Barry N. Winslow	-	$ 735,723	-	-	$ 735,723
Neil W. Brown	-	$ 759,438	-	-	$ 759,438
Craig R. Dahl	-	$ 825,528	-	-	$ 825,528

(1)             Stock awards were valued at the year-end closing stock price of $10.32.

(2)             If upon a change in control Mr. Cooper would have been terminated without “cause” or resigned for “good reason,” he would have received $9,558,000.

(3)             No value was given to the stock options since the exercise price exceeded the year-end closing stock price of $10.32.

(4)             In addition to the payments indicated, the Named Executives would have been entitled to receive upon employment termination accumulated and vested benefits under the ESPP, ESPP-Supplemental Plan, the Pension Plan, and continuation benefits available to employees generally, as reported elsewhere in this proxy statement.

Material Information About Payments in the Event of a Change in Control

Named Executives are entitled to vesting of all unvested stock grants and options upon a change in control.  Mr. Cooper’s employment agreement that was in effect on December 31, 2011 included an excise tax gross-up provision.  However, had a change in control occurred on December 31, 2011, the payments to Mr. Cooper would not have been subject to excise tax under Section 280G of the Code.  In January 2012, Mr. Cooper’s employment agreement was amended and the excise tax gross-up provision was eliminated.

For purposes of vesting of restricted stock awards or stock options, a change in control is generally defined as (i) the acquisition by a party of 50% (30% for stock options) or more of the voting stock of TCF’s then-outstanding securities, (ii) a change in a majority of TCF’s Board of Directors over a two-year period, or (iii) TCF stockholders approving (a) a merger or acquisition that results in TCF’s voting stock representing less than 50% (70% for stock options granted to Named Executives other than Mr. Cooper) of the shares outstanding immediately prior to such merger or acquisition, (b) a plan of complete liquidation of TCF, or (c) an agreement for the sale of all or substantially all of TCF’s assets (but, a change in control will not be deemed to have occurred if the merger, consolidation, sale or disposition of assets is not subsequently consummated).

In consideration of acceleration of benefits under the restricted stock and option agreements, Mr. Cooper will be subject to a limited three-year non-compete and non-solicitation agreement following a change in control.  Restricted stock awards entered into by the other Named Executives are generally subject to a one-year non-solicitation agreement after termination of employment other than a termination by TCF without cause or a termination by the executive for good reason.

Provisions of the Principal Executive Officer’s Agreement

On July 31, 2009, TCF Financial and Mr. Cooper entered into an Amended and Restated Employment Agreement (the “2009 Agreement”), which was in effect on December 31, 2011.  Pursuant to such Agreement, Mr. Cooper was entitled to receive:

•                  An annual salary of $950,000.

•                  An annual cash incentive opportunity at the discretion of the Compensation Committee of the Board.

•                  Stock grants and stock options as approved by the Compensation Committee of the Board from time to time.

•                  Perquisites, as approved annually by the Compensation Committee of the Board.

•                  Participation in the same benefit plans as apply to TCF employees generally, and on the same terms and conditions.

•                  Severance payment rights as set forth above.

TCF and Mr. Cooper entered into an Amended and Restated Employment Agreement on January 25, 2012 (the “2012 Agreement”), which superseded the 2009 Agreement.  The 2012 Agreement amends the 2009 Agreement to (i) extend the term to December 31, 2015; (ii) eliminate the automatic renewal provision; (iii) eliminate the excise tax gross up provision and add a so-called “valley provision” that provides that if payments made to Mr. Cooper would subject him to an excise tax, then such payments will be reduced to a level that will put him in the best net after-tax position; and (iv) increase Mr. Cooper’s base salary to $1,500,000 per year effective January 1, 2012.

Indemnification Rights

Indemnification rights are provided to the Named Executives under TCF’s Certificate of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law and per TCF’s Directors and Officers Insurance.

EQUITY COMPENSATION PLANS APPROVED BY STOCKHOLDERS

The following table provides information regarding TCF’s equity compensation plans as of December 31, 2011:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,198,744 (1)	$ 14.43	1,434,661 (2)

Equity compensation plans not approved by security holders	-	-	-

Total	2,198,744	$ 14.43	1,434,661

(1)   Represents the Incentive Stock Program.

(2)   In addition to options, warrants and rights, includes shares available for issuance in the form of restricted stock and performance-based units and stock under the Incentive Stock Program

PROPOSAL 2:  APPROVE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES

UNDER THE TCF FINANCIAL INCENTIVE STOCK PROGRAM

Background

At the 1995 Annual Meeting of Stockholders, the stockholders approved the TCF Financial Incentive Stock Program (the “Incentive Stock Program”).  The Incentive Stock Program authorizes the grant of stock options, stock appreciation rights, restricted stock awards and performance stock or units to employees of TCF up to a maximum of 13,986,032 shares of TCF Stock.

Stockholders have approved the following amendments to the Incentive Stock Program since its initial approval:  an increase in the authorized shares by 2.5 million in 2000; renewal through 2014 in 2004, an increase in the authorized shares by 2.0 million in 2009; and changes to the performance criteria in 2011. In October 2011, the Board approved amendments to the Incentive Stock Program which are now being submitted to the stockholders for approval.

Proposed Amendments

The Board recommends that the stockholders approve an increase in the number of shares of TCF Stock authorized for issuance under the Incentive Stock Program by 2.0 million shares to 15,986,032 shares.

Rationale for Approval

As of February 27, 2012, approximately 166,301 shares remained available for issuance under the Incentive Stock Program, in addition to any outstanding awards that are subsequently forfeited or cancelled.  TCF expects that the amount of shares currently available for future grants under the Incentive Stock Program may not be sufficient to cover awards anticipated to be made under the program prior to the 2013 Annual Meeting of Stockholders, as well as awards made thereafter.

Summary of the Incentive Stock Program

The following summary of the Incentive Stock Program is qualified in its entirety by reference to the full text of the Incentive Stock Program, a copy of which is set forth as Appendix I to this proxy statement with additions underlined and deletions indicated by strikeout.  This discussion is only a summary.  Stockholders are urged to read the full text of the Incentive Stock Program.

Purpose.  The Incentive Stock Program is intended to attract, retain and motivate outstanding officers and employees in order to ensure the future of TCF and its subsidiaries, and to provide an incentive plan that gives officers and employees financial incentives directly linked to stockholder value.

Administration.  The Incentive Stock Program is administered by the Compensation Committee.  The Compensation Committee has the authority to select the individuals to whom awards are granted, to determine the types of awards (including stock options, stock appreciation rights (“SARs”), restricted stock, performance-based stock and performance units) and the number of shares of TCF Stock covered by such awards, and to set the terms and conditions of such awards.  The Compensation Committee also has the authority to establish rules for the administration of the Incentive Stock Program, and its determinations and interpretations are binding.  The Compensation Committee has the authority to accelerate the vesting, exercisability or lapse of restrictions with respect to awards granted under the Incentive Stock Program and to determine whether shares or other amounts that may be payable under the Incentive Stock Program may be deferred.

Eligible Participants.  All employees of TCF are eligible to receive awards under the Incentive Stock Program.  As of December 31, 2011, there were approximately 7,143 employees who were eligible to receive awards under the Incentive Stock Program.  Non-employee Directors are not eligible to participate in the Incentive Stock Program.

Maximum Number of Shares.  Currently, up to 13,986,032 shares of TCF Stock may be issued for awards under the Incentive Stock Program (subject to certain adjustments).  TCF proposes to amend the Incentive Stock Program to increase the shares available from 13,986,032 to 15,986,032 shares.  If any shares to which an award relates are forfeited, or if an award is otherwise terminated, then the number of shares with respect to such award, to the extent of any such forfeiture or termination, will again be available for grant under the Incentive Stock Program, except for forfeitures for the payment of taxes.  The number of shares authorized will be automatically adjusted to reflect any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any other changes in the corporate structure of TCF or shares of TCF Stock.

New Plan Benefits.  It is not possible to determine how much compensation will be paid to the Named Executives and other employees under this Incentive Stock Program in the future.  Awards are at the discretion of the Compensation Committee.  The Incentive Stock Program does not require any awards to be made and does not provide any formulas or guidelines for awards.  There were 1,213,450 shares awarded under the Incentive Stock Program in 2011.

New Plan Benefits

(Benefits Awarded in the Prior Fiscal Year under the Incentive Stock Program)

Name and Position	Restricted Stock Awards (#)	Stock Options (#)	Performance-based Stock Awards (#)
William A. Cooper, Director, Chairman and CEO	500,000	-	-
Thomas F. Jasper, Director, Vice Chairman and Executive Vice President, Funding, Operations and Finance (Former Principal Financial Officer)	100,000	-	-
Neil W. Brown, Chief Risk Officer	50,000	-	-
Barry N. Winslow, Director and Vice Chairman	50,000	-	-
Craig R. Dahl, Director, Vice Chairman and Executive Vice President, Lending	50,000	-	-
Executive Officers as a Group (18 Persons)	910,000	-	-
Directors Who are Not Executive Officers as a Group (13 Persons)	-	-	-
Non-Executive Officer Employees as a Group (7,125 Persons)	303,450	-	-

Types of Awards.  The types of awards allowed under the Incentive Stock Program are: stock options, SARs, restricted stock, performance-based stock and performance units.

Stock Options.  Stock options granted under the Incentive Stock Program may be either incentive stock options (“ISOs”) or stock options that do not qualify as ISOs (“nonqualified stock options”).  ISOs awarded under the Incentive Stock Program are subject to certain limitations and restrictions with the intent that such stock options will qualify under Section 422 of the Internal Revenue Code of 1986, as amended (“the Code”).  The exercise price for ISOs cannot be less than 100% of the fair market value of TCF Stock on the date of the award and the exercise price for nonqualified stock options cannot be less than 85% of the fair market value of TCF Stock on the date of the award.  Fair market value is defined as the average of the high and low sales prices for TCF Stock on the grant date as reported on the NYSE, or if no prices are reported on such date, then the nearest preceding date upon which prices were reported.  The Incentive Stock Program does not permit repricing of stock options and is therefore deemed to prohibit repricing of stock options pursuant to NYSE Rule 303A.08.  The exercise term for stock options granted is established by the Compensation Committee at the grant date, but shall not exceed ten years.

The following table sets forth the number of shares of TCF Stock covered by options granted to the Named Executives, Director nominees and the specified groups set forth below under the Incentive Stock Program since its inception, as of February 27, 2012:

Name and Position	Stock Options Granted
William A. Cooper, Director nominee, Chairman and CEO	1,050,000
Thomas F. Jasper, Director nominee, Vice Chairman and Executive Vice President, Funding, Operations and Finance (Former Principal Financial Officer)	141,000
Barry N. Winslow, Director nominee and Vice Chairman	290,000
Neil W. Brown, Chief Risk Officer	282,000
Craig R. Dahl, Director nominee, Vice Chairman and Executive Vice President, Lending	305,000
All Current Executive Officers as a Group (18 Persons)	2,426,000
All Current Directors Who are Not Executive Officers as a Group (13 Persons)	130,000 (a)
Raymond L. Barton, Director nominee	-
Peter Bell, Director nominee	-
William F. Bieber, Director nominee	-
Theodore J. Bigos, Director nominee	-
Thomas A. Cusick, Director nominee	130,000 (a)
Karen L. Grandstrand, Director nominee	-
George G. Johnson, Director nominee	-
Vance K. Opperman, Director nominee	-
James M. Ramstad, Director nominee	-
Gerald A. Schwalbach, Director nominee	-
Richard A. Zona, Director nominee	-
Each Associate of the Above-Mentioned Directors, Executive Officers or Nominees	-
Each Other Person Who Received or is to Receive 5% of Such Awards	-
All Current Employees (Other than Executive Officers) as a Group (7,125 Persons)	226,750

(a)     Represents options granted to Mr. Cusick when he was an executive officer of TCF.

As of February 27, 2012, options on 2,156,104 shares remain outstanding, of which all are vested and exercisable.

Grant Date	Vesting Date	Expiration Date	Exercise Price	Number of Shares	Market Value ($) (1)
1/21/2008	1/01/2011	1/22/2018	$15.75	488,000	-
1/21/2008	1/01/2011	7/01/2012	$15.75	79,000	-
1/21/2008	1/01/2012	1/01/2013	$15.75	101,104	-
1/21/2008	1/01/2012	1/22/2018	$15.75	488,000	-
7/31/2008	1/01/2011	8/01/2018	$12.85	500,000	-
7/31/2008	1/01/2012	8/01/2018	$12.85	500,000	-

(1)    The market value is the difference between the exercise price and the closing price of $11.05 for TCF Stock on February 27, 2012.  If the exercise price was greater than the closing price, no market value is shown.

SARs.  SARs may be granted to holders of any stock option granted under the Incentive Stock Program at the time of grant or any time thereafter.  The holder of a SAR is entitled to receive the excess of the fair market value of a specified number of shares of TCF Stock (calculated as of the exercise date) over the grant price of the SAR.  In the event of the exercise of a SAR, the number of shares under the Incentive Stock Program will be reduced by the number of shares covered by the stock option or portion thereof exercised.  To date, the Compensation Committee has not issued any SARs under the Incentive Stock Program.

Restricted Stock.  Restricted stock may be granted upon such terms and conditions determined appropriate by the Compensation Committee.  The Compensation Committee sets forth a restricted period and corresponding vesting schedule, according to which ownership of the restricted stock is determined, and may also specify whether payment will be current or delayed, whether dividends will be paid prior to the lapse of restrictions, or whether any other special provisions shall apply.  Unless otherwise specified by the Compensation Committee, holders of restricted stock have the right to vote the restricted shares prior to the vesting date of the restricted stock.  The Compensation Committee may also make restricted stock awards in the form of deferred awards, and these shares may be issued in the name of a trustee at or prior to the time at which restrictions on the share issued would lapse.

The Compensation Committee generally has the right to accelerate the time at which any or all of the restrictions on restricted stock will lapse or to remove any or all of the restrictions whenever it may determine that such action is appropriate.  In general, if the recipient of restricted stock shall cease to be continuously employed by TCF or an affiliate during the restricted period, the recipient’s rights to restricted stock not yet vested will be forfeited.  Exceptions may be made for change in control, retirement, disability, or death according to the terms of the award agreement or exceptions otherwise approved by the Compensation Committee.

Performance-based Stock.  Performance-based stock may be awarded under the Incentive Stock Program only to an employee of TCF or a subsidiary designated as a “key employee” by the Compensation Committee.  Vesting of performance-based stock is based on achievement of a specified performance-based goal or goals established by the Compensation Committee, using one or more of the Incentive Stock Program business criteria.  The business criteria which may be used for performance-based stock awards consist of any one or more of the following: Net Income, Return on Average Equity (“ROE”), Business Unit ROE, Return on Average Common Equity (“ROCE”), Business Unit ROCE, Return on Average Assets (“ROA”), Business Unit ROA, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”), and Cash EPS.  The Compensation Committee sets forth a restricted period and corresponding vesting schedule, according to which ownership of the performance-based stock is determined, and may also specify whether payment will be current or delayed, whether dividends will be paid prior to the lapse of restrictions, or whether any other special provisions shall apply.  Unless otherwise specified by the Compensation Committee, holders of performance-based stock have the right to vote the restricted shares prior to the vesting date of the performance-based stock.

It is the Compensation Committee’s intent that shares of performance-based stock qualify as “qualified performance-based compensation” for the purposes of Section 162(m) of the Code, such that the goals specified by the Compensation Committee must be achieved in order for any vesting to occur and that the Compensation Committee may not increase or accelerate the vesting of performance-based stock.  However, consistent with Section 162(m) of the Code, the Compensation Committee may exercise negative discretion to reduce the award even if the performance-based goal is achieved.

Performance Units.  Performance units consist of monetary units that may be earned in whole or in part only through the achievement of goals established by the Compensation Committee from the business criteria discussed above.  Payment of an award may be in cash or in TCF Stock.  To date, the Compensation Committee has not awarded any performance units under the Incentive Stock Program.

Deferral of Awards.  The Compensation Committee may also grant restricted stock and performance-based stock awards in the form of deferred awards, and these shares may be issued in the name of a trustee at or prior to the time at which restrictions on the shares issued would lapse.

Transferability.  In general, no award and no right under any award granted under the Incentive Stock Program will be transferrable by its recipient otherwise than by will or by the laws of descent and distribution.  Notwithstanding the foregoing, the Compensation Committee may in its discretion award nonqualified stock options which are transferable at the discretion of the participant to whom they are awarded.

Maximum Award Limits Under the Incentive Stock Program.  Under the Incentive Stock Program there is a limit of 800,000 shares per person per year that can be awarded as stock options (ISOs and nonqualified stock options) and SARs combined.  This limit is automatically adjusted to reflect any changes in the outstanding stock of TCF by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any changes in the corporate structure of TCF or shares of TCF Stock.  The maximum award of performance-based stock that may be made under the Incentive Stock Program in any one calendar year to any one employee is 700,000 shares, also automatically adjusted in the event of stock splits or other similar changes in capitalization.  The monetary value of performance units awarded to the CEO per calendar year may not exceed 2% of TCF’s Net Income for that year, and for each of the other executive officers may not exceed 1% of TCF’s Net Income (in each case, reduced by any cash awards made to the executive officer under the TCF Performance-Based Compensation Policy for Covered Executives for the same period).

Term; Amendments.  The Incentive Stock Program will terminate on April 21, 2014, unless stockholders subsequently approve an extension, and no awards may be made after that date.  However, any award granted before April 21, 2014 may extend beyond that date.

The Board generally may amend, suspend, or terminate the Incentive Stock Program or any portion thereof at any time.  Except for adjustments made due to changes in outstanding TCF Stock as described above under “Maximum Number of Shares,” the Incentive Stock Program provides that no amendment may be made without the consent of stockholders where such amendment would: (1) increase the aggregate number of shares from which awards may be granted under the Incentive Stock Program; or (2) change any class of persons eligible to participate in the Incentive Stock Program.

Additionally, the Compensation Committee may at any time amend or modify the Incentive Stock Program to include any provision that, in the opinion of counsel, is required by Section 162(m) of the Code, except that any amendment for which stockholder approved is required, in order for compensation to be “performance-based” under Section 162(m) of the Code, will be subject to receipt of such approval.

No amendment, suspension, or termination of the Incentive Stock Program, or any award agreement, by the Board may have the effect of impairing any awards previously granted to a participant, unless the participant consents to such impairment.

Change in Control Considerations Relative to the Incentive Stock Program.  The Incentive Stock Program provides that, upon the occurrence of a change in control, outstanding awards of stock options, SARs, restricted stock, performance-based stock, and performance units may become fully vested at a time that they would not otherwise vest or be exercisable.  Such vesting or exercisability, together with other anti-takeover provisions included in TCF’s Amended and Restated Certificate of Incorporation (a copy of which may be obtained from the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693), necessary regulatory approvals and the accumulation of shares of TCF Stock in the TCF Employees Stock Purchase Plan (the “ESPP”) and the TCF deferred compensation plans, may have the effect of discouraging a merger, tender offer, or acquisition of stock that would constitute a change in control.  The change in control provision is not intended to increase the amounts payable to participants in the Incentive Stock Program, but is designed to ensure that a participant will not, as the result of a change in control, be denied benefits under the Incentive Stock Program which the participant would otherwise have been entitled to receive or have the right to earn.  If a change in control were to have occurred at February 27, 2012, this provision of the Incentive Stock Program would have resulted in the vesting of 835,000 shares of service-based restricted stock and 1,326,809 shares of performance-based stock.  All outstanding options were already vested and exercisable on February 27, 2012.

Under the Incentive Stock Program, a change in control occurs if:

•      any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of securities of TCF representing 30% or more of the combined voting power of TCF’s then outstanding securities;

•      during any period of two consecutive years there ceases to be a majority of the Board who were Directors at the beginning of the period or whose nomination for election by TCF’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or

•      the stockholders approve a merger or consolidation of TCF with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of TCF or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of TCF approve a plan of complete liquidation of TCF of all or substantially all of TCF’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

The Compensation Committee has provided in some restricted stock awards, but not others, that vesting after a change in control is contingent upon a termination of employment without cause after such change in control.  Other restricted stock awards vest immediately upon a change in control.  The Committee has the discretion to change the percentages of beneficial ownership triggers within the definition of “change in control.”

Federal Income Tax Consequences.  TCF has been advised by counsel that under the Code, as presently in effect, the following federal tax consequences generally will result under the Incentive Stock Program:

1.     The recipient of a stock option or SAR will not be deemed to receive any income for federal tax purposes at the time a stock option or SAR is granted, nor will the Company be entitled to a tax deduction at that time.

2.     In the case of ISOs, there is no tax liability to the recipient at the time of exercise (excluding potential alternative minimum tax consequences).  Generally, if the recipient complies with certain holding periods any gain to the recipient on the sale of the stock acquired by the exercise will be taxed as capital gains.  “Gain” is measured as the difference between the option exercise price and the sale price.  If the sale price is less than the option exercise price, the difference will be treated as a capital loss.  If the recipient does not comply with the holding periods, such as through a “cashless exercise,” the sale of the stock will be a “disqualifying disposition” and gain or loss upon the sale will be taxed as ordinary income or ordinary loss, as the case may be.

3.     In the case of an exercise of a nonqualified stock option, recipients will be deemed to have received ordinary income in an amount equal to the difference between the option exercise price and market price of the shares on the exercise date.  Upon a sale of stock acquired pursuant to a nonqualified stock option, any difference between the sales price and the market value of the stock on the date the nonqualified stock option is exercised will be treated as a capital gain or capital loss, or ordinary income or ordinary loss, based on the holding period after exercise.

4.     In the case of an exercise of a SAR, the recipient will be deemed to have received ordinary income on the exercise date in an amount equal to any cash or market value of unrestricted shares received.

5.     A recipient of restricted stock or performance-based stock normally will not recognize taxable income at the time the stock is issued, unless rights to part or all of the stock are immediately vested.  Thereafter, the recipient will recognize ordinary income as the restrictions lapse or, if shares are deferred, at the time such shares are distributed to the recipient.  However, the recipient may elect to recognize ordinary income in an amount equal to the market value of restricted stock or performance-based stock (in excess of any amount paid by the recipient) at the time the stock is issued.  Any subsequent change in the value of the shares would then be treated as a capital gain or loss, depending upon holding period, if and when the stock is sold.

6.     Upon the exercise of a nonqualified stock option or SAR, or the vesting of restricted stock or performance-based stock (or upon distribution of such stock if the shares are deferred), the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient unless such value exceeds the limits on deductible compensation under Section 162(m) of the Code.  No income tax deduction will be allowed for the Company as a result of the exercise of an ISO.  However, if shares acquired by exercise of an ISO are disposed of before the later of one year from the date of exercise or two years from the date of grant, the Company will be allowed an income tax deduction equal to the ordinary income recognized by the recipient as a result of the premature sale.

The federal income tax consequences set forth above represent only a summary, and are based upon federal tax laws currently in effect.  The tax consequences may be different in particular circumstances.

Recommendation of the Board.  The Board unanimously recommends that stockholders vote “FOR” this Proposal.

PROPOSAL 3:  APPROVE THE AMENDED AND RESTATED

DIRECTORS STOCK GRANT PROGRAM

Background

Stockholders approved the adoption of the TCF Directors Stock Grant Program (the “Directors Stock Grant Program”) in 1996 and its renewal in 2005.  In October 2011, the Board approved amendments to the Directors Stock Grant Program which are now being submitted to the stockholders for approval.

The Directors Stock Grant Program is intended to attract and retain qualified individuals to serve as Directors of TCF and to encourage and enhance ownership of TCF Stock by these individuals.

Proposed Amendments

The Board recommends that the stockholders approve amendments to the Directors Stock Grant Program as follows:

•      Annual grants of time-vesting restricted stock awards valued at $45,000 will replace periodic grants of restricted stock awards valued at three times the Director’s annual retainer fee, which vested upon the earlier of achievement of performance goals (over at least a three-year period) or ten years from the grant date.

•      The Directors Stock Grant Program, which is set to expire on April 27, 2015, will be extended for ten years from April 25, 2012.

Rationale for Approval

Towers Watson, the Compensation Committee’s independent compensation consultant, conducted a director compensation assessment, reviewing both the design of TCF’s Director compensation, as well as its level of competitiveness.  Towers Watson observed that the design varied significantly from common practice and peer group norms in that it was comprised of performance-based equity grants and a retirement program.  Additionally, Towers Watson determined that the overall competitiveness of TCF’s Director compensation was low compared to TCF’s peer group.

Based on the report’s recommendations, the Board froze and terminated the Directors’ Retirement Plan in 2011.  All benefits earned previously will be paid out in 2012.  Additionally, the Board amended the Directors Stock Grant Program, subject to stockholder approval, to increase the amount and frequency of the stock awards and to eliminate the potential for vesting based on TCF’s performance.  These changes are intended to align Director compensation more closely with market practice and to make it more competitive.

Summary of the Directors Stock Grant Program

The following summary of the Directors Stock Grant Program is qualified in its entirety by reference to the full text of the Directors Stock Grant Program, a copy of which is set forth as Appendix II to this proxy statement with additions underlined and deletions indicated by strikeout.  This discussion is only a summary.  Stockholders are urged to read the complete text of the Directors Stock Grant Program for more complete information.

Only non-employee Directors of TCF are eligible to receive awards under the Directors Stock Grant Program.  As of February 27, 2012, there were 13 non-employee Directors.  Under the amended and restated Directors Stock Grant Program, the non-employee Directors will receive annual restricted stock awards valued at $45,000, rather than a value based on the annual retainer, that will vest on the next annual grant date, subject to continued service on the Board.  Prior to the amendment, the non-employee Directors received periodic grants of shares of TCF Stock equal to three times the amount of their annual retainer fee.  Up to one-third of each award could vest each year based on the achievement of performance goals established by the Compensation Committee until the full award vested.  Any shares that had not been earned would vest ten years from the date of grant.

The Directors Stock Grant Program also provides for vesting of all shares in the event of a “change in control” not approved in advance by a majority of the Board.  Under the Directors Stock Grant Program, a change in control occurs if:

•      any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of securities of TCF representing 30% or more of the combined voting power of TCF’s then outstanding securities;

•      during any period of two consecutive years there ceases to be a majority of the Board who were Directors at the beginning of the period or whose nomination for election by TCF’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or

•      the stockholders approve a merger or consolidation of TCF with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of TCF or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of TCF approve a plan of complete liquidation of TCF of all or substantially all of TCF’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

All shares immediately vest upon a Director’s retirement from service on the Board pursuant to the Board policy on Director retirement in effect at that time.  If a non-employee Director of TCF ceases to be a member of the Board for any other reason (including, but not limited to death, disability, or early retirement), all unvested shares will be forfeited and returned to TCF unless the Compensation Committee, pursuant to its discretion, determines to remove any or all the restrictions on the shares.

Full power to construe, interpret, and administer the Directors Stock Grant Program is vested with the Compensation Committee of the Board.

The number of shares awarded will be automatically adjusted to reflect any changes in the outstanding stock of TCF by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any changes in the corporate structure of TCF or shares of TCF Stock.

If the amendments are approved by stockholders, the Directors Stock Grant Program will remain in effect until April 25, 2022, unless earlier terminated by the Board.  The Board generally may amend, not more frequently than once every six months, or terminate the Directors Stock Grant Program at any time.  No amendment or termination of the Directors Stock Grant Program by the Board may have the effect of impairing any awards previously granted to a participant, unless the participant consents to such impairment.

If this Proposal is approved, the following table shows the benefits that are expected to be earned under the Directors Stock Grant Program over the next ten years:

New Plan Benefits

(Benefits Expected to be Earned during the Ten-Year Term of the Directors Stock Grant Program)

Name and Position	Restricted Stock Awards (#)
William A. Cooper, Director, Chairman and CEO	-
Thomas F. Jasper, Director, Vice Chairman and Executive Vice President, Funding, Operations and Finance (Former Principal Financial Officer)	-
Neil W. Brown, Chief Risk Officer	-
Barry N. Winslow, Director and Vice Chairman	-
Craig R. Dahl, Director, Vice Chairman and Executive Vice President, Lending	-
Executive Officers as a Group (18 Persons)	-
Directors Who are Not Executive Officers as a Group (13 Persons)	488,320 (1)
Non-Executive Officer Employees as a Group (7,125 Persons)	-

(1)    The table assumes that stock awards will be made to 13 non-employee Directors for 2012 and 11 non-employee Directors for the remaining nine years of the Directors Stock Grant Program.  The annual grant of $45,000 is converted to shares of TCF Stock by dividing the total value of all expected future awards by $10.32, the year-end closing stock price.  The table does not include any value for dividends, which if paid, will be paid at the regular rate paid to TCF stockholders generally.

Directors Deferred Compensation Plan.  In 1995, TCF stockholders approved the Directors Deferred Compensation Plan and Trust Agreement, which allows the Directors to defer, by written notice, all or a portion of their awards under the Directors Stock Grant Program and to defer all or a portion of their annual fees for Board service.  Amounts deferred are invested in TCF Stock.  Providing Directors with this deferral opportunity on stock awards enhances their retention of shares awarded under the Directors Stock Grant Program by avoiding forced sale of shares to cover income tax liability that would be due on non-deferred shares at the time of vesting.  Deferred shares are held in trust for the Director in an account, with the dividends reinvested in TCF Stock, until such time as the Director’s service on the Board shall terminate.  Upon termination of service, the deferred shares that have vested are distributed to the Director in accordance with instructions provided at the time the shares were awarded or, for shares deferred in 2005 or later, in a lump sum pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (“the Code”).

Federal Income Tax Consequences.  TCF has been advised by counsel that under the Code, as presently in effect, the following federal tax consequences generally will result under the Directors Stock Grant Program.  Generally, a recipient of a restricted stock award will not recognize taxable income at the time the stock is issued, unless rights to any portion or all of the stock are immediately vested.  Thereafter, the recipient will recognize ordinary income as the restrictions lapse or, if shares are deferred, at the time such shares are distributed to the recipient.  However, the recipient may elect to recognize ordinary income in an amount equal to the market value of restricted stock (in excess of any amount paid by the recipient) at the time the stock is issued.  Any subsequent change in the value of the shares would then be treated as a capital gain or loss, depending upon the holding period, if and when the stock is sold.

The federal income tax consequences set forth above represent only a summary, and are based upon federal tax laws currently in effect.  The tax consequences may be different in particular circumstances.

Recommendation of the Board.  The Board unanimously recommends that stockholders vote “FOR” this Proposal.

PROPOSAL 4:  ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the Annual Meeting TCF is providing stockholders with the opportunity to vote on an advisory (non-binding) resolution to approve TCF’s executive compensation policies and procedures as described in the Compensation Discussion and Analysis and tabular disclosure and accompanying narrative discussions of Named Executive compensation in this proxy statement and related material.  TCF currently conducts annual advisory votes on executive compensation.  TCF expects to conduct the next advisory vote at the 2013 Annual Meeting of Stockholders.  The Board recommends that stockholders vote “FOR” this resolution because it believes that the balanced compensation mix consisting of base salary, annual cash incentives and long-term equity awards is fair and equitable and aligns the interests of the Named Executives with those of stockholders.

The following outlines the compensation elements used by TCF to achieve its overall compensation goals:

•      Base Salary.  Base salary is designed to meet a minimum level of compensation necessary to attract and retain highly qualified employees.  Although the overall compensation mix is reviewed annually, increases in base salaries generally have been limited to reflect increased assumption of responsibility and to foster both internal and external pay equity.

•      Annual Cash Incentives.  Annual cash incentives are designed to reward the Named Executives for achieving short-term financial objectives that generally have long-term financial impact on stockholder value.  In 2011, the annual incentive opportunity for each Named Executive was based on TCF exceeding the mean ROCE of its 2011 Peer Group, which TCF successfully achieved.

•      Long-Term Incentive Compensation.  Long-term incentive compensation, comprised of restricted stock awards and performance-based restricted stock awards, continues to make up the majority of the compensation for each of the Named Executives.  The long-term incentive compensation is designed to reward the Named Executives for the achievement of long-term financial goals and objectives, and to retain and motivate them in this challenging regulatory and economic environment.  The portion of the 2011 awards granted to the Named Executives in February 2011 that vest will be deferred until either three years from the vesting date or a permissible distribution event, and if the Named Executive remains employed by TCF at that time, then the award will be deferred until six months following the Named Executive’s separation from service (as defined in the TCF Employees Deferred Stock Compensation Plan (the “Deferred Stock Plan”)).  Additionally, the performance-based restricted stock awards granted to certain of the Named Executives in January 2012 will only vest if certain ROA performance goals are achieved by the Company and, post-vesting, 50% of any shares that vest will be deferred under the Deferred Stock Plan until either two years from the vesting date or a permissible distribution event.  The ROA performance goals chosen by the Compensation Committee will only be achieved if there is significant improvement in TCF’s performance.

TCF also made the following changes to further align the interests of the Named Executives with the interests of stockholders:

•      Amended Employment Agreement for CEO.  In January 2012, Mr. Cooper’s employment agreement was amended and restated to eliminate the automatic renewal and excise tax gross-up provisions, which were disfavored by stockholders, and to extend the term for one year to December 31, 2015 and to provide for an increase in base salary to $1.5 million annually effective January 1, 2012.

•      Adoption of Stock Ownership Guidelines.  In January 2012, Stock Ownership Guidelines were implemented by the Board that require Mr. Cooper to maintain stock ownership of at least five times his base salary and each other Named Executive to maintain stock ownership of at least three times his annual base salary.

As set forth above, the purpose of TCF’s compensation policies and procedures is to attract and retain experienced, highly qualified executives, critical to the Company’s long-term success and enhancement of stockholder value.

What are stockholders asked to approve?  Stockholders are asked to approve the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

Is the stockholder vote binding on the Company?  This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome.  The Compensation Committee will consider the vote of the stockholders when determining future executive compensation arrangements.

Recommendation of the Board.  The Board unanimously recommends that stockholders vote “FOR” this Proposal.

PROPOSAL 5:  ADVISORY (NON-BINDING) VOTE ON THE APPOINTMENT OF

KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”), independent registered public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2012.

A proposal consisting of an advisory vote on the appointment of KPMG will be presented to the stockholders at the Annual Meeting.  Such a vote is not required but is being solicited by TCF in order to determine if the stockholders approve of KPMG as TCF’s independent registered public accountants.  The Audit Committee’s appointment of KPMG is not contingent upon obtaining stockholder approval.   In the event of a negative vote by stockholders, the Audit Committee will take such vote into consideration in determining whether to continue to retain KPMG.   Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.   The representatives will also be provided an opportunity to make a statement,  if they so desire.

Recommendation of the Board.  The Board unanimously recommends that stockholders vote “FOR” this Proposal.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from the independent registered public accountants, KPMG LLP (“KPMG”), required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and discussed the independence of KPMG with representatives of such accounting firm.  The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended (American Institute of Certified Public Accountants, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

BY THE AUDIT COMMITTEE:

Gerald A. Schwalbach, Chair	Thomas A. Cusick	Luella G. Goldberg	Karen L. Grandstrand
George G. Johnson	Vance K. Opperman	Richard A. Zona

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed KPMG as its independent registered public accounting firm for the fiscal year ending December 31, 2012.  Fees paid to KPMG for the years ended December 31, 2010 and 2011 are as follows:

	2010	2011
Audit Fees (1)	$815,000	$ 875,000
Audit Related Fees (2)	15,000	19,000
Tax Fees (3)	39,000	99,432
All Other Fees (4)	-	21,143
TOTAL	$869,000	$1,014,575

(1)  Includes fees for annual audit, quarterly reviews, separate opinions, statutory audits and comfort letters.

(2)  Includes fees for employee benefit plan audits.

(3)  Includes fees related to the review of tax returns and consultation on other corporate tax matters.

(4)  Includes fees related to an assessment of TCF’s Enterprise Risk Management function.

Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.   The representatives will also be provided an opportunity to make a statement,  if they so desire.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the registered public accountants’ independence.

The Board of Directors has adopted a written charter for the Audit Committee, which was amended January 17, 2012.

Pre-approval Process.  The Audit Committee is responsible for pre-approving all audit and non-audit services provided by TCF’s independent registered public accountants.  In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chair is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chair since the prior Committee approvals shall not exceed $250,000.  Any services pre-approved by the Chair will be reported to the full Audit Committee at its next scheduled meeting.  During 2011, all services provided by KPMG (including all of the services on the foregoing table) were pre-approved by the Audit Committee or by the Audit Committee Chair.

Each member of the Audit Committee is independent, as independence is defined in Section 303A of the listing standards of the NYSE.

ADDITIONAL INFORMATION

How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Annual Meeting?

If you are a stockholder and you wish to have a proposal or Director nomination included in TCF’s proxy statement and form of proxy for TCF’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), you must submit your request in writing to the Company’s Corporate Secretary no later than November 8, 2012.  We suggest that you send any such proposals by certified mail.  The Board has the right to review stockholder proposals to determine if they meet the SEC requirements for being included in the proxy statement.

Proposals and Director nominees not included in proxy mailings may be submitted for the 2013 Annual Meeting if they meet the requirements of the Bylaws of TCF.  Stockholders must deliver notice of a proposal to the Company’s Corporate Secretary by the deadline.  The deadline is at least 60 days, but not more than 90 days before the 2013 Annual Meeting, but if TCF gives less than 70 days notice for the 2013 Annual Meeting, the deadline is ten days after the earlier of the date that the notice of the date of the 2013 Annual Meeting was mailed or public disclosure of the date of the 2013 Annual Meeting was made.  Stockholders can nominate Directors at an Annual Meeting if the nomination is submitted to the Company’s Corporate Secretary by the same deadline as applies to other stockholder proposals and if the nomination satisfies the informational and other requirements in the Bylaws of TCF as determined by the Board.   If  the  2013  Annual  Meeting  is  held  on  the  fourth  Wednesday  in  April,  the deadline for submission of a proposal or nomination of a Director for the 2013 Annual Meeting would be on or about February 23, 2013.  TCF reserves the right to vote all proxies as it determines in its discretion on any stockholder proposals or nominations, pursuant to authority provided on the proxy card.  Also, see TCF’s Director Nominations policy described above under “Corporate Governance.”

How Can Stockholders Get Copies of TCF’s Annual Report?

STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2011 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS.  If you wish to receive a copy, please send a written request to the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693.  If you want copies of exhibits to the 2011 Annual Report on Form 10-K, a reasonable charge may be required to cover the expense.  You can also visit the Investor Relations section of TCF’s website, http://ir.tcfbank.com for free access to TCF’s SEC filings.

Delivery of Documents (Proxy Statements and/or Annual Reports) to Stockholders Sharing an Address (“Householding”)

TCF may elect to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC.  Consequently, only one copy of each of the annual report and the proxy statement may be delivered to multiple stockholders sharing an address unless TCF has received contrary instructions from one or more of such stockholders.  TCF will deliver promptly upon written or oral request a separate copy of its 2011 Annual Report on Form 10-K, this proxy statement or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.  With regard to Householding, you may direct any requests for separate copies to the Company’s Corporate Secretary at the TCF address provided above.  If you reside at the same address as another stockholder and you prefer to receive your own set of the annual report, proxy statement, or the Notice in the future, you may contact TCF’s transfer agent, Computershare Trust Company, N.A., by calling its toll-free number, (800) 443-6852, or writing to them at P.O. Box 43078, Providence, RI 02940-3078.  Your request with regard to Householding will be effective 30 days after receipt.  If you are currently receiving multiple copies of the annual report, proxy statement, or the Notice and prefer to receive a single set for your household, you may also contact Computershare Trust Company, N.A., at the phone number or address above.

APPENDIX I

TCF FINANCIAL INCENTIVE STOCK PROGRAM

(As amended and restated ~~effective January 1~~, October 17, 2011)

1.                                      Purpose; Program Renewal.

The purpose of the TCF Financial Incentive Stock Program (the “Program”) is to attract and retain outstanding individuals as officers and other employees of TCF Financial Corporation (the “Company”) and its subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire common shares of the Company, par value $.01 per share (the “Common Shares”), or monetary payments based on the value of such shares or the financial performance of the Company, or both, on advantageous terms as herein provided (the “Benefits”).

This Program is a renewal of the TCF Financial 1995 Incentive Stock Program (the “Prior Program”).

2.                                      Administration.

The Program will be administered by a committee (the “Committee”) of at least two persons which shall be either the Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of “disinterested persons” as defined in Rule 16b-3 of the Securities and Exchange Commission and “independent directors” as defined under the rules of the New York Stock Exchange as the Board of Directors may from time to time designate.  In addition, if necessary for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), membership on the Committee shall be limited to individuals who qualify as “outside directors” under that Section.  The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program.  A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.  Any determination of the Committee under the Program may be made without notice of meeting of the Committee by a writing signed by a majority of the Committee members.

3.                          Participants.

Participants in the Program will consist of such officers and other employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder.  The Committee’s designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year.  The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; and (iv) other compensation provided to participants.

4.                                 Types of Benefits.

Benefits under the Program may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock Awards; and (e) Performance Units or Performance Stock, all as described below and pursuant to the Plans set forth in paragraphs 6-10 hereof.  Notwithstanding the foregoing, the Committee may not award more than 400,000 shares [800,000 shares after giving effect to a two-for-one stock split on September 3, 2004 (the “Company 2004 Stock Split”)] in the aggregate in the form of Incentive Stock Options, Non-qualified Stock Options and Stock Appreciation Rights combined in any one calendar year to any individual participant, and the Committee may not award more than 350,000 shares [700,000 shares after giving effect to the Company 2004 Stock Split] of Performance Stock in any one calendar year to any individual participant.  The Committee may not award monetary value of Performance Units greater than two percent (2%) of the Corporation’s net income (as defined below) to the Chief Executive Officer in any one calendar year, or one percent (1%) of the Corporation’s net income (as defined below) in any one calendar year to any other individual participant, in each case reduced by the monetary value of any cash awards under the TCF Performance-Based Compensation Policy.  Any Benefits awarded under the Program shall be evidenced by a written agreement (an “Award Agreement”) containing such terms and conditions as the Committee may determine, including but not limited to vesting of Benefits.

5.                                      Shares Reserved Under the Program.

~~There is hereby reserved for issuance under the Program,~~ Subject to ~~subsequent adjustments~~ adjustment under paragraph 17, hereby reserved for issuance under the Program are ~~6,917,478~~ 15,986,032 shares.  If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder or under the Prior Program without the issuance of unrestricted Common Shares or payment of cash thereunder, the shares subject to or reserved for such Benefit may again be used for new options, rights or awards of any sort authorized under this Program.

6.                                      Incentive Stock Option Plan.

Incentive Stock Options will consist of options to purchase Common Shares at purchase prices not less than one hundred percent (100%) of the Fair Market Value (as defined in paragraph 16 below) of such Common Shares on the date of grant.  Incentive Stock Options will not be exercisable more than ten (10) years after the date of grant.  In the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in-interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.  In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death.  If the optionee should die within twelve (12) months after termination of employment due to retirement or disability, the right of his or her successor-in-interest to exercise an Incentive Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option.  The aggregate fair market value (determined as of the time the Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.  An Incentive Stock Option granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

7.                                      Non-qualified Stock Option Plan.

Non-qualified Stock Options will consist of options to purchase Common Shares at purchase prices not less than eighty-five percent (85%) of the Fair Market Value of such Common Shares on the date of grant.  Non-qualified Stock Options will be exercisable over not more than ten (10) years after the date of grant.  Unless otherwise provided in the applicable Award Agreement, in the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  Unless otherwise provided in the applicable Award Agreement, if the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.  Unless otherwise provided in the applicable Award Agreement, in the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death.  Unless otherwise provided in the applicable Award Agreement, if the optionee should die within twelve (12) months after termination of employment due to retirement or disability, the right of his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option.  A Non-qualified Stock Option granted to a participant who is subject to Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

8.                                      Stock Appreciation Rights Plan.

The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any Stock Option granted hereunder or under the Prior Stock Option Programs.  Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

(a)                                 A Stock Appreciation Right may be granted with respect to a Stock Option at the time of its grant or at any time thereafter.

(b)                                 Subject to paragraph 8(d) below, Stock Appreciation Rights will permit the holder to surrender any related Stock Option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

(i)                                     The excess of the Fair Market Value on the date of such election of one Common Share over the option price multiplied by

(ii)                                  The number of shares covered by such option or portion thereof which is so surrendered.

(c)                                  A Stock Appreciation Right granted to a participant who is subject to Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

(d)                                 The Committee shall have the discretion to satisfy a participant’s right to receive the amount of cash determined under subparagraph (b) hereof, in whole or in part, by the delivery of Common Shares valued as of the date of the participant’s election.

(e)                                  In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the Stock Option or portion thereof surrendered.

9.                                      Restricted Stock Awards Plan.

Restricted Stock Awards will consist of Common Shares transferred to participants without other payment therefor as additional compensation for their services to the Company or one of its subsidiaries.  Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant’s employment within specified periods.  Subject to such other restrictions as are imposed by the Committee, the Common Shares covered by a Restricted Stock Award granted to a participant who is subject to Section 16 of the Securities Exchange Act may be sold or otherwise disposed of only after six (6) months from the grant date of the award (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

10.                               Performance Units Plan

(I)                              Performance Units shall consist of monetary units granted to participants which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than five (5) years. The goals established by the Committee may use any of the following business criteria: Net Income, Return on Average Assets (“ROA”), Business Unit ROA, Return on Average Equity (“ROE”), Return on Average Common Equity (“ROCE”), Business Unit ROE, Business Unit ROCE, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”) or Cash EPS, as defined below.  In the event the minimum corporate goal established by the Committee is not achieved at the conclusion of a period, no amount shall be paid to or vested in the participant.  In the event the maximum corporate goal is achieved, one hundred percent (100%) of the monetary value of the Performance Units shall be paid to or vested in the participants, unless the Committee in its discretion elects to reduce the amount of the payment.  Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement.  Payment of an award earned may be in cash or in Common Shares (valued as of the date on which certificates for such Common Shares are issued to the participant) or in a combination of both, and may be made when earned, or vested and deferred, as the Committee in its sole discretion determines.  Deferred awards shall earn interest on the terms and at a rate determined by the Committee.  The number of shares reserved for issuance hereunder shall be reduced by the largest whole number obtained by dividing the monetary value of the units at the commencement of the performance period by the Fair Market Value of a Common Share at such time, provided that such number of shares may again become available for issuance under this Program as is provided in paragraph 5 hereof.

(II)                         Performance Stock awards are intended to qualify as performance-based compensation for purposes of Code section 162(m).  Performance Stock shall consist of common shares granted to participants which may be vested in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than ten (10) years.  The goals established by the Committee may use any of the following business criteria: Net Income, Return on Average Assets (“ROA”), Business Unit ROA, Return on Average Equity (“ROE”), Return on Average Common Equity (“ROCE”), Business Unit ROE, Business Unit ROCE, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”) or Cash EPS, as defined below:

(a)              The term “Net Income” shall mean the Corporation’s or Business Unit’s after-tax net income for the applicable Performance Period as reported in the Corporation’s or Business Unit’s consolidated financial statements, adjusted to eliminate the effect of the following: (1) in the event a significant merger or acquisition is made effective during the Performance Period, the effect on operations attributable to such acquisition with respect to the portion of the Performance Period following the effective date of such merger or acquisition; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles (“GAAP”);  and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation’s or Business Unit’s financial statements in accordance with GAAP (any reference herein to the Corporation’s financial statements shall be deemed to include any footnotes thereto as well as management’s discussion and analysis).  Notwithstanding the foregoing, in determining the Corporation’s Net Income for a Performance Period the Committee may from time to time in its discretion disregard any one or more, or all, of the foregoing adjustments (1) - (5) provided that the effect of doing so would be to reduce the amount of incentive payable to a Covered Executive Officer for such Performance Period.

(b)              The term “Performance Period” shall mean a calendar year, commencing January 1 and ending December 31 or such other period as designated by the Committee which is permissible under the Code and Regulations, including but not limited to calendar quarter(s) or multiple years.

(c)               The term “Return on Average Equity” shall mean the Net Income of the Corporation, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from ASC 320, formerly SFAS 115) for the Performance Period.

(d)              The term “Return on Average Common Equity” shall mean the Net Income available to common stockholders of the Corporation, divided by the Corporation’s Average Total Common Equity for the Performance Period.

(e)               The term “Return on Average Assets” shall mean the Net Income of the Corporation before income (loss) attributable to non-controlling interests, divided by the Corporation’s average total assets for the Performance Period.

(f)                The term “Business Unit ROA” means the Net Income before income (loss) attributable to non-controlling interests of a Business Unit or subsidiary managed by a Covered Executive Officer, divided by the Business Unit’s or subsidiary’s average total assets for the Performance Period.

(g)              The term “Business Unit ROE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(h)              The term “Business Unit ROCE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(i)                  The term “Return on Tangible Equity” shall mean the Net Income available to common stockholders of the Corporation plus the after tax effects of amortization or other adjustments to intangible assets acquired in business combinations, divided by the Corporation’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets for the Performance Period.

(j)                 The term “Business Unit Return on Tangible Equity” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, plus the after tax effects of amortization or other adjustments to intangible assets acquired in business combinations, divided by the business unit’s or subsidiary’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets for the Performance Period.

(k)              The term “Earnings Per Share” shall mean the Net Income available to common stockholders of the Corporation divided by the Corporation’s weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation’s basic or diluted (whichever the Committee shall designate at the time it establishes the goal) earnings per share under GAAP (as adjusted to eliminate the effect of shares issued in mergers or acquisitions identified in Sections 4.(a)(1) and (2) above where those Sections also resulted in adjustments to Net Income) for the Performance Period.

(l)                  The term “Average Total Common Equity” shall mean the common equity of the Corporation or Business Unit, adjusted to eliminate the effect of mergers or acquisitions completed during the Performance Period where those mergers or acquisitions resulted in adjustments to Net Income under Sections (a)(1), (a)(2), or (a)(3) above.

(m)          The term “Cash Earnings per Share” shall mean Earnings per Share, as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.

The Committee shall establish the goal(s) for each award of Performance Units or Performance Stock in writing on or before the last date permitted under Section 162(m) of the Code.  The Committee shall also select the employees to whom the Performance Stock shall be awarded, who shall all be “key employees” as determined by the Committee.  The Committee shall also establish in objective terms the method for computing the number of shares vested to the employee if the goal is achieved.

The maximum amount or value of an incentive compensation award for any Performance Period to the Chief Executive Officer shall not exceed two percent (2%) of the Corporation’s Net Income for the Performance Period, reduced by any cash performance-based award for the same Performance Period under the TCF Performance-Based Compensation Policy.  The maximum amount or value of an incentive compensation award for any Performance Period to any other Covered Executive Officer shall not exceed one percent (1%) of the Corporation’s Net Income for the Performance Period, reduced by any monetary performance unit award for the same Performance Period under the TCF Performance-Based Compensation Policy.

11.                               Nontransferability.

Each Stock Option and Stock Appreciation Right granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant.  A participant’s interest in a Performance Unit shall not be transferable until payment or delivery of the award is made.  Notwithstanding the foregoing, the Committee may in its discretion award Non-qualified Stock Options which are transferable at the discretion of the participant to whom they are awarded.

12.                               Other Provisions.

The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate including, without limitation, provisions for the purchase of Common Shares under Stock Options under the Program in installments, provisions for the payment of the purchase price of shares under Stock Options under the Program by delivery of other Common Shares of the Company which have been owned for at least six months having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to apply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Program.

The Committee may, in its discretion, permit payment of the purchase price of shares under Stock Options under the Program by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions:  (a) the exercise of a Non-qualified Stock Option; (b) the lapse of restrictions on Common Shares received as a Restricted Stock Award; or (c) the receipt or exercise of any other Benefit; by paying cash for such amount or by electing (i) to have the Company withhold Common Shares, (ii) to tender back Common Shares received in connection with such Benefit or (iii) to deliver other previously acquired Common Shares of the Company, and, in each case, having a Fair Market Value approximately equal to the amount to be withheld.

13.                               Term of Program and Amendment, Modification, Cancellation or Acceleration of Benefits.

No Benefit shall be granted more than ten (10) years after April 21, 2004, the date of the approval of this Program by the stockholders; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of Common Shares issuable under this Program without stockholder approval for such increase; and provided further, that the Committee may, at any time and in its sole discretion, declare any or all Stock Options and Stock Appreciation Rights then outstanding under this Program or the Prior Program to be exercisable, any or all then outstanding Restricted Stock awards (but not Performance Stock awards) to be vested, and any or all then outstanding Performance Units to have been earned, whether or not such options, rights, awards or units are then otherwise exercisable, vested or earned, unless the Committee has provided otherwise in the Award Agreement evidencing the Benefit awarded in order for the Benefit to qualify for special treatment under Section 162(m) of the Code.

14.                               No Further Awards Under Prior Program.

No options or other awards shall be granted under the Prior Program on or after the date of stockholder approval of this Program.

15.                               Taxes.

The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under this Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. In no event shall the Company withhold any amount for the payment of tax in excess of the minimum statutory withholding rates for Federal and state tax purposes.

16.                               Definitions.

Fair Market Value.  The term “Fair Market Value” of the Company’s Common Shares means as of any applicable date the average of the high and low sales prices for the Company’s Common Shares on such date, as reported on the New York Stock Exchange or, if no such prices shall have been so reported on such date, on the next preceding date upon which prices are so reported.

Subsidiary.  The term “subsidiary” for all purposes other than the Incentive Stock Option Plan described in paragraph 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company.  For Incentive Stock Option Plan purposes the term “subsidiary” shall be defined as provided in Section 424(f) of the Code.

Change in Control.  A “Change in Control” shall be deemed to have occurred if:

(a)                                 any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities.  For purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities; or

(b)                                 during any period of two (2) consecutive years (not including any period prior to the date on which the Program was approved by the Company’s Board of Directors) there shall cease to be a majority of the Board comprised as follows:  individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(c)                                  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

Notwithstanding the foregoing, the Committee may provide a different definition of Change in Control in the Award Agreement establishing the terms and conditions of any award, provided that any such definition is not more generous to the grantee under such Award Agreement than the foregoing definition.

Stock Options.  The term “Stock Options” shall mean Incentive Stock Options and Non-qualified Stock Options under the Program and, if the context includes the Prior Stock Option Programs, options granted under the Prior Stock Option Programs.

Disability.  The term “disability” for all purposes of this Program shall be determined by the Committee in such manner as the Committee deems equitable or required by the applicable laws or regulations.

Retirement.  The term “retirement” for all purposes of the Program shall be determined by the Committee in such manner as the Committee may deem equitable or required by law.

17.                               Adjustment Provisions.

If the Company shall at any time after approval of this Program by the stockholders change the number of issued Common Shares without new consideration to the Company (such as by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate  structure of TCF Financial or in the Common Shares, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which is significant for purposes of this Agreement), the total number of shares reserved for issuance under this Program, the maximum limit on awards to any person in any year in paragraph 4 hereof, and the number of shares covered by each outstanding Benefit shall be automatically adjusted so that the limitations, the aggregate consideration payable to the Company, and the value of each such Benefit shall not be changed.

Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Unless otherwise provided in the applicable Award Agreement, subject to the six month holding requirements of paragraphs 6, 7, 8(c) and 9 but notwithstanding any other provision of this Program or the Prior Stock Option Programs, upon the occurrence of a Change in Control:

(a)                                 All Stock Options then outstanding under this Program shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

(b)                                 All Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

(c)                                  All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied and all such Awards shall vest as of the date of the Change in Control; and

(d)                                 All Performance Units then outstanding shall be deemed to have been fully earned as determined by the Committee and to be immediately payable, in cash, as of the date of the Change in Control and shall be paid within thirty (30) days thereafter and all shares of Performance Stock then outstanding shall be fully vested and immediately distributable in the form of shares of common stock.

18.                               Amendment and Termination of Program.

The Committee may amend this Program from time to time or terminate this Program at any time, but no such action shall reduce the then existing amount of any participant’s Benefit or adversely change the terms and conditions thereof without the participant’s consent, increase the number of authorized shares under this Program or cause a performance-based award to fail to qualify under Code Section 162(m).  No amendment of this Program shall result in any Committee member losing his or her status as a “disinterested person” as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of the Company or result in the program losing its status as a protected plan under said Rule 16b-3.

19.                               Stockholder Approval.

The Prior Program was adopted by the Board of Directors and approved by the stockholders in 1995.  This Program was adopted by the Board of Directors of the Company in January 2011~~, effective upon obtaining stockholder approval at the 2011 Annual Stockholders Meeting.  This Program and any Benefit granted thereunder~~ and was approved by stockholders on April 27, 2011 at the 2011 Annual Meeting of Stockholders.  The Board approved a 2.0 million increase in the number of authorized shares under this program in October 2011, effective upon obtaining stockholder approval at the 2012 Annual Meeting of Stockholders.  The increase in authorized shares shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Program by the Board of Directors.

APPENDIX II

DIRECTORS STOCK GRANT PROGRAM

(amended and restated)

1.                                      PURPOSE

The purpose of the Directors Stock Grant Program (the “Program”) is to attract and retain qualified individuals to serve as directors of TCF Financial Corporation (“TCF Financial”) ~~and its subsidiaries~~, and to encourage and enhance ownership of TCF ~~Common~~common stock, par value $.01 per share (“TCF Stock”) by these individuals.

2.                                      ADMINISTRATION

Full power to construe, interpret and administer the program is vested with a committee consisting of the non-employee directors (as defined by Rule 16b-3 of the Securities and Exchange Commission (the “SEC”)) of the Board of TCF Financial (the “Committee”).  In the event such directors at some time do not qualify as ~~disinterested administrators~~non-employee directors for the purposes of Rule 16b-3, if ~~disinterested administration~~approval by a committee composed solely of non-employee directors is then ~~required~~appropriate in order for the shares of TCF Stock awarded under the Program to be exempt under Rule 16b-3, then the Board of Directors will appoint a new Committee which qualifies under the provisions of Rule 16b-3 as then in effect.  The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program.  ~~A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.  Any determination of the Committee under the Program may be made without notice of meeting of the Committee by writing signed by a majority of the Committee members.~~

3.                                      PARTICIPANTS

Participants in the Program will consist of the outside directors of TCF Financial ~~and its subsidiaries~~ from time to time.

4.                                      BENEFITS

~~Director restricted stock awards will consist of common shares transferred to Directors without other payment as additional compensation for their services to TCF Financial or one of its subsidiaries.~~

Each director of TCF Financial will periodically receive formula awards of restricted shares of TCF Stock without other payment as additional compensation for their services to TCF Financial.

Awards Granted Prior to January 17, 2012:

Awards will be made upon the full vesting of an award previously granted to directors under the Program (each, a “Grant Date”).  Each award will be equal in value to three (3) times the total amount of his or her annual retainer fee.  A director elected by the board between ~~grants~~Grant Dates will receive a pro-rated award based on the number of months from the beginning of board service until the next anticipated ~~stock award date.~~Grant Date.  Value will be determined on the basis of the Fair Market Value of TCF Stock on the day the award is made, based on the annual retainer (not including Committee chair retainer fees) in effect ~~on~~ at the beginning of that day.  ~~Awards will be made upon the full vesting of an award previously granted to Directors under the Program.~~

~~During the time the shares are restricted, they will not be transferable by the directors and a legend will be placed on the stock certificates to that effect.~~

Vesting will occur over a minimum of three years from the applicable Grant Date (or a shorter period for a pro rata award made upon a director’s election between Grant Dates), and is based on the attainment of the goal set for the award by the Committee.  If the goal is not achieved, no vesting occurs for that year.  There is not, however, a forfeiture in years (if any) when the goal is not achieved, so that the grant is effectively extended for an additional year in such circumstances.  The ~~Director~~director must be on the board on December 31 of the year in order to receive shares vesting based on that year’s performance.  If the goal is achieved, one-third of the shares will vest as soon as reasonably feasible following the fiscal year in which the goal is achieved, as determined by the Committee.  For a pro rata award made between Grant Dates, vesting shall occur ratably based on the remaining vesting of awards granted to incumbent directors on the last preceding Grant Date.  If some or all of the restricted shares are not vested on the basis of goals by ten (10) years after the ~~grant date~~applicable Grant Date, and if the ~~Director~~director is still with TCF Financial on that date, then any remaining restricted shares will become vested on that date.

Awards Granted On or After January 17, 2012

Commencing on January 17, 2012, awards will be made automatically on the third Tuesday of each January (each, a “Grant Date”).

Each award will be equal in value to $45,000.  A director first elected by the board between Grant Dates will receive a pro-rated award based on the number of months from the beginning of board service until the next Grant Date.  The number of restricted shares of TCF Stock subject to each award will be determined on the basis of the Fair Market Value of TCF Stock on the day the award is made.

Each award will vest on the next Grant Date after the date the award was made.  The director must be on the board on the vesting date in order to receive the vested shares.

All Awards

If a ~~Director~~director retires from service on the board of TCF Financial pursuant to board policy on ~~Director~~director retirement in effect at that time, the restricted period will lapse and all shares will become fully vested.  There is no vesting in the event of a full or partial disability.

During the time the shares are restricted, they will not be transferable by the directors and a legend will be placed on the stock certificates (or book-entry shares, if applicable) to that effect.

5.                                      DEFINITIONS

FAIR MARKET VALUE

The term “Fair Market Value” of shares of TCF ~~Financial’s Common Shares~~ Stock at any time shall be the average of the high and low sales prices for shares of TCF ~~Financial’s Common Shares~~Stock for the date, as reported by the New York Stock Exchange.

~~SUBSIDIARY~~

~~The term “subsidiary” shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by TCF Financial.~~

CHANGE IN CONTROL

A “Change in Control” shall be deemed to have occurred if:

(a)         any “person” as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing thirty percent (30%) or more of the combined voting power of TCF Financial’s then outstanding securities.  For purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by TCF Financial that invests in TCF Financial’s voting securities; or

(b)         during any period of two (2) consecutive years (not including any period prior to April 1995) there shall cease to be a majority of the Board comprised as follows:  individuals who at the beginning of such period constitute the Board or as new directors whose nomination for election by TCF Financial’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election previously so approved; or

(c)              the shareholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger of consolidation, or the shareholders of TCF Financial approve a plan of complete liquidation of TCF Financial or an agreement for the sale or disposition by TCF Financial of all or substantially all TCF Financial’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

DISABILITY

The term “disability” for all purposes of this Program shall be determined by the Committee in such manner as the Committee deems equitable or required by the applicable laws or regulations.

RETIREMENT

The term “retirement” means a retirement under the policies of the Board of Directors of TCF Financial in effect at the time of a director’s departure from the Board.

6.                                           ADJUSTMENT PROVISIONS

If TCF Financial shall at any time change the number of issued ~~Common Shares~~shares of TCF Stock without new consideration to TCF Financial (such as by stock dividends or stock splits), then the total number of shares reserved for issuance under this Program~~,~~ and the number of shares covered by each outstanding ~~Benefit~~award shall be adjusted so that the limitations, the aggregate consideration payable to TCF Financial, and the value of each such ~~Benefit~~award shall not be changed.  The Committee shall also have the right to provide for the continuation of ~~Benefits~~awards or for other equitable adjustments after changes in the ~~Common Shares~~shares of TCF Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of the grants in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

All terms and conditions of all restricted stock awards outstanding shall be deemed satisfied and all such awards shall vest as of the date of a Change in Control.

7.                                      AMENDMENT AND TERMINATION OF PROGRAM

The Board of Directors of TCF Financial or the Committee may amend this Program from time to time, but not more often than once every six months, other than to comply with requirements of the Internal Revenue Code, or may terminate this Program at any time, but no action shall reduce the then existing amount of any participant’s benefit or adversely change the terms and conditions thereof without the participant’s consent.  No amendment of this Program shall result in any Committee member losing his or her status as a “~~disinterested person~~non-employee director” as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of TCF Financial ~~or result in the program losing its status as a protected plan under said Rule 16b-3~~.  This Program shall expire ten years from the date of its most recent approval by shareholders, unless the shareholders approve renewal of this Program before it expires.

8.                                      SHAREHOLDER APPROVAL

This Program will be submitted to the TCF Shareholders for approval on April ~~27, 2005.~~25, 2012.

TCFIR9352

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2012. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2012. Have your proxy card available when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ATTENDING THE ANNUAL MEETING If you plan to attend the Meeting, please bring a valid form of photo identification. To view or print a copy of the proxy statement or Annual Report, go to www.proxyvote.com. TCF FINANCIAL CORPORATION 200 LAKE STREET EAST MAIL CODE EX0-03-A WAYZATA, MN 55391 M43203-P20055 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except TCF FINANCIAL CORPORATION The Board of Directors recommends that you vote FOR the following: Vote on Directors 1. Election of 15 Directors, each to serve a one-year term Nominees: 01) Raymond L. Barton 02) Peter Bell 03) William F. Bieber 04) Theodore J. Bigos 05) William A. Cooper 06) Thomas A. Cusick 07) Craig R. Dahl 08) Karen L. Grandstrand 09) Thomas F. Jasper 10) George G. Johnson 11) Vance K. Opperman 12) James M. Ramstad 13) Gerald A. Schwalbach 14) Barry N. Winslow 15) Richard A. Zona Vote on Proposals Abstain Against For The Board of Directors recommends you vote FOR the following proposals: 2. Approve an increase in the number of authorized shares under the TCF Financial Incentive Stock Program. 3. Approve the amended and restated Directors Stock Grant Program. 4. Advisory (non-binding) vote on executive compensation as disclosed in the proxy statement. 5. Advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for 2012. For address change and/or comments, please check this box and write them on the back where indicated. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Dear Stockholder, You are invited to attend TCF Financial Corporation's Annual Meeting of Stockholders, which will be held at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 25, 2012, at 3:00 p.m. local time. At the Annual Meeting you will be asked to vote on the five proposals listed on the back of this card. Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote these shares by telephone or by Internet. Of course, you may also vote by mail by returning this completed proxy card in the postage-paid envelope provided (follow the instructions on the reverse side). Internet or telephone voting actually costs TCF less than proxy card voting by mail, so I encourage you to consider it If you received more than one proxy card, please vote each card. Remember, you can vote in person at the Annual Meeting even if you do so now. Sincerely, William A. Cooper Chairman and Chief Executive Officer Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M43204-P20055 TCF FINANCIAL CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS April 25, 2012 The stockholder(s) hereby appoint(s) Neil W. Brown and Joseph T. Green, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of TCF Financial Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m. local time on Wednesday, April 25, 2012 (the "Meeting"), at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, and any adjournment or postponement thereof. If there are shares of stock allocated to the stockholder(s) in the TCF Employees Stock Purchase Plan ("ESPP"), Mercer, the ESPP Trustee, is instructed to vote all of such shares at the Meeting, and any adjournment thereof, pursuant to the instructions in the preceding paragraph. These ESPP share instructions are effective only if received by April 20, 2012. The Advisory Committee for the ESPP will vote all shares in the ESPP for which instructions are not received by April 20, 2012. This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and for each proposal. If any of the following items arise, the proxies will vote in their own discretion: (a) any other business which the Board of Directors did not know at least 60 days before the date of the Meeting would be presented at the Meeting; (b) approval of minutes of the prior annual stockholders meeting; (c) election of any person as a Director in place of a nominee who is unable to serve or who for good cause will not serve; and (d) matters incident to the conduct of the Meeting. The stockholder can revoke this proxy after voting it (see proxy statement). PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Address Changes/Comments: (If you noted any Address Change/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE